    As filed with the Securities and Exchange Commission on August 26, 1999
                                                        Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                --------------
                               MCI WORLDCOM, INC.
             (Exact name of registrant as specified in its charter)

         Georgia                   4813                   58-1521612
                             (Primary Standard         (I.R.S. Employer
     (State or other            Industrial          Identification Number)
     jurisdiction of        Classification Code
    incorporation or              Number)
      organization)

                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------
                               Bernard J. Ebbers
                     President and Chief Executive Officer
                               MCI WORLDCOM, Inc.
                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                                 (601) 460-5600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------
                                   Copies to:

              R. Randall Wang, Esq.                             Robert A. Profusek, Esq.
                  Bryan Cave LLP                                James E. O'Bannon, Esq.
             One Metropolitan Square                           Jones, Day, Reavis & Pogue
                211 North Broadway                                599 Lexington Avenue
                    Suite 3600                                  New York, New York 10022
            St. Louis, Missouri 63102                                (212) 326-3939
                  (314) 259-2000

                                --------------

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the proposed merger (the "Merger") of SkyTel Communications, Inc. ("SkyTel") with and into a subsidiary of the Registrant pursuant to the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                          Proposed
                                           Proposed       maximum
 Title of each class of      Amount        maximum       aggregate      Amount of
    securities to be         to be      offering price    offering     registration
     registered(1)       registered(2)     per unit       price(3)        fee(4)
------------------------------------------------------------------------------------
Common Stock, par value
 $.01, and associated
 preferred stock
 purchase rights........   19,034,902        N/A       $1,314,730,704    $365,496
------------------------------------------------------------------------------------
Series C $2.25 Cumula-
 tive Convertible Ex-
 changeable Preferred
 Stock, par value $.01..   3,750,000         N/A        $135,000,000     $37,530
------------------------------------------------------------------------------------
4.5% Convertible Subor-
 dinated
 Debentures due 2003....  $187,500,000       N/A            N/A            N/A
------------------------------------------------------------------------------------
  Total.................      N/A            N/A       $1,449,730,704    $403,026(5)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(footnotes appear on following page)

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(footnotes from previous page)

(1) This Registration Statement relates to: (A)(i) the common stock (the "MCI WorldCom Common Stock"), par value $.01 per share, and associated preferred stock purchase rights of MCI WORLDCOM, Inc. ("MCI WorldCom") and (ii) Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share ("MCI WorldCom Preferred Stock"), of MCI WorldCom which are issuable, or to be reserved for issuance, in the Merger described herein, including 1,157,500 shares of MCI WorldCom Common Stock and associated preferred stock purchase rights issuable in respect of SkyTel Common Stock issuable upon conversion of the SkyTel Preferred Stock (defined herein) and 998,185 shares of MCI WorldCom Common Stock and associated preferred stock purchase rights issuable in respect of SkyTel Common Stock (defined herein) issuable upon exercise of SkyTel employee stock options or pursuant to SkyTel employee benefit plans; and (B) 4.5% Convertible Subordinated Debentures due 2003 (the "Debentures") issuable upon exchange of the MCI WorldCom Preferred Stock, including such indeterminate number of shares of MCI WorldCom Common Stock and associated preferred stock purchase rights issuable upon conversion of the MCI WorldCom Preferred Stock or the Debentures. One preferred stock purchase right attaches to and will be distributed without charge with respect to each share of MCI WorldCom Common Stock registered hereby.

(2) The number of shares to be registered pursuant to this Registration Statement is based on the maximum number of (i) shares of MCI WorldCom Common Stock issuable to common stockholders of SkyTel in the Merger, at an assumed exchange ratio of 0.2778 and assuming that the maximum number of shares of Common Stock, par value $.01 per share ("SkyTel Common Stock"), of SkyTel to be acquired in the Merger for MCI WorldCom Common Stock is 68,520,167 and (ii) shares of MCI WorldCom Preferred Stock issuable to preferred stockholders of SkyTel in the Merger, at an exchange ratio of
    1.00 and assuming that the maximum number of shares of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 ("SkyTel Preferred Stock"), of SkyTel to be acquired in the Merger for MCI WorldCom Preferred Stock is 3,750,000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended, based on (i) in the case of the MCI WorldCom Common Stock, the product of the estimated maximum number of shares of SkyTel Common Stock to be acquired in the Merger (68,520,167) multiplied by the average of the high and low sale prices of SkyTel Common Stock on August 20, 1999 ($19.19) as reported on The Nasdaq National Market and (ii) in the case of the MCI WorldCom Preferred Stock, the product of the estimated maximum number of shares of SkyTel Preferred Stock to be acquired in the Merger (3,750,000) multiplied by the average of the high and low sale prices of SkyTel Preferred Stock on August 24, 1999 ($36.00) as reported on The Nasdaq National Market.

(4) No additional consideration will be received by MCI WorldCom for the issuance of Debentures upon exchange of the MCI WorldCom Preferred Stock, or for the issuance of MCI WorldCom Common Stock and associated preferred stock purchase rights upon the conversion of the MCI WorldCom Preferred Stock or the Debentures. Accordingly, no additional registration fee is required and, pursuant to Rule 457(i), the registration fee is calculated on the basis of the MCI WorldCom Preferred Stock alone.

(5) $296,492 of the Registration Fee was previously paid in connection with SkyTel's Preliminary Proxy Statement filed with the Commission on Schedule 14A on July 2, 1999. Pursuant to Rule 457(b), this amount is not remitted herewith, and only the balance of $106,534 is required to be paid in connection with the filing of this Registration Statement.

[logo]                                                           August 26, 1999

Dear Stockholder:

   You are invited to attend a special meeting of stockholders of SkyTel Communications, Inc. The meeting will be held at 10:00 a.m., Central time, on Wednesday, September 29, 1999, at the Capital Club, 125 South Congress Street, Capital Towers Building, 19th Floor, in Jackson, Mississippi. At the meeting, SkyTel common stockholders will be asked to vote on the adoption of a merger agreement between SkyTel and MCI WORLDCOM, Inc.

   In the merger, SkyTel common stockholders will receive 0.25 of a share of MCI WorldCom common stock for each share of SkyTel common stock they own, so long as the weighted average per share trading price for MCI WorldCom common stock is $80.00 or more for the 20 trading days ending three trading days prior to the completion of the merger. If the weighted average per share trading price for the MCI WorldCom common stock is between $72.00 and $80.00 per share for that period, the exchange ratio will be increased to a number of shares of MCI WorldCom common stock equal to $20.00 divided by the weighted average per share trading price. If the weighted average per share trading price for the MCI WorldCom common stock is $72.00 or less, the exchange ratio will be fixed at 0.2778 of a share of MCI WorldCom common stock for each share of SkyTel common stock.

   Holders of SkyTel preferred stock will receive one share of MCI WorldCom convertible exchangeable preferred stock, which will be a new series of MCI WorldCom preferred stock, in the merger for each share of SkyTel preferred stock they own. The MCI WorldCom convertible exchangeable preferred stock will be convertible into MCI WorldCom common stock on a basis that gives effect to the exchange ratio in the merger and will otherwise have substantially the same terms as the SkyTel preferred stock.

   The SkyTel board of directors has unanimously determined that the merger is fair to and in the best interests of SkyTel and its stockholders. The SkyTel board believes that the long-term value to SkyTel stockholders of an investment in the combined company will more likely than not be superior to the long-term value of an investment in SkyTel as a stand-alone company. Accordingly, the SkyTel board recommends that you vote for adoption of the merger agreement.

   In light of the importance of the proposed merger, we urge you to attend the special meeting in person or to participate by proxy. Please vote your shares as soon as possible after carefully reading and considering the accompanying materials. The accompanying materials contain detailed information on how to vote. If you have any questions, require additional material or need assistance in voting your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.




  [logo]                                    [logo]
   John N. Palmer                           John T. Stupka
   Chairman of the Board                    President and Chief Executive
                                            Officer

   You should consider the matters discussed under "Risk Factors Relating to the Merger" beginning on page 11 of this proxy statement/prospectus before voting.

   The MCI WorldCom common stock is listed on The Nasdaq National Market under the symbol "WCOM." The MCI WorldCom convertible exchangeable preferred stock to be issued in the merger has been approved for listing on The Nasdaq National Market under the symbol "WCOMP," subject to official notice of issuance.

   Neither the Securities and Exchange Commission nor any other securities regulator has approved or disapproved the merger described in this proxy statement/prospectus or the MCI WorldCom stock to be issued in the merger or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

   This document is dated August 26, 1999 and is first being mailed to SkyTel stockholders on or about August 30, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

   This proxy statement/prospectus incorporates important business and financial information about MCI WorldCom and SkyTel from documents that are not included in or delivered with this document. This information is available to you without charge upon either written or oral request. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

           MCI WORLDCOM, Inc.                  SkyTel Communications, Inc.
        500 Clinton Center Drive                 200 South Lamar Street
       Clinton, Mississippi 39056             SkyTel Centre, South Building
     Attention: Investor Relations             Jackson, Mississippi 39201
             Department                    Attention: Vice President--Investor
      Telephone: (877) 624-9266 or                      Relations
                 (601) 460-5600                 Telephone: (601) 944-3800

   If you would like to request documents, please do so by September 22, 1999 in order to receive them before the SkyTel stockholders meeting.

   For additional sources of the documents incorporated by reference and other information about MCI WorldCom and SkyTel, see "Where You Can Find More Information" beginning on page 92.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Questions and Answers About the Meeting and the Merger....................   i
Summary...................................................................   1
  The Companies...........................................................   1
  General.................................................................   1
  The Special Meeting.....................................................   3
  The Merger Agreement....................................................   4
  The Stock Option Agreement..............................................   5
  Regulatory Matters......................................................   5
  Accounting Treatment....................................................   5
  Expenses................................................................   5
  Market Price and Dividend Information...................................   6
  Forward-Looking Statements May Prove Inaccurate.........................   6
  Comparative Per Share Data..............................................   7
  Selected Historical Financial Data......................................   8
Risk Factors Relating to the Merger.......................................  11
The Special Meeting.......................................................  13
  Date, Time and Place....................................................  13
  Purpose of the Special Meeting..........................................  13
  Record Date; Stock Entitled to Vote; Quorum.............................  13
  Vote Required...........................................................  13
  Voting by SkyTel Directors and Executive Officers.......................  13
  Voting of Proxies.......................................................  14
  Revocability of Proxies.................................................  14
  Solicitation of Proxies.................................................  15
  Adjournments............................................................  15
The Companies.............................................................  16
  MCI WorldCom............................................................  16
  SkyTel..................................................................  17
  Material Contracts Between MCI WorldCom and SkyTel......................  17
The Merger................................................................  18
  Background of the Merger................................................  18
  SkyTel's Reasons for the Merger; Recommendation of the SkyTel Board.....  20
  Opinion of Warburg Dillon Read LLC......................................  22
  Interests of SkyTel Directors and Executive Officers in the Merger......  28
  Accounting Treatment....................................................  31
  Form of the Merger......................................................  32
  Merger Consideration....................................................  32
  Conversion of Shares; Procedures For Exchange of Certificates;
   Fractional Shares......................................................  33
  Effective Time of the Merger............................................  34
  Nasdaq Quotation of MCI WorldCom Stock..................................  34
  Delisting and Deregistration of SkyTel Common and Preferred Stock.......  34
  Certain U.S. Federal Income Tax Consequences............................  35
  Regulatory Matters......................................................  36
  Appraisal Rights........................................................  37
  Continuation of SkyTel Employee Benefits................................  37
  Effect on Awards Outstanding Under SkyTel Stock Plans; Warrants.........  38

                                                                           Page
                                                                           ----
  Resale of MCI WorldCom Common Stock and MCI WorldCom Convertible
   Exchangeable Preferred Stock...........................................  39
The Merger Agreement and Stock Option Agreement...........................  40
  The Merger Agreement....................................................  40
  The Stock Option Agreement..............................................  49

Comparative Stock Prices and Dividends....................................  52
Description of MCI WorldCom Capital Stock.................................  54
  General.................................................................  54
  Common Stock............................................................  54
  Preferred Stock.........................................................  55
  Series B Preferred Stock................................................  55
  Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock......  56
  The Exchange Debentures.................................................  63
  Rights Plan.............................................................  70
  Series 3 Preferred Stock................................................  72
  Certain Charter and Bylaw Provisions....................................  73
Comparison of Rights of Shareholders of MCI WorldCom and SkyTel...........  77
  Capitalization..........................................................  77
  Voting Rights...........................................................  77
  Number and Election of Directors........................................  77
  Vacancies on the Board of Directors.....................................  78
  Removal of Directors....................................................  79
  Amendments to Charter...................................................  79
  Amendments to Bylaws....................................................  80
  Shareholder Action......................................................  80
  Notice of Shareholder Action............................................  81
  Special Shareholder Meetings............................................  81
  Limitation of Personal Liability of Directors...........................  81
  Indemnification of Directors and Officers...............................  82
  Dividends...............................................................  84
  Appraisal Rights........................................................  85
  Preemptive Rights.......................................................  86
  Conversion..............................................................  86
  Preferred Stock.........................................................  87
  Special Redemption Provisions...........................................  87
  Rights Plan.............................................................  87
  Shareholder Suits.......................................................  88
  Vote on Extraordinary Corporate Transactions............................  88
  Business Combination Restrictions.......................................  89
Legal Matters.............................................................  91
Experts...................................................................  91
Stockholder Proposals.....................................................  92
Other Matters.............................................................  92
Where You Can Find More Information.......................................  92
Special Note Regarding Forward-Looking Statements.........................  95

 Annexes
    Annex A Agreement and Plan of Merger
    Annex B Stock Option Agreement
    Annex C Fairness Opinion of Warburg Dillon Read LLC

             QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE MERGER

Q:What do I need to do now?

A: If you owned shares of SkyTel common stock as of August 19, 1999, the record date for the special meeting, you are entitled to vote on the merger. Please carefully read the information contained in this document, complete and sign the enclosed form of proxy and return it in the enclosed return envelope as soon as possible, so that your shares of common stock may be represented at the meeting. You can also vote by one of the alternative methods described on page 14. If you send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote for adoption of the merger agreement. If you abstain from voting or do not vote, it will have the effect of a vote against adoption of the merger agreement. An affirmative vote of a majority of the outstanding shares of SkyTel common stock is required to adopt the merger agreement.

   If you owned shares of SkyTel preferred stock as of the record date, you are entitled to receive notice of the meeting, but you are not entitled to vote on the merger.

Q: Can I change my vote after I have submitted my proxy?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting in several ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the Secretary of SkyTel at its headquarters, the address of which is set forth on page 1. Third, you can attend the special meeting and vote in person. You may also revoke your proxy by calling the toll-free number on your proxy card or by voting through the Internet by following the instructions on your proxy card, even if you did not previously vote by either of those methods.

Q: If my shares of SkyTel common stock are held in street name by my broker, will my broker vote my shares for me?

A: Only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adoption of the merger agreement.

Q:Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q: When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger as promptly as practicable following the adoption of the merger agreement at the special meeting of SkyTel stockholders.

Q:Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this document or the enclosed proxy, you should contact:

   MacKenzie Partners, Inc.
   156 Fifth Avenue
   New York, New York 10010
   Telephone: call collect (212) 929-5500
   or call toll-free (800) 322-2885

                                    SUMMARY

   This summary, together with the preceding Questions and Answers section, highlights selected information from this proxy statement/prospectus and does not contain all of the information that may be important to you. To understand the merger fully and for a more complete description of the terms of the merger, you should carefully read this entire document and the other documents to which we have referred you. See "Where You Can Find More Information" beginning on page 92. We have included page references to direct you to a more complete description of the topics presented in this summary.
                            The Companies (page 16)

MCI WORLDCOM, Inc.
500 Clinton Center Drive
Clinton, Mississippi 39056
(877) 624-9266 or
(601) 460-5600

   MCI WorldCom is a global leader in telecommunications services with 1998 pro forma revenues of more than $30 billion and established operations in over 65 countries encompassing the Americas, Europe and the Asia-Pacific regions. MCI WorldCom is one of the first major facilities-based telecommunications companies with the capability to provide consumers and businesses with high quality local, long distance, Internet, data and international communications services over its global networks.

SkyTel Communications, Inc.
200 South Lamar Street
SkyTel Centre, South Building
Jackson, Mississippi 39201
(601) 944-3800

   SkyTel is a leading provider of wireless messaging services in the United States. SkyTel operates a one-way messaging network which features FLEX(TM) technology and an advanced messaging network that uses spectrum allocated by the Federal Communications Commission for narrowband personal communication services. Services available on the advanced messaging network include advanced text messaging with guaranteed delivery, interactive two-way messaging and fixed location services. As of June 30, 1999, SkyTel had 999,000 domestic one-way paging units and 490,900 advanced messaging units in service. Through its subsidiaries and joint ventures, SkyTel also operates nationwide one-way messaging systems in 11 countries in Latin America, and provides its subscribers with access to an international network that interconnects the one-way systems in Latin America with SkyTel's systems in the United States and the systems of other carriers in various countries.

                                    General

What SkyTel Stockholders Will Receive in the Merger (page 32)

   Common Stockholders. In the merger, SkyTel common stockholders will receive the number of shares of MCI WorldCom common stock for each share of SkyTel common stock they own determined by dividing $20.00 by the average of the volume weighted averages of the trading prices of MCI WorldCom common stock on The Nasdaq National Market as reported by Bloomberg Financial Markets for the 20 trading days ending on the third trading day before the completion of the merger. This exchange ratio is subject to the following two adjustments:

  . if the average trading price of MCI WorldCom common stock as calculated above exceeds $80.00, the exchange ratio will be fixed at 0.25; and

  . if the average trading price falls below $72.00, the exchange ratio will be fixed at 0.2778.

   This means that it is possible that each share of SkyTel common stock will be valued in the merger at more or less than $20.00, since the number of shares of MCI WorldCom common stock received for each share of SkyTel common stock will not be less than 0.25 or more than 0.2778 regardless of what happens to the price of MCI WorldCom common stock shortly before the merger. Under the merger agreement, neither MCI WorldCom nor SkyTel may terminate the merger agreement based solely on fluctuations in the price of MCI WorldCom common stock.

   SkyTel common stockholders will receive an amount of cash for any fractional shares which they would otherwise receive in the merger based on the closing price of MCI WorldCom common stock on The Nasdaq National Market on the date the merger is completed.

   Set forth below is a table showing a range of average trading prices of MCI WorldCom common stock, along with entries showing the corresponding exchange ratios and corresponding valuations of a share of SkyTel common stock:

               Average
            Trading Price          Value of a
               of MCI               Share of
              WorldCom               SkyTel
               Common     Exchange   Common
                Stock      Ratio     Stock
            ------------- -------- ----------
               $84.00      .2500     $21.00
                83.00      .2500      20.75
                82.00      .2500      20.50
Exchange        81.00      .2500      20.25
Ratio   n       80.00      .2500      20.00
Limitation      79.00      .2532      20.00
                78.00      .2564      20.00
                77.00      .2597      20.00
                76.00      .2632      20.00
                75.00      .2667      20.00
                74.00      .2703      20.00
Exchange        73.00      .2740      20.00
Ratio    n      72.00      .2778      20.00
Limitation      71.00      .2778      19.72
                70.00      .2778      19.45
                69.00      .2778      19.17
                68.00      .2778      18.89

   For a SkyTel stockholder who owns 100 shares of SkyTel common stock, if the exchange ratio was 0.2632, for example, this would translate into 26.32 shares of MCI WorldCom common stock. Since cash will be paid instead of fractional shares, that SkyTel stockholder would receive 26 shares of MCI WorldCom common stock and a check in an amount equal to the fractional share multiplied by the closing price of MCI WorldCom common stock on the date the merger is completed.

   We urge you to look up current market information for the MCI WorldCom common stock. You may call, toll-free, 877-624-9266 until the date of the special meeting to hear what the exchange ratio would be if the merger were completed on that day. However, because the exchange ratio will not be determined until the third trading day before the completion of the merger, changes in the price of MCI WorldCom common stock may cause the actual exchange ratio to differ significantly from an exchange ratio that is calculated based on the price of MCI WorldCom common stock on or before the date of the special meeting.

   Preferred Stockholders. In the merger, holders of SkyTel $2.25 cumulative convertible exchangeable preferred stock, which we refer to as SkyTel preferred stock, will receive one share of MCI WorldCom series C $2.25 cumulative convertible exchangeable preferred stock, which we refer to as MCI WorldCom convertible exchangeable preferred stock, for each share of SkyTel preferred stock they own. The MCI WorldCom convertible exchangeable preferred stock will be a new series of MCI WorldCom preferred stock and will have terms which are substantially identical to the SkyTel preferred stock, except that it will convert into shares of MCI WorldCom common stock rather than shares of SkyTel common stock, with the conversion ratio adjusted for the exchange ratio in the merger.

Ownership of MCI WorldCom Following the Merger

   Based on the number of outstanding shares of SkyTel common stock on the record date, we anticipate that holders of SkyTel common stock will receive between 15.1 million and 16.7 million shares of MCI WorldCom common stock in the merger, depending on the exchange ratio. Based on those numbers and the number of outstanding shares of MCI WorldCom common stock on the record date, following the merger, former SkyTel common stockholders will own less than 1% of the outstanding shares of MCI WorldCom common stock.

No Appraisal Rights (page 37)

   SkyTel common and preferred stockholders will not have appraisal rights in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger (page 35)

   The merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes, so that holders of SkyTel common and preferred stock would not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of their SkyTel stock for MCI WorldCom stock in the merger, except for cash received instead of fractional shares of MCI WorldCom common stock.

   Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

Board of Directors Recommendation to Stockholders (page 22)

   The SkyTel board of directors believes that the merger is fair to and in the best interests of SkyTel and its stockholders and unanimously recommends that the SkyTel common stockholders vote for the adoption of the merger agreement.

   To review certain risks related to the merger as well as the background and reasons for the merger in greater detail, see pages 11-12 and 18-22.

Fairness Opinion of Warburg Dillon Read LLC (page 22)

   In deciding to approve the merger, the SkyTel board of directors considered the opinion, as of the date of the merger agreement, of SkyTel's financial advisor, Warburg Dillon Read LLC, as to the fairness of the consideration to be received by SkyTel stockholders in the merger from a financial point of view. This opinion is attached as Annex C to this document. We encourage you to read this opinion carefully.

Interests of SkyTel Directors and Executive Officers in the Merger (page 28)

   Some of the directors and executive officers of SkyTel have employment or severance agreements, retention agreements, indemnification agreements, restricted shares and stock options that provide them with interests in the merger that may be different from, or in addition to, the interests of SkyTel stockholders generally. You should consider these interests in assessing the merger and the recommendation of the SkyTel board of directors that SkyTel common stockholders vote to adopt the merger agreement.

                         The Special Meeting (page 13)

   The special meeting of SkyTel stockholders will be held at the Capital Club, 125 South Congress Street, Capital Towers Building, 19th Floor, in Jackson, Mississippi, on Wednesday, September 29, 1999 at 10:00 a.m., Central time. The sole purpose of the special meeting is for the SkyTel common stockholders to consider and vote on the adoption of the merger agreement.

Record Date; Voting Power

   SkyTel common stockholders are entitled to receive notice of, and vote at, the special meeting if they owned shares as of the close of business on August 19, 1999, the record date.

   On the record date, there were 60,272,618 shares of SkyTel common stock entitled to vote at the special meeting. Holders of SkyTel common stock will have one vote at the special meeting for each share of SkyTel common stock they owned on the record date.

Vote Required

   The affirmative vote of the holders of a majority of the outstanding shares of SkyTel common stock on the record date is required to adopt the merger agreement.

   SkyTel preferred stockholders are not entitled to vote at the special meeting.

Voting by SkyTel Directors and Executive Officers

   On the record date, directors and executive officers of SkyTel and their affiliates owned and were entitled to vote 2,076,000 shares of SkyTel common stock, or 3.4% of the shares of SkyTel common stock outstanding on the record date. The directors and executive officers of SkyTel have indicated that they intend to vote the SkyTel common stock owned by them for adoption of the merger agreement.

                         The Merger Agreement (page 40)

   The merger agreement is attached as Annex A to this document. We encourage you to read the merger agreement, as it is the principal document governing the merger.

Conditions to the Merger (page 40)

   MCI WorldCom and SkyTel will complete the merger only if they satisfy or, in some cases, waive several conditions, including:

  . holders of a majority of the outstanding shares of SkyTel common stock must adopt the merger agreement;

  . the required approval of the Federal Communications Commission must be obtained;

  . no legal restraints may exist which prevent the completion of the merger or are reasonably likely to have a material adverse effect on MCI WorldCom or SkyTel;

  . MCI WorldCom and SkyTel each must receive letters from Arthur Andersen LLP stating in substance that pooling-of-interests accounting is appropriate for the merger under accounting rules applicable to the merger;

  . shares of MCI WorldCom common stock issuable to SkyTel stockholders must have been approved for listing on The Nasdaq National Market;

  . Jones, Day, Reavis & Pogue must deliver an opinion to SkyTel, and Cravath, Swaine & Moore must deliver an opinion to MCI WorldCom, in each case stating:

    --that the merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of the Internal Revenue Code, and

    --that the parties to the merger agreement will each be a "party to a reorganization" within the meaning of the Internal Revenue Code; and

  . MCI WorldCom and SkyTel must satisfy the representations, warranties and covenants contained in the merger agreement in all material respects.

Termination of the Merger Agreement (page 43)

   1. MCI WorldCom and SkyTel can jointly agree to terminate the merger agreement at any time without completing the merger.

   2. MCI WorldCom or SkyTel can terminate the merger agreement if:

  . MCI WorldCom and SkyTel do not complete the merger by February 28, 2000, subject to extension by either party to May 28, 2000, if the required approval of the Federal Communications Commission has not been obtained by February 28, 2000;

  . the holders of a majority of the outstanding shares of SkyTel common stock do not adopt the merger agreement;

  . a governmental authority or legal action permanently prohibits the completion of the merger or is reasonably likely to have a material adverse effect on either MCI WorldCom or SkyTel; or

  . the other party breached in any material respect any of its representations, warranties or obligations under the merger agreement and has not cured the breach within 30 days.

   3. Before the special meeting, SkyTel can terminate the merger agreement if the SkyTel board of directors receives an unsolicited proposal from a third party to acquire SkyTel on terms determined by the SkyTel board to be more favorable to SkyTel stockholders than the terms of the merger with MCI WorldCom.

   4. MCI WorldCom can terminate the merger agreement if SkyTel or any of its directors or officers participates in discussions with third parties regarding certain takeover proposals or other business transactions in breach of the merger agreement.

Termination Fees (page 43)

   Except as described below, SkyTel must pay MCI WorldCom a termination fee of $25 million if:

  . SkyTel common stockholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known and MCI WorldCom or SkyTel then terminates the merger agreement for the first or second reason described in paragraph 2 above under "--Termination of the Merger Agreement;"

  . SkyTel terminates the merger agreement for the reason described in paragraph 3 above under "--Termination of the Merger Agreement;" or

  . MCI WorldCom terminates the merger agreement for the reason described in paragraph 4 above under "--Termination of the Merger Agreement."

   SkyTel is not required to pay MCI WorldCom the termination fee for the reasons described in the first and third bullet points of the paragraph above unless SkyTel enters into an agreement for or completes any takeover proposal within 12 months of the termination of the merger agreement.

                      The Stock Option Agreement (page 49)

   SkyTel has granted an option to MCI WorldCom to purchase 7,500,000 shares of SkyTel common stock, exercisable at a purchase price of $21.23 per share, subject to adjustment, if certain events occur that entitle MCI WorldCom to receive the termination fee under the merger agreement. Based on the number of outstanding shares of SkyTel common stock on the record date, MCI WorldCom would receive, as a result of exercising the option, 12.4% of the outstanding shares of SkyTel common stock. The option agreement limits to $43.75 million the total amount MCI WorldCom may receive from (1) profits from stock acquired or cash received pursuant to the stock option and (2) any termination fee payable by SkyTel if the merger agreement is terminated.

                          Regulatory Matters (page 36)

   On August 25, 1999, the Federal Communications Commission approved the transfer of control to MCI WorldCom of SkyTel and those subsidiaries of SkyTel that hold FCC licenses and authorizations.

                         Accounting Treatment (page 31)

   MCI WorldCom and SkyTel expect the merger to qualify as a pooling-of-interests transaction, which means that MCI WorldCom and SkyTel will be treated as if they had always been combined for financial reporting purposes.

                               Expenses (page 47)

   Each of MCI WorldCom and SkyTel will bear all expenses it incurs in connection with the merger, except that MCI WorldCom and SkyTel will share equally the costs of filing, printing and mailing this document and the registration statement of which this document is a part and the filing fees incurred in connection with obtaining regulatory approval for the merger under the United States antitrust laws.

Market Price and Dividend Information (page 52)

   Shares of common stock of MCI WorldCom and shares of both common and preferred stock of SkyTel are listed on The Nasdaq National Market. The following table presents:

  . the last reported sale price of one share of MCI WorldCom common stock, as reported on The Nasdaq National Market;

  . the last reported sale price of one share of SkyTel common stock, as reported on The Nasdaq National Market;

  . the market value of one share of SkyTel common stock on an equivalent per share basis; and

  . the average of the high and low bid prices of one share of SkyTel preferred stock, as reported on the over-the-counter market (on May 27, 1999) and the last reported sale price of one share of SkyTel preferred stock, as reported on The Nasdaq National Market (on August 25, 1999), on May 27, 1999, which was the last full trading day before the public announcement of the proposed merger, and on August 25, 1999, which was the last full trading day for which such information could be obtained before the date of this document. The equivalent price per share data for SkyTel common stock has been determined by multiplying the last reported sale price of one share of MCI WorldCom common stock on each of these dates by an assumed exchange ratio of 0.25.

                                                            Equivalent
                                                            Price Per
                                              MCI            Share of
                                            WorldCom SkyTel   SkyTel    SkyTel
                                             Common  Common   Common   Preferred
                   Date                      Stock   Stock    Stock      Stock
                   ----                     -------- ------ ---------- ---------
May 27, 1999...............................  $84.94  $19.31   $21.23    $30.44
August 25, 1999............................   81.38   20.44    20.35     37.00

   Currently there are no outstanding shares of the MCI WorldCom convertible exchangeable preferred stock which will be issued to SkyTel preferred stockholders in the merger. Accordingly, their market price and dividend information have not been included in this document. The MCI WorldCom convertible exchangeable preferred stock has been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

   Neither MCI WorldCom nor SkyTel has ever paid cash dividends on its common stock.

Forward-Looking Statements May Prove Inaccurate (page 95)

   MCI WorldCom and SkyTel have made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements are statements that are not historical facts. Forward-looking statements include statements concerning possible or assumed future results of operations of MCI WorldCom and SkyTel as well as statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions. You should understand that important factors discussed elsewhere in this document and in the documents which we incorporate by reference could affect the future results of MCI WorldCom and could cause those results to differ materially from those expressed in our forward-looking statements.

                           Comparative Per Share Data

   The following table sets forth for MCI WorldCom common stock and SkyTel common stock, for the periods indicated, selected historical per share data and the corresponding unaudited pro forma combined and pro forma equivalent per share amounts, calculated assuming an exchange ratio of either 0.25 or 0.2778 shares of MCI WorldCom common stock and giving effect to the proposed merger. The actual exchange ratio may vary as described in this document. The data presented are based upon the historical consolidated financial statements and related notes of each of MCI WorldCom and SkyTel, which are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 92. This information should be read in conjunction with, and is qualified in its entirety by reference to, the historical consolidated financial statements of MCI WorldCom and SkyTel and related notes thereto. The data presented is not necessarily indicative of the future results of operations of the consolidated companies or the actual results that would have occurred if the merger had been consummated prior to the periods indicated. Neither MCI WorldCom nor SkyTel has ever paid dividends on its common stock.

                                                              SkyTel         SkyTel
                                                   MCI      Pro Forma      Pro Forma
                                                WorldCom/   Equivalent     Equivalent
                             MCI                 SkyTel    (assuming an   (assuming an
                           WorldCom    SkyTel   Pro Forma exchange ratio exchange ratio
                          Historical Historical Combined     of 0.25)      of 0.2778)
                          ---------- ---------- --------- -------------- --------------
Book value per common
 share:
  December 31, 1998.....    $24.51     $(1.06)   $24.27       $6.07          $6.74
  June 30, 1999.........     25.77      (0.84)    25.54        6.39           7.10
Income (loss) per common
 share from continuing
 operations (after
 preferred dividend
 requirement):
 Basic:
  Year ended December
   31, 1996(1)..........     (5.02)     (3.38)    (5.27)      (1.32)         (1.46)
  Year ended December
   31, 1997.............      0.23      (1.87)     0.12        0.03           0.03
  Year ended December
   31, 1998(1)(2).......     (2.02)     (0.57)    (2.02)      (0.51)         (0.56)
  Six months ended June
   30, 1998(1)..........     (0.06)     (0.46)    (0.09)      (0.02)         (0.03)
  Six months ended June
   30, 1999.............      0.85       0.18      0.85        0.21           0.24
 Diluted:
  Year ended December
   31, 1996(1)..........     (5.02)     (3.38)    (5.27)      (1.32)         (1.46)
  Year ended December
   31, 1997.............      0.22      (1.87)     0.12        0.03           0.03
  Year ended December
   31, 1998(1)(2).......     (2.02)     (0.57)    (2.02)      (0.51)         (0.56)
  Six months ended June
   30, 1998(1)..........     (0.06)     (0.46)    (0.09)      (0.02)         (0.03)
  Six months ended June
   30, 1999.............      0.81       0.18      0.81        0.20           0.23

--------
(1) In 1998, MCI WorldCom recorded a pre-tax charge of $196 million in connection with its merger with Brooks Fiber Properties, Inc. on January 29, 1998, the merger with MCI Communications Corporation on September 14, 1998 and certain asset write-downs and loss contingencies. These charges included $21 million for employee severance, $17 million for Brooks Fiber Properties direct merger costs, $38 million for conformance of Brooks Fiber Properties accounting policies, $56 million for exit costs under long-term commitments, $31 million for the write-down of a permanently impaired investment and $33 million related to certain other asset write-downs and loss contingencies. Additionally, in connection with business combinations, MCI WorldCom made allocations of the purchase price to acquired in-process research and development totaling $429 million in the first quarter of 1998 related to the merger with CompuServe Corporation on January 31, 1998 and acquisition of ANS Communications, Inc. from America Online, Inc., on January 31, 1998, $3.1 billion in the third quarter of 1998 related to the merger with MCI Communications, and $2.14 billion in the fourth quarter of 1996 related to the merger with MFS Communications Company.

   (footnotes continued on following page)

   (footnotes continued from previous page)

   Results for 1996 include other after-tax charges of $121 million for employee severance, employee compensation charges, alignment charges, and costs to exit unfavorable telecommunications contracts and a $344 million after-tax write-down of operating assets within MCI WorldCom's non-core businesses. On a pre-tax basis, these charges totaled $600 million.
(2) On September 14, 1998, MCI WorldCom merged with MCI Communications in a transaction accounted for as a purchase. Accordingly, the operating results of MCI Communications are included in MCI WorldCom's historical results from the date of acquisition. If MCI WorldCom's merger with MCI Communications was assumed to have occurred on January 1, 1998, selected pro forma combined per share amounts would reflect basic and diluted loss per common share of $(1.42) for the year ended December 31, 1998.

                       Selected Historical Financial Data

   Selected Historical Financial Data of MCI WorldCom. The selected historical financial data of MCI WorldCom set forth below has been derived from the historical consolidated financial statements of MCI WorldCom as they appeared in MCI WorldCom's Annual Reports on Form 10-K filed with the Securities and Exchange Commission for each of the five fiscal years in the period ended December 31, 1998 and MCI WorldCom's Quarterly Reports on Form 10-Q filed with the Commission for the periods ended June 30, 1999 and June 30, 1998. This data should be read in conjunction with, and is qualified in its entirety by reference to, those financial statements and the related notes thereto. See "Where You Can Find More Information" beginning on page 92.

                           Six Months
                          Ended and At
                            June 30,         Years Ended and At December 31,
                         ---------------  ----------------------------------------
                          1999    1998     1998     1997     1996     1995   1994
                         ------- -------  -------  -------  -------  ------ ------
                                 (In millions, except per share data)
Operating results:
Revenues................ $17,945 $ 4,901  $17,678  $ 7,384  $ 4,449  $3,636 $2,211
Operating income
 (loss).................   3,259     423     (975)   1,018   (1,875)    667     67
Income (loss) before
 extraordinary items....   1,604     (53)  (2,540)     247   (2,233)    257   (124)
Extraordinary items.....     --     (129)    (129)      (3)     (24)    --     --
Net income (loss)
 applicable to common
 shareholders...........   1,572    (195)  (2,700)     218   (2,258)    224   (152)
Preferred dividend
 requirement............     --       13       13       26        1      33     28
Earnings (loss) per
 common share:
Income (loss) before
 extraordinary items
  Basic.................    0.85   (0.06)   (2.02)    0.23    (5.02)   0.58  (0.48)
  Diluted...............    0.81   (0.06)   (2.02)    0.22    (5.02)   0.56  (0.48)
Net income (loss)
  Basic.................    0.85   (0.19)   (2.12)    0.23    (5.07)   0.58  (0.48)
  Diluted...............    0.81   (0.19)   (2.12)    0.22    (5.07)   0.56  (0.48)
Number of weighted
 average shares
  Basic.................   1,855   1,028    1,274      966      445     383    316
  Diluted...............   1,930   1,028    1,274      997      445     439    316
Financial position:
Total assets............ $86,573 $27,082  $86,401  $23,596  $20,843  $6,803 $3,441
Long-term debt..........  13,550   8,971   16,083    7,413    5,356   2,324    794
Subsidiary trust and
 other mandatorily
 redeemable preferred
 securities.............     798     --       798      --       --      --     --
Shareholders'
 investment.............  48,249  15,119   45,003   13,801   13,252   2,281  1,827
Deficiency of earnings
 to combined fixed
 charges and preference
 dividends..............     --      N/A   (1,960)     --    (2,114)    --     (97)
Ratio of earnings to
 combined fixed charges
 and preference
 dividends..............  4.37:1     N/A      --    1.93:1      --   2.12:1    --
Deficiency of earnings
 to fixed charges.......     --      N/A   (1,909)     --    (2,112)    --     (52)
Ratio of earnings to
 fixed charges..........  4.69:1     N/A      --    2.08:1      --   2.53:1    --

(notes relating to financial information on previous page)
--------
(1) On September 14, 1998, MCI WorldCom completed a merger with MCI Communications. The merger with MCI Communications was accounted for as a purchase. Accordingly, the operating results of MCI Communications are included from the date of that acquisition.

(2) In 1998, MCI WorldCom recorded a pre-tax charge of $196 million in connection with a merger with Brooks Fiber Properties, the merger with MCI Communications and certain asset write-downs and loss contingencies. Such charges included $21 million for employee severance, $17 million for Brooks Fiber Properties direct merger costs, $38 million for conformance of Brooks Fiber Properties accounting policies, $56 million for exit costs under long-term commitments, $31 million for the write-down of a permanently impaired investment and $33 million related to certain asset write-downs and loss contingencies. Additionally, in connection with business combinations, MCI WorldCom made allocations of the purchase price to acquired in-process research and development totaling $429 million in the first quarter of 1998 related to a merger with CompuServe and the acquisition of ANS Communications from America Online, $3.1 billion in the third quarter of 1998 related to the merger with MCI Communications and $2.14 billion in the fourth quarter of 1996 related to the merger with MFS Communications.

(3) Results for 1996 include other after-tax charges of $121 million for employee severance, employee compensation charges, alignment charges and costs to exit unfavorable telecommunications contracts and a $344 million after-tax write-down of operating assets within MCI WorldCom's non-core businesses. On a pre-tax basis, these charges totaled $600 million.

(4) In connection with various debt refinancings, MCI WorldCom recognized in 1998, 1997 and 1996 extraordinary items of $129 million, $3 million and $4 million, respectively, net of taxes, consisting of unamortized debt discount, unamortized issuance cost and prepayment fees. Additionally, in 1996 MCI WorldCom recorded an extraordinary item of $20 million, net of taxes, related to a write-off of deferred international costs.

(5) In connection with the conversion of MCI WorldCom series 1 $2.25 cumulative senior perpetual convertible preferred stock, MCI WorldCom made a non-recurring payment of $15 million in 1995 to the holder of the stock, representing a discount to the minimum nominal dividends that would have been payable on the series 1 preferred stock before the September 15, 1996 optional call date of approximately $26.6 million (which amount included an annual dividend requirement of $24.5 million plus accrued dividends to such call date).

(6) As a result of a merger with IDB Communications Group, Inc., MCI WorldCom initiated plans to reorganize and restructure its management and operational organization and facilities to eliminate duplicate personnel, physical facilities and service capacity, to abandon certain products and marketing activities and to take further advantage of the synergies available to the combined entities. Accordingly, in 1994, MCI WorldCom charged $44 million to operations for the estimated costs of such reorganization and restructuring activities, including employee severance, physical facility abandonment and duplicate service capacity.

    Also, during 1994, MCI WorldCom incurred direct merger costs of $15 million, related to the merger with IDB Communications Group. These costs include professional fees, proxy solicitation costs, travel and related expenses and certain other direct costs attributable to the merger with IDB Communications Group.

(7) For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings consist of pretax income (loss) from continuing operations, excluding minority interests in losses of consolidated subsidiaries, and fixed charges consist of pretax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, that portion of rental expense which MCI WorldCom believes to be representative of interest, and distributions on subsidiary trust and other mandatorily redeemable preferred securities and preferred dividends, both of which have been grossed up to a pretax basis utilizing MCI WorldCom's effective tax rate.

(8) For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations, excluding minority interests in losses of consolidated subsidiaries, and fixed charges consist of pretax interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which MCI WorldCom believes to be representative of interest.

   Selected Historical Financial Data of SkyTel. The selected historical financial data of SkyTel set forth below has been derived from financial statements of SkyTel as they appeared in SkyTel's Annual Reports on Form 10-K filed with the SEC for each of the five fiscal years in the period ended December 31, 1998 and SkyTel's Quarterly Reports on Form 10-Q filed with the Commission for the six month periods ended June 30, 1999 and June 30, 1998. These data should be read in conjunction with, and are qualified in their entirety by reference to, those financial statements and the related notes thereto. See "Where You Can Find More Information" beginning on page 92.

                             Six Months
                               Ended
                               and At
                              June 30,     Year Ended and At December 31,
                             ----------  --------------------------------------
                             1999 1998    1998    1997    1996    1995    1994
                             ---- -----  ------  ------  ------  ------  ------
                                 (In millions, except per share data)
Operating results:
Revenues:
  One-way messaging........  $170 $ 173  $  345  $  338  $  312  $  225  $  150
  Advanced messaging.......    96    56     138      33      10       1     --
  International messaging..    14    18      32      31      20      10       3
  Other....................     1     1       3       6       9      10      10
                             ---- -----  ------  ------  ------  ------  ------
    Total revenues.........   281   248     518     408     351     246     163
Operating income (loss)....    33     9      33     (35)   (131)    (58)    (25)
Net income (loss) before
 nonrecurring items........    15   (20)    (23)    (89)   (133)    (34)    (20)
Cumulative effect of a
 change in accounting
 principle(1)..............   --    (58)    (58)    --      --      --      --
Net income (loss)..........    15   (78)    (81)    (89)   (172)    (52)    (20)
Preferred dividend
 requirement...............     4     6      10      13      11       8       8
Net income (loss) to common
 stockholders..............    11   (84)    (91)   (102)   (183)    (60)    (28)
Basic and diluted income
 (loss) per common share
 before cumulative effect
 of a change in accounting
 principles(1).............  0.18 (0.46)  (0.57)  (1.87)  (3.38)  (1.19)  (0.77)
Financial position:
Total assets...............  $626 $ 656  $  633  $  742  $  803  $  851  $  715
Long-term debt.............   327   388     365     398     402     333     274
Total stockholders'
 investment................   137   125     124     196     301     424     366

--------
(1) In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities." This new accounting standard required all companies to expense, on or before March 31, 1999, all start-up costs previously capitalized, and thereafter to expense all costs of start-up activities as incurred. This accounting standard broadly defines start-up activities as one-time activities related to the opening of a new facility, the introduction of a new product or service, the commencement of business in a new territory, the establishment of business with a new class of customer, the initiation of a new process in an existing facility or the commencement of a new operation. SkyTel adopted this new standard as of January 1, 1998. The cumulative effect of this change in accounting principle resulted in a one-time, non-cash expense of $58 million or $1.00 per share for 1998. This expense represented start-up costs incurred primarily in conjunction with the development and construction of SkyTel's Advanced Messaging Network.

                      RISK FACTORS RELATING TO THE MERGER

   Certain risk factors pertaining to investment in MCI WorldCom that could result from the merger are explained in this section. In addition to the other information included and incorporated by reference in this document, you should consider carefully the matters described below in determining whether to adopt the merger agreement.

Stock price fluctuations will affect the value of the MCI WorldCom common stock that SkyTel common stockholders would receive in the merger.

   The relative prices of shares of common stock of SkyTel and MCI WorldCom at the effective time of the merger may vary significantly from the prices as of the date of the merger agreement, the date of this document, the date of the special meeting and the date on which the exchange ratio is determined. These variances may be due to a number of factors, including:

  . changes in the businesses, operations, results and prospects of SkyTel or MCI WorldCom;

  . market assessments of the likelihood that the merger will be completed and the timing of completion;

  . the effect of any conditions or restrictions imposed on or proposed with respect to the combined companies by regulatory agencies due to the merger; and

  .  general market and economic conditions.

   In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price and liquidity of the MCI WorldCom common stock.

   The exchange ratio is capped at 0.2778 if the average of the volume weighted averages of the trading prices of MCI WorldCom common stock during the 20 trading days ending three days before completion of the merger is less than $72.00. There is no minimum initial value for the fraction of a share of MCI WorldCom common stock you will receive in the merger for each share of SkyTel common stock. Accordingly, if the average of the volume weighted averages of the trading prices of MCI WorldCom common stock during the specified period is less than $72.00, the initial value will likely be less than $20.00. SkyTel does not have the right to terminate the merger agreement solely because the initial value is less than $20.00.

   We urge you to look up current market prices for MCI WorldCom common stock and SkyTel common stock. You may call, toll-free, 877-624-9266 until the date of the special meeting to hear what the exchange ratio would be if the merger were completed on that day. However, because the exchange ratio will not be determined until the third trading day before the completion of the merger, you must decide whether or not to vote for or against the merger before knowing the actual exchange ratio. Changes in the price of the MCI WorldCom common stock may cause the actual exchange ratio to differ significantly from an exchange ratio that is calculated based on the price of MCI WorldCom common stock on or before the date of the special meeting.

The price of MCI WorldCom common stock may be affected by factors different from those affecting the price of SkyTel common stock.

   Upon completion of the merger, holders of SkyTel common stock will become holders of MCI WorldCom common stock. MCI WorldCom's business differs from that of SkyTel, and MCI WorldCom's results of operations, as well as the price of MCI WorldCom common stock, may be affected by factors different from those affecting SkyTel's results of operations and the price of SkyTel common stock.

   For a discussion of MCI WorldCom's and SkyTel's businesses and other factors to consider in connection with those businesses, please see MCI WorldCom's and SkyTel's Annual Reports on Form 10-K for the fiscal year ended December 31, 1998 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999. See "Where You Can Find More Information" beginning on page 92.

There has been no public market for the MCI WorldCom preferred stock to be issued in connection with the merger, and its price may be affected by factors different from those affecting the SkyTel preferred stock.

   Upon completion of the merger, holders of SkyTel preferred stock will become holders of MCI WorldCom convertible exchangeable preferred stock. Because shares of the MCI WorldCom convertible exchangeable preferred stock may be converted into shares of MCI WorldCom common stock, those holders should consider the same factors as described above.

   The MCI WorldCom convertible exchangeable preferred stock issuable in the merger, which will be a new series of MCI WorldCom preferred stock, has been approved for listing on The Nasdaq National Market, subject to official notice of issuance. There has been no public market for the shares of MCI WorldCom convertible exchangeable preferred stock to be issued in connection with the merger, and a market for those shares may not develop or, if it does develop, may not be sustained. If an active market for those shares is not developed and sustained, the price of those shares may fluctuate and the liquidity of those shares may be limited.

   Because the value of the MCI WorldCom convertible exchangeable preferred stock will depend, in part, on the underlying value of the MCI WorldCom common stock, SkyTel preferred stockholders cannot be certain that the value of the MCI WorldCom convertible exchangeable preferred stock will be affected by the same factors as the SkyTel preferred stock.

                              THE SPECIAL MEETING

   We are furnishing this proxy statement/prospectus to stockholders of SkyTel as part of the solicitation of proxies from SkyTel common stockholders by the SkyTel board of directors for use at the special meeting.

Date, Time and Place

   We will hold the special meeting at 10:00 a.m., Central time, on Wednesday, September 29, 1999 at the Capital Club, 125 South Congress Street, Capital Towers Building, 19th Floor, in Jackson, Mississippi.

Purpose of the Special Meeting

   At the special meeting, we are asking SkyTel common stockholders to adopt the merger agreement. The SkyTel board of directors:

  . has unanimously determined that the merger is fair to, and in the best interests of, SkyTel and its stockholders;

  .  has unanimously approved the merger agreement; and

  . unanimously recommends that SkyTel common stockholders vote for adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

   Only record holders of SkyTel common stock at the close of business on August 19, 1999, the record date, are entitled to vote at the special meeting. On the record date, 60,272,618 shares of SkyTel common stock were issued and outstanding and held by approximately 3,084 holders of record. Holders of SkyTel common stock on the record date are entitled to one vote per share at the special meeting.

   A quorum is present at the special meeting if a majority of the outstanding shares of SkyTel common stock entitled to vote on the record date is represented in person or by proxy. A quorum is necessary to hold the special meeting. Any shares of SkyTel common stock held in treasury by SkyTel or any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. However, if a new record date is set for the adjourned meeting, then a new quorum will have to be established.

   Once a share of SkyTel common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting unless the holder is present solely to object to the special meeting.

Vote Required

   Each share of SkyTel common stock outstanding on the record date is entitled to one vote at the special meeting. SkyTel preferred stockholders are not entitled to vote on the proposed merger. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of SkyTel common stock on the record date. If a SkyTel common stockholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote against the merger.

Voting by SkyTel Directors and Executive Officers

   At the close of business on the record date, directors and executive officers of SkyTel were entitled to vote 2,076,000 shares of SkyTel common stock, or 3.4% of the shares outstanding on that date. Each SkyTel director and executive officer has indicated his intention to vote the SkyTel common stock owned by him for adoption of the merger agreement.

Voting of Proxies

   All shares of SkyTel common stock represented by properly submitted proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly submitted proxies that do not contain voting instructions will be voted for adoption of the merger agreement.

   If you are a record holder of SkyTel common stock, in order for your shares of SkyTel common stock to be included in the vote, you must vote your shares by one of the following means:

  .  in person;

  . by proxy by completing, signing and dating the enclosed proxy and returning it in the enclosed postage-paid envelope; or

  . by telephone or via the Internet by following the instructions printed on the enclosed proxy.

   If you hold your shares of SkyTel common stock in street name, you must follow the instructions provided by your broker regarding how to instruct your broker to vote your shares. Most banks and brokers have provisions for telephone and Internet voting. Check the material sent to you by them, or call your account representative for more information.

   Shares of SkyTel common stock represented at the special meeting but not voting will be treated as present at the special meeting for determining whether or not a quorum exists for the transaction of all business. This includes shares of SkyTel common stock for which proxies have been received but for which the holders of shares have abstained from voting.

   Only shares of SkyTel common stock voted for adoption of the merger agreement, including properly submitted proxies that do not contain voting instructions, will be counted as favorable votes. If a SkyTel common stockholder abstains from voting or does not vote, either in person or by proxy, it will effectively count as if that SkyTel stockholder had voted against adoption of the merger agreement.

   The persons named as proxies by a SkyTel common stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. However, no proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

   SkyTel's by-laws do not permit any matter other than the proposal stated in the notice of the special meeting to be brought before the special meeting.

Revocability of Proxies

   Mailing the enclosed proxy or voting either by telephone or via the Internet does not preclude a SkyTel common stockholder from voting in person at the special meeting. A SkyTel common stockholder may revoke a proxy at any time prior to the vote at the special meeting by:

  . notifying the Secretary of SkyTel in writing of the revocation of the proxy;

  . submitting a duly executed proxy to the Secretary of SkyTel bearing a later date;

  . calling the toll-free number on the enclosed proxy and changing your vote, even if you did not previously vote by telephone;

  .  submitting a later vote via the Internet; or

  .  appearing at the special meeting and voting in person.

   Simply attending the special meeting, without voting at the meeting, will not constitute revocation of a proxy.

Solicitation of Proxies

   MCI WorldCom and SkyTel will share the costs of preparing this document. SkyTel will bear the cost of soliciting proxies from its common stockholders. In addition to the solicitation by mail, SkyTel directors, officers and employees may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for doing this. SkyTel will have brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of outstanding shares of SkyTel common stock on the record date. SkyTel will reimburse these persons for their reasonable out-of-pocket expenses in doing so.

   MacKenzie Partners, Inc. will assist in the solicitation of proxies by SkyTel. SkyTel will pay MacKenzie Partners customary compensation for this service, and will indemnify MacKenzie Partners against any losses arising out of MacKenzie Partners' proxy soliciting services on behalf of SkyTel.

   SkyTel common stockholders should not send stock certificates with their proxies. Transmittal documents for the surrender of SkyTel common stock certificates will be mailed to SkyTel common stockholders as soon as practicable after completion of the merger.

Adjournments

   The special meeting may be adjourned for the purpose of soliciting additional proxies or for other reasons. Any adjournment may be made by approval of the holders of a majority of the outstanding shares of SkyTel common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists, without notice other than by an announcement made at the special meeting. At the time this document is first being mailed to SkyTel stockholders, SkyTel does not intend to seek a postponement or adjournment of the special meeting. However, if a quorum is not obtained, or if fewer shares of SkyTel common stock than the number required are voted in favor of adopting the merger agreement, the special meeting may be postponed or adjourned in order to permit additional time for soliciting and obtaining additional proxies or votes. Any postponement or adjournment of the special meeting for the purpose of soliciting additional proxies will allow the SkyTel common stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                 THE COMPANIES

MCI WorldCom

   MCI WorldCom is one of the largest telecommunications companies in the United States, serving local, long distance and Internet customers domestically and internationally. Organized in 1983, MCI WorldCom provides telecommunications services to business, government, telecommunications companies and consumer customers through its networks of primarily fiber optic cables, digital microwave and fixed and transportable satellite earth stations. Prior to September 15, 1998, MCI WorldCom was named WorldCom, Inc.

   MCI WorldCom is one of the first major facilities-based telecommunications companies with the capability to provide consumers and businesses with high quality local, long distance, Internet, data and international communications services over its global networks. With service to points throughout the nation and the world, MCI WorldCom provides telecommunications products and services that include:

  .  switched and dedicated long distance and local products

  .  dedicated and dial-up Internet access

  .  wireless services

  .  800 services

  .  calling cards

  .  private lines

  .  broadband data services

  .  debit cards

  .  conference calling

  .  messaging and mobility services

  .  advanced billing systems

  .  enhanced fax and data connections

  .  high speed data communications

  .  facilities management

  .  local access to long distance companies

  .  local access to asynchronous transfer mode-based backbone service

  .  web server hosting and integration services

  .  dial-up networking services

  .  interconnection via network access points to Internet service providers

   MCI WorldCom's core business is communications services, which includes voice, data, Internet, and international services. During each of the last three years, more than 90% of operating revenues were derived from communications services. MCI WorldCom is a holding company for its subsidiaries' operations.

   MCI WorldCom's principal executive offices are located at 500 Clinton Center Drive, Clinton, Mississippi 39056, and its telephone number is (601) 460-5600. Additional information regarding MCI WorldCom is contained in MCI WorldCom's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 92.

SkyTel

   SkyTel is a leading provider of wireless messaging services in the United States. SkyTel operates a one-way messaging network which features FLEX(TM) technology and an advanced messaging network that utilizes spectrum allocated by the FCC for narrowband personal communication services. Services available on the advanced messaging network include advanced text messaging with guaranteed delivery, interactive two-way messaging and fixed location services. As of June 30, 1999, SkyTel had 999,000 domestic one-way paging units and 490,900 advanced messaging units in service. SkyTel, through its subsidiaries and joint ventures, also operates nationwide one-way messaging systems in 11 countries in Latin America, and provides its subscribers with access to an international network that interconnects the one-way systems in Latin America with SkyTel's systems in the United States and the systems of other carriers in various countries.

   SkyTel's principal executive offices are located at 200 South Lamar Street, SkyTel Centre, South Building, Jackson, Mississippi 39201, and its telephone number is (601) 944-3800. Additional information regarding SkyTel is contained in SkyTel's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" beginning on page 92.

Material Contracts Between MCI WorldCom and SkyTel

   MCI WorldCom and SkyTel have entered into services agreements with each other and with their affiliates in the ordinary course of their businesses. MCI WorldCom and its subsidiaries have been engaged in transactions with SkyTel and its subsidiaries aggregating $38.4 million in the first six months of fiscal year 1999, $80.4 million in fiscal year 1998, $64.2 million in fiscal year 1997 and $73.0 million in fiscal year 1996.

   As of the date of this document, neither MCI WorldCom nor SkyTel is aware of any past, present or proposed material relationship between MCI WorldCom or its directors, executive officers or affiliates, on the one hand, and SkyTel or its directors, executive officers or affiliates, on the other hand, except as contemplated by the merger or as described above, since the beginning of 1996.

                                   THE MERGER

Background of the Merger

   From time to time, SkyTel has considered possible acquisitions, strategic alliances, mergers and other forms of business combination transactions. Commencing in the summer of 1998, representatives of SkyTel, including John N. Palmer, the Chairman of SkyTel's board of directors, and John T. Stupka, SkyTel's President and Chief Executive Officer, held informal discussions with various companies in the telecommunications industry that SkyTel's senior management believed might have an interest in discussing possible strategic transactions involving SkyTel. As a part of SkyTel's ongoing review of its strategic alternatives, SkyTel consulted with Warburg Dillon Read LLC, which firm had from time to time performed various financial advisory services for SkyTel.

   During a discussion in early February 1999 initiated by Mr. Palmer, Bernard
J. Ebbers, President and Chief Executive Officer of MCI WorldCom, indicated that MCI WorldCom had internally considered the possibility of pursuing a negotiated business combination transaction with SkyTel and requested that SkyTel contact Charles T. Cannada, Senior Vice President of MCI WorldCom, with regard to the matter. In late February 1999, SkyTel and MCI WorldCom subsequently entered into a confidentiality agreement, and SkyTel furnished financial and operating information to MCI WorldCom.

   On March 23, 1999, Messrs. Palmer and Stupka and other senior executives of SkyTel met with representatives of MCI WorldCom to review SkyTel's business and prospects. Thereafter, the parties exchanged additional business and financial information.

   On April 5, 1999, Messrs. Cannada and Stupka met to discuss a possible business combination. At that meeting, Mr. Cannada indicated that any business combination transaction involving the two companies would (1) have to be structured on a pooling-of-interests basis to assure that it was accretive to MCI WorldCom's earnings and (2) need to have a high likelihood of completion. Mr. Cannada also indicated that MCI WorldCom's preliminary valuation of SkyTel was in the range of $20.00 to $22.00 per share of SkyTel common stock.

   The SkyTel board of directors reviewed the status of the discussions with representatives of MCI WorldCom and other potential strategic partners at a meeting on April 9, 1999 in which representatives of Warburg Dillon Read and Jones, Day, Reavis & Pogue, counsel to SkyTel, also participated. The presentations to and discussions by the SkyTel board included:

  . a review by senior management of conditions in the wireless telecommunications industry generally and SkyTel's existing strategic plan and prospects;

  . a presentation by Jones Day regarding the duties of SkyTel's directors in the circumstances;

  . a review by Warburg Dillon Read of the possible strategic alternatives available to SkyTel;

  . a review by SkyTel management and Warburg Dillon Read of the discussions to date with representatives of MCI WorldCom and other possible strategic partners; and

  . a review by Jones Day of the provisions utilized in other transactions in the telecommunications industry and other regulated industries, including other mergers effected by MCI WorldCom, to assure continuity of employment at the acquired company, and specific measures recommended by Jones Day for consideration in this area (which were change of control agreements, equity rights protections, a change of control plan for employees generally and, if a specific business combination agreement were entered into, a retention bonus arrangement).

   The SkyTel board directed that SkyTel's senior management and the legal and financial advisors continue to explore a possible business combination transaction with MCI WorldCom, as well as pursue other possible strategic alternatives that might be available to SkyTel.

   During the three weeks following the April 9th SkyTel board meeting, representatives of SkyTel and MCI WorldCom, including representatives of Jones Day and Cravath, Swaine & Moore, counsel to MCI WorldCom, began to discuss the possible specific terms of a business combination transaction and conducted additional due diligence reviews. The key terms discussed were provisions to assure that pooling-of-interests accounting would be available for the transaction and provisions requested by MCI WorldCom to assure that there would be a high level of certainty that the transaction would be completed if announced.

   During the three-week period following the April 9th SkyTel board meeting and thereafter, Warburg Dillon Read contacted a number of other companies in the telecommunications industry, including companies previously contacted by SkyTel management, to determine whether they would be interested in pursuing a business combination or other strategic transaction involving SkyTel. While a number of these other companies preliminarily indicated interest in considering a possible strategic transaction, no specific proposals or substantive discussions relating to such a transaction resulted from these efforts.

   The SkyTel board of directors reviewed the status of the discussions with MCI WorldCom, as well as contacts with other telecommunications industry participants, at meetings on May 3 and May 20, 1999. During that period, the parties continued to exchange certain information and had various discussions.

   On May 24, 1999, Mr. Cannada contacted Mr. Stupka to advise him that, while MCI WorldCom had originally considered an exchange ratio of 0.22 of a share of MCI WorldCom common stock for each share of SkyTel common stock, MCI WorldCom was exploring whether it could propose an exchange ratio as high as 0.25. Representatives of the two companies, including Messrs. Palmer, Stupka and Cannada, met on May 25, 1999 to discuss the terms of a possible transaction. Mr. Cannada indicated in that meeting that MCI WorldCom would require a termination fee of 3.5% of the total value of the transaction and an option to purchase 19.99% of the outstanding shares of SkyTel common stock at the implied merger price. Representatives of SkyTel requested that the merger exchange ratio be restructured so as to give SkyTel stockholders protection in the event of a decline in the market price for MCI WorldCom common stock. SkyTel's representatives also requested that the stock option be eliminated and the termination fee be reduced. Following discussions, the representatives of MCI WorldCom indicated, in the May 25th meeting, that MCI WorldCom would be willing to increase the merger exchange ratio to 0.25 of a share of MCI WorldCom common stock for each share of SkyTel common stock only if the remaining key terms proposed by MCI WorldCom were acceptable to SkyTel.

   In subsequent discussions on May 25, 1999, MCI WorldCom proposed to adjust the merger exchange ratio upward in the event that trading prices for MCI WorldCom shares declined, with this protection to cease at $72.00 per share of MCI WorldCom common stock, in exchange for the previously requested stock option and the termination fee. In addition, representatives of MCI WorldCom indicated that MCI WorldCom would be willing to reduce the number of shares of SkyTel common stock subject to the stock option and include a cap on the maximum amount realizable by MCI WorldCom under the termination fee provisions and stock option, as described in "The Merger Agreement and Stock Option Agreement--The Merger Agreement--Termination Fees" beginning on page 43 and "The Merger Agreement and Stock Option Agreement--The Stock Option Agreement-- Limitation on Profits" on page 50, but that MCI WorldCom would not be willing further to increase the merger exchange ratio above 0.25 of a share of MCI WorldCom common stock for each share of SkyTel common stock. Representatives of SkyTel indicated in these discussions that they were willing to continue to pursue a possible transaction on this basis.

   During the period from May 25, 1999 through May 28, 1999, representatives of the parties completed their respective due diligence reviews and negotiated the remaining terms of the proposed merger documents.

   At a meeting of the SkyTel board of directors on May 28, 1999, SkyTel's senior management and representatives of Warburg Dillon Read and Jones Day reported on the discussions with MCI WorldCom. Jones Day again reviewed the duties of the directors in these circumstances. In addition, Jones Day reviewed the terms of the transaction documents, as well as each of the matters relating to the proposed merger in which the SkyTel board of directors and SkyTel's senior management had an interest which could be said to be different from or in addition to the interests of SkyTel stockholders generally. See "-- Interests of SkyTel Directors and Executive Officers in the Merger" beginning on page 28. A representative of Warburg Dillon Read then presented the firm's financial analysis of the proposed merger and orally informed the SkyTel board, which oral advice was subsequently confirmed in writing, that, as of May 28, 1999, in the opinion of Warburg Dillon Read, the exchange ratio for the conversion of SkyTel common stock into MCI WorldCom common stock was fair, from a financial point of view, to the holders of SkyTel common stock and the consideration to be received in the merger by the SkyTel preferred stockholders was fair, from a financial point of view, to those holders. See "--Opinion of Warburg Dillon Read LLC " beginning on page 22. Following discussion, the SkyTel board of directors, by unanimous vote, approved the merger agreement, the stock option agreement and the other transactions contemplated by these agreements.

   In addition, at the May 28th meeting, SkyTel's board of directors, with Messrs. Palmer and Stupka, Jai P. Bhagat and John E. Welsh III abstaining, approved change-of-control agreements for a group of senior managers, including each of SkyTel's executive officers, and the other employment arrangements summarized in "--Interests of SkyTel Directors and Executive Officers in the Merger" beginning on page 28.

   Following the approval of SkyTel's board of directors, the merger and stock option agreements were executed and were publicly announced by the companies on May 28, 1999.

SkyTel's Reasons for Merger; Recommendation of the SkyTel Board

   SkyTel Board Action on May 28, 1999. At its May 28, 1999 meeting, the SkyTel board of directors unanimously:

  . determined that the merger is fair to and in the best interests of SkyTel and its stockholders;

  . approved the merger agreement and the transactions contemplated by that agreement, including the stock option agreement;

  . resolved to recommend that SkyTel common stockholders adopt the merger agreement; and

  . directed that the merger agreement be submitted for consideration by SkyTel's common stockholders.

   SkyTel's Reasons for the Merger. The SkyTel board of directors believes that the long-term value to SkyTel stockholders of an investment in the combined company will more likely than not be superior to the long-term value of an investment in SkyTel as a stand-alone company.

   The decision of the SkyTel board of directors to approve the merger agreement and recommend its adoption by SkyTel's common stockholders was based upon various factors, including, in addition to the factors mentioned in the prior paragraph and in "--Background of the Merger" beginning on page 18, the following:

  . the judgment, advice and analyses of senior management of SkyTel, including, in addition to their favorable recommendation of the merger, senior management's analysis of conditions in the wireless telecommunications industry, the strategic options available to SkyTel, including SkyTel's continued pursuit of its strategic plan as an independent company, the likelihood of future consolidation in the wireless telecommunications industry and the constraints on SkyTel's ability to take advantage of available opportunities due to SkyTel's reasonably foreseeable size and financial resources;

  . the merger exchange ratio in relation to historical and current trading prices for SkyTel common stock, the provisions of the merger agreement providing for an increase in the merger exchange ratio in the event of a decrease in the market price for MCI WorldCom common stock to as low as $72.00 per share, subject to limitations, and the SkyTel board of directors' understanding, based on information furnished to it, that the merger was expected to be accretive to the per share earnings of the combined company compared to what they would have been on a stand-alone basis (see, however, "Special Note Regarding Forward-Looking Statements" beginning on page 95);

  . the SkyTel board of directors' consideration of the business, financial position, prospects and personnel of SkyTel and MCI WorldCom on a combined basis, including the ability of the combined company more effectively to exploit SkyTel's business opportunities and prospects due to MCI WorldCom's size and financial resources;

  . the presentations by and discussions with senior executives of SkyTel and representatives of Jones Day and Warburg Dillon Read regarding the terms of the merger agreement and the stock option agreement, including
     (1) the conditions to completion of the merger, (2) SkyTel's ability under certain conditions to consider unsolicited alternative business combination proposals, and (3) SkyTel's ability to terminate the agreements in circumstances specified in the merger and stock option agreements and the termination fees payable, and profits realizable, under the merger and stock option agreements (see "--The Merger Agreement" beginning on page 40, including "--Conditions to the Completion of the Merger" beginning on page 40, "--No Solicitation" beginning on page 41, "--Termination" on page 43, "--Termination Fees" beginning on page 43 and "--The Stock Option Agreement" beginning on page 49);

  . Warburg Dillon Read's contacts with other companies in the wireless telecommunications industry on behalf of SkyTel and the firm's and management's analysis of the alternatives available to SkyTel;

  . Warburg Dillon Read's financial analysis of the proposed merger and its opinion described below to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion, the exchange ratio for the conversion of SkyTel common stock into MCI WorldCom common stock was fair, from a financial point of view, to the holders of SkyTel common stock and the consideration to be received in the merger by the SkyTel preferred stockholders was fair, from a financial point of view, to those holders (see "--Opinion of Warburg Dillon Read LLC" beginning on page 22);

  . that the merger is intended to be accomplished on a tax-free basis to the stockholders of SkyTel for U.S. federal income tax purposes, except for cash received by SkyTel common stockholders instead of fractional shares; and

  . the interests of SkyTel's directors and management in the merger as described in "--Interests of SkyTel Directors and Executive Officers in the Merger" beginning on page 28.

   In reaching its decision to approve the merger agreement and to recommend the adoption of the merger agreement to the SkyTel common stockholders, the SkyTel board of directors did not view any single factor as determinative, and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to the various factors.

   Each of the factors listed above was believed by the SkyTel board of directors to support the decision to adopt the merger agreement. The SkyTel board of directors did not specifically adopt Warburg Dillon Read's opinion, but did rely on it in reaching its conclusion that the merger is fair to and in the best interests of SkyTel and its stockholders and considered it an important factor in determining whether to approve the merger agreement.

   The SkyTel board of directors also considered three principal detriments to SkyTel of the merger:

  . the merger would be effected in highly competitive and rapidly changing industry conditions which, among other factors, had resulted in decreases in the market price for SkyTel common stock during 1998 and 1999;

  . as a result of the merger, the benefits of SkyTel's long-term prospects would be shared by SkyTel and MCI WorldCom stockholders, rather than being realized solely by SkyTel's existing stockholders; and

  . the terms of the merger and stock option agreements limiting SkyTel's ability to consider other acquisition proposals and requiring the payment by SkyTel of a termination fee in certain circumstances made it more difficult for another potential bidder to propose to acquire SkyTel on a basis that would be superior to that contemplated by the merger agreement, particularly because the stock option agreement would preclude a competitive transaction from being accounted for as a pooling-of-interests.

However, the SkyTel board of directors determined that the foregoing detriments were outweighed by the potential benefits of the merger summarized above, including the opportunity for SkyTel's stockholders to share in the benefits of the combined company's long-term prospects. In addition, as to the third factor relating to the transaction protections sought by MCI WorldCom, the SkyTel board of directors had been advised by management that the protections afforded to the SkyTel common stockholders against the effects of possible decreases in the market price for MCI WorldCom common stock to as low as $72.00 per share had been obtained in the course of negotiation of the terms of the merger essentially in exchange for SkyTel's agreement to MCI WorldCom's request for these transaction protections, and of the view of senior management, based in substantial part on the contacts made with other potential strategic partners and consultation with Warburg Dillon Read, that it was not reasonably likely that a superior proposal was available. Accordingly, the SkyTel board determined that the benefits of the proposed merger outweighed the potential detriments of these specific provisions.

   There can be no assurance, however, that any of the potential benefits considered by the SkyTel board will be realized. See "Risk Factors Relating to the Merger" beginning on page 11 and "Special Note Regarding Forward-Looking Statements" beginning on page 95.

   Recommendation of the SkyTel Board. The SkyTel board of directors believes that the merger is fair to and in the best interests of SkyTel and its stockholders and unanimously recommends that the SkyTel common stockholders vote in favor of adoption of the merger agreement.

Opinion of Warburg Dillon Read LLC

   The SkyTel board of directors retained Warburg Dillon Read to act as its financial advisor in connection with the merger. At the meeting of the SkyTel board of directors held on May 28, 1999, Warburg Dillon Read delivered its oral opinion, subsequently confirmed in writing as of the same day, to the effect that:

  . the exchange ratio for the conversion of SkyTel common stock into MCI WorldCom common stock was fair, from a financial point of view, to the holders of SkyTel common stock; and

  . the consideration to be received in the merger by the SkyTel preferred stockholders was fair, from a financial point of view, to those stockholders.

The following summary of the Warburg Dillon Read opinion is qualified in its entirety by reference to the full text of the opinion. The full text of Warburg Dillon Read's opinion sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken and is attached as Annex C to this document. We urge you to carefully read the Warburg Dillon Read opinion in its entirety.

   The Warburg Dillon Read opinion:

  .  is directed to the SkyTel board of directors;

  . relates to the fairness, from a financial point of view, of the exchange ratio for the conversion of SkyTel common stock into MCI WorldCom common stock and of the consideration to be received in the merger by SkyTel preferred stockholders; and

  . does not constitute a recommendation to SkyTel common stockholders about how to vote at the special meeting.

   In connection with rendering its opinion, Warburg Dillon Read:

  . reviewed certain publicly available information concerning SkyTel and MCI WorldCom;

  . reviewed other financial information concerning SkyTel and MCI WorldCom, including business plans, that was provided to Warburg Dillon Read by SkyTel and MCI WorldCom;

  . discussed the past and current business operations and financial conditions of SkyTel and MCI WorldCom as well as other matters it believed relevant to its inquiry with certain officers and employees of SkyTel and MCI WorldCom; and

  . considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that it deemed relevant.

   In connection with its review, Warburg Dillon Read:

  . did not independently verify any of the foregoing information concerning SkyTel reviewed by Warburg Dillon Read and, with SkyTel's consent, relied on its being complete and accurate in all material respects;

  . assumed that the business plans of SkyTel and MCI WorldCom had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of SkyTel and MCI WorldCom as to the future financial performance of each of their companies;

  . expressed no opinion with respect to those plans or the assumptions on which they were based;

  . assumed that the merger will be consummated in accordance with the terms of the merger agreement; and

  . did not make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of the properties, facilities, other assets or liabilities of SkyTel or MCI WorldCom.

   Warburg Dillon Read's opinion:

  . is necessarily based upon conditions as they existed on May 28, 1999 and should be evaluated based upon these conditions;

  . does not imply any conclusion as to the trading range for MCI WorldCom common stock or the new series of MCI WorldCom convertible exchangeable preferred stock following the merger, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities; and

  . does not address SkyTel's underlying business decision to effect the merger.

   In connection with its opinion, Warburg Dillon Read performed certain financial analyses, which it discussed with the SkyTel board of directors. The material portions of the analyses performed by Warburg Dillon Read in connection with the rendering of its opinion are summarized below.

   No company used in the comparable company analyses described below is identical to SkyTel or MCI WorldCom, and no transaction used in the comparable transactions analysis described below is identical to the proposed merger. Accordingly, an analysis of the results of the analyses described below necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the businesses and other facts that could affect the public trading value or the acquisition value of the companies to which they are being compared.

   Certain business plans relating to SkyTel and MCI WorldCom furnished to Warburg Dillon Read were prepared by the managements of SkyTel and MCI WorldCom, respectively, and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, neither SkyTel nor MCI WorldCom publicly discloses internal business plans of the type SkyTel and MCI WorldCom furnished to Warburg Dillon Read in connection with its analysis of the merger, and such business plans were not prepared with a view towards public disclosure. These business plans were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such business plans. See "Special Note Regarding Forward-Looking Statements" beginning on page 95.

   Historical Stock Price Performance. Warburg Dillon Read reviewed the relationship between movements in stock prices for the period from January 1, 1996 through May 25, 1999 of:

  .  SkyTel common stock;

  . a group of publicly traded peer companies in the paging industry, which included Arch Communications Group, Inc., Metrocall, Inc., PageMart Wireless, Inc. and Paging Network, Inc.;

  . an index of cellular companies which included AirTouch Communications, Inc., Cellular Communications of Puerto Rico, Inc., Centennial Cellular Corporation, Price Communications Corporation, United States Cellular Corporation and Western Wireless Corporation;

  . an index of PCS companies which included Aerial Communications, Inc., Nextel Communications, Inc., Omnipoint Corporation, Powertel, Inc., Sprint PCS Group (Sprint Corporation) and Voicestream Wireless Corporation; and

  .  the Standard & Poor's 500 Index for the period.

   SkyTel Comparable Company Analysis. A comparable company analysis analyzes the operating performance and outlook of a business relative to a group of publicly traded peer companies to determine an implied market trading value. Warburg Dillon Read compared certain financial information of SkyTel with that of the paging companies mentioned above, which Warburg Dillon Read believed to be appropriate for comparison. Warburg Dillon Read compared the multiples of enterprise value (defined as market value of equity securities plus debt, less cash) to the following, with all of the estimates based on analysts' consensus estimates:

  . estimated 1999 revenues, finding a multiple range of 1.7x to 2.6x with a mean of 2.2x for the paging companies;

  . estimated 2000 revenues, finding a multiple range of 1.6x to 2.1x with a mean of 1.9x for the paging companies;

  . estimated 1999 earnings before interest, taxes, depreciation and amortization, or "EBITDA", finding a multiple range of 6.9x to 16.4x with a mean of 7.3x for the paging companies, excluding PageMart Wireless, which Warburg Dillon Read believed not to be comparable for this purpose;

  . estimated 2000 EBITDA, finding a multiple range of 5.9x to 9.2x with a mean of 7.0x for the paging companies; and

  . the number of paging units in service as of March 31, 1999, finding a range of $180 to $258 per unit with a mean of $229 per unit.

   Warburg Dillon Read noted that, other than SkyTel, none of the other paging companies was projected to have positive earnings in 1999. This information implied a valuation range of $12 to $16 per share of SkyTel common stock.

   SkyTel Comparable Transactions Analysis. A comparable transactions analysis provides a valuation range based upon publicly available financial information for companies which have been acquired in selected recent transactions and which are in the same or similar industries as the business being valued. Warburg Dillon Read reviewed and analyzed certain financial, operating and stock market information relating to selected merger transactions involving paging companies. The transactions used in this analysis included the following precedent transactions:

  . Arch Communications Group's acquisition of USA Mobile Communications Holdings, Inc.;

  . MobileMedia Corporation's acquisition of Mobile Communications Corp. of America;

  .  Arch Communications Group's acquisition of Westlink Holdings, Inc.;

  .  Metrocall's acquisition of A+ Network, Inc.;

  .  Metrocall's acquisition of ProNet, Inc.;

  . Metrocall's acquisition of the Advanced Messaging Division of AT&T Wireless, Inc., a subsidiary of AT&T Corporation; and

  .  Arch Communications Group's acquisition of MobileMedia.

   However, Warburg Dillon Read noted that these transactions have taken place over a protracted period and that the older transactions reflect industry dynamics which no longer reflect current industry conditions, while the more recent transactions involve companies and circumstances which differ from the proposed merger of SkyTel and MCI WorldCom and thus are not truly comparable transactions.

   SkyTel Discounted Cash Flow Analysis. A discounted cash flow analysis provides insight into the value of a business based on the anticipated future earnings and capital requirements and the net present value of the subsequent cash flows anticipated to be generated by the assets of such business. Warburg Dillon Read derived ranges of implied firm value of SkyTel if SkyTel were to continue on a stand-alone basis and without giving effect to the merger with MCI WorldCom based upon:

  . the present value of its five-year stream of future cash flows (based on the business plan provided by management of SkyTel from 1999 to 2003); and

  . the anticipated future 2003 exit value based upon a range of multiples of its future 2003 EBITDA.

   Warburg Dillon Read applied several discount rates reflecting a weighted average cost of capital and EBITDA multiples ranging as follows:

                                                                     2003 EBITDA
                                                      Discount Rates  Multiples
                                                      -------------- -----------
One-Way Messaging....................................     12%-14%     4.5x-5.5x
Advanced Messaging...................................     13%-15%     5.5x-7.5x
Corporate............................................     12%-14%     4.5x-5.5x

   Based on the above, Warburg Dillon Read's discounted cash flow analysis implied a valuation range for SkyTel of approximately $17 to $25 per share of SkyTel common stock.

   MCI WorldCom Historical Stock Price Performance. Warburg Dillon Read reviewed the relationship between movements in stock prices for each of the following for the period from May 25, 1994 through May 25, 1999:

  .  MCI WorldCom common stock;

  .  AT&T common stock;

  .  Sprint FON Group common stock;

  . an index of GTE Corporation and Regional Bell Operating Companies, which included Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation and U S WEST, Inc.; and

  .  the Standard & Poor's 500 Index.

   MCI WorldCom Comparable Company Analysis. Warburg Dillon Read compared certain financial information of MCI WorldCom with a group of companies that Warburg Dillon Read believed to be appropriate for comparison. The group included AT&T Corp. and Sprint FON Group (Sprint Corporation).

   Warburg Dillon Read reviewed the multiples of enterprise value compared to the following, which were all based on analysts' consensus estimates:

  .  estimated 1999 revenues, finding a multiple range of 2.9x to 3.lx;

  .  estimated 2000 revenues, finding a multiple range of 2.7x to 2.9x;

  .  estimated 1999 EBITDA, finding a multiple range of 9.5x to 10.0x; and

  .  estimated 2000 EBITDA, finding a multiple range of 8.6x to 9.lx.

   Warburg Dillon Read also reviewed the multiples of equity value compared to the following, which were both based on analysts' consensus estimates:

  .  estimated 1999 earnings, finding a multiple range of 25.7x to 29.lx; and

  .  estimated 2000 earnings, finding a multiple range of 23.3x to 25.0x.

   In addition, Warburg Dillon Read reviewed the following, which were all based on analysts' consensus estimates:

  . estimated 1999 earnings described in the above paragraph to long-term estimated growth in earnings, finding a multiple range of 2.0x to 2.6x;

  . estimated 2000 earnings described in the above paragraph to long-term estimated growth in earnings, finding a multiple range of 1.8x to 2.3x;

  . estimated 1999 EBITDA to estimated growth in EBITDA from 1998 to 2000, finding a multiple range of 0.6x to 1.1x;

  . estimated 1999 earnings described in the above paragraph to total return, which is the sum of long- term estimated growth in earnings and dividend yield, finding a multiple range of 1.8x to 2.4x; and

  . estimated 2000 earnings described in the above paragraph to total return, which is the sum of long- term estimated growth in earnings and dividend yield, finding a multiple range of 1.6x to 2.1x.

These analyses indicated a valuation range of $80 to $95 per share of MCI WorldCom common stock.

   MCI WorldCom Discounted Cash Flow Analysis. Warburg Dillon Read derived ranges of implied firm value of MCI WorldCom (without giving effect to the merger with SkyTel) based upon:

  . the present value of its five-year stream of anticipated future cash flows (based on business plans provided by management of MCI WorldCom from 1999 to 2002 and extrapolated to 2003); and

  . the anticipated future 2003 exit value based upon a range of multiples of its 2003 EBITDA.

This analysis resulted in an implied value for MCI WorldCom ranging from approximately $104 to $120 per share of MCI WorldCom common stock.

   Implied Exchange Ratio. Based on the SkyTel and MCI WorldCom common stock trading prices over the 60-day trading period prior to the issuance of its opinion, Warburg Dillon Read arrived at a range of implied exchange ratios equal to 0.1692 to 0.2524.

   Based on the SkyTel discounted cash flow valuation range of $17 to $25 per share of SkyTel common stock and the MCI WorldCom comparable company valuation range of $80 to $95 per share of MCI WorldCom common stock, Warburg Dillon Read arrived at a range of implied exchange ratios equal to 0.2125 to 0.2632.

   Based on the SkyTel discounted cash flow valuation range of $17 to $25 per share of SkyTel common stock and the MCI WorldCom discounted cash flow valuation range of $104 to $120 per share of MCI WorldCom common stock, Warburg Dillon Read arrived at a range of implied exchange ratios equal to 0.1635 to 0.2083.

   Pro Forma Merger Consequences. Warburg Dillon Read analyzed certain pro forma effects for the 1999 through 2002 period resulting from the merger. This analysis, based upon plans prepared by the management of SkyTel and MCI WorldCom, showed slight earnings per share accretion to MCI WorldCom over this period as a result of the merger.

   SkyTel Preferred Stock. Warburg Dillon Read reviewed the historical trading prices of SkyTel preferred stock. Warburg Dillon Read also compared the current market yield and the volatilities based on the current market values of SkyTel preferred stock with a group of other convertible preferred securities which Warburg Dillon Read believed to be appropriate for comparison. The comparison was based on estimates by Warburg Dillon Read derived from using an arbitrage pricing model. Warburg Dillon Read reviewed the historical market yield for MCI WorldCom's 30-year bond issue. In addition, Warburg Dillon Read reviewed the volatility level for MCI WorldCom's traded options. Based upon the assumptions and estimates used in this analysis, the MCI WorldCom convertible exchangeable preferred stock had an implied theoretical value at least equal to the implied theoretical value of the SkyTel preferred stock.

   Fairness Opinion Process. The preparation of a fairness opinion is a complex process not susceptible to partial analysis or summary descriptions. Warburg Dillon Read believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the processes underlying the analyses set forth in its opinion.

   In performing its analyses, Warburg Dillon Read made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of SkyTel or MCI WorldCom. The analyses which Warburg Dillon Read performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Warburg Dillon Read's analysis of the fairness, from a financial point of view, of the exchange ratio for the conversion of SkyTel common stock into MCI WorldCom common stock to the holders of SkyTel common stock and the consideration to be received in the merger by SkyTel preferred stockholders. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

   Fees Payable to Warburg Dillon Read. Pursuant to an engagement letter dated April 13, 1999, SkyTel agreed to pay Warburg Dillon Read:

  . a fee of $100,000, which was payable following SkyTel's execution of the engagement letter;

  . $100,000 per month thereafter during the term of the engagement, up to a maximum of $250,000, which will be offset against any other transaction fee payable to Warburg Dillon Read by SkyTel; and

  . a fee equal to 0.4% of the aggregate amount of the consideration of the merger at closing, or $7.6 million as of May 28, 1999, 25% of which was payable on announcement of the merger with the remainder payable upon consummation of the merger.

   SkyTel also agreed to reimburse Warburg Dillon Read for certain out-of-pocket expenses incurred by Warburg Dillon Read in connection with the merger, and agreed, under certain circumstances, to indemnify Warburg Dillon Read and certain related persons against certain liabilities, including liabilities under the U.S. federal securities laws, relating to or arising out of its engagement.

   Warburg Dillon Read is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Warburg Dillon Read:

  . regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes;

  . in the past has rendered certain investment banking and financial advisory services to SkyTel for which Warburg Dillon Read received customary compensation; and

  . in the ordinary course of its business may actively trade the securities of SkyTel and MCI WorldCom for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   Warburg Dillon Read and its affiliates, including UBS AG, may have other business relationships with SkyTel and its affiliates and MCI WorldCom. The SkyTel board of directors retained Warburg Dillon Read based on Warburg Dillon Read's familiarity with SkyTel as well as its substantial experience in transactions such as the merger.

Interests of SkyTel Directors and Executive Officers in the Merger

   Introduction. Some of the members of SkyTel's board of directors and executive officers may have certain interests in the merger that are different from or in addition to the interests of stockholders of SkyTel generally. These additional interests relate to, among other things, the effect of the merger on certain employment and benefit arrangements to which directors and executive officers are parties or under which they have rights. These interests, to the extent material, are described below. The SkyTel board of directors was aware of these interests and considered them, among other things, prior to approving the merger agreement.

   Employment Agreements. SkyTel has entered into an employment agreement with each of John N. Palmer (Chairman), John T. Stupka (President and Chief Executive Officer) and Jai P. Bhagat (Vice Chairman), which expire on April 3, 2004, July 31, 2001 and April 3, 2002, respectively. The employment agreements with Messrs. Palmer and Bhagat provide that if employment is terminated by SkyTel during the term of the agreement, the employee is entitled to the rights, remedies and damages as may be available under law or in equity. Mr. Stupka's agreement provides that if his employment is terminated by SkyTel, or, after a change in control as defined in the agreement, employment is terminated under certain circumstances by Mr. Stupka, he is entitled to salary and some other perquisites for the balance of the term of the agreement. The signing of the merger agreement described in this document constituted a change of control under Mr. Stupka's agreement.

   Change of Control Agreements. In connection with the merger agreement, SkyTel has entered into change of control agreements with each of its key executive officers, including Messrs. Palmer, Stupka and Bhagat, John E. Welsh III (Vice Chairman), Leonard G. Kriss (Senior Vice President, General Counsel and Secretary) and Robert Kaiser (Senior Vice President--Finance and Chief Financial Officer) and other key employees. Messrs. Palmer, Stupka, Bhagat and Welsh are also SkyTel directors. The change of control agreements provide for the payment of severance benefits and the continuation of health and other welfare benefits in the event of a change of control of SkyTel, which would include the merger, if the executive's employment with SkyTel is terminated (1) by SkyTel, or by the acquiring or successor business entity following a change of control, other than for "cause," death or disability, or (2) by the executive for "good reason," in either event within two years after a change of control and in some other circumstances 180 days prior to a change in control. The severance benefits will be an amount equal to two times the sum of (1) the executive's highest annual base salary in effect within two years immediately preceding the change of control plus (2) the average of the executive's annual cash bonus for the two calendar years immediately preceding the change of control. The severance benefit also includes continuation of health and other welfare benefits for two years following a termination of employment that are not less favorable than those to which the executive was entitled before the change of control. The severance benefits payable under the change of control agreements will be reduced by any other cash payments made to the executive under a written employment agreement between the executive and SkyTel for periods after the executive's employment is terminated.

   "Good reason" means any of the following events:

  . the modification of the executive's job title, position or responsibilities without the executive's prior written consent;

  . the change of location where the executive is based to a location more than 35 miles from his or her present location without the executive's prior written consent; or

  . the reduction of the executive's actual or projected annual salary and bonus by more than 10% from the sum of the highest rate of the executive's actual annual base salary and bonus in effect within two years immediately preceding the change of control.

   "Cause" means of any of the following events, so long as the event is demonstrably and materially harmful to SkyTel and certain procedural requirements have been satisfied:

  . the intentional commission by the executive of any act of fraud or embezzlement against SkyTel or any affiliate of SkyTel;

  .  the conviction of the executive of a felony;
  . the intentional or material breach by the executive of any nondisclosure or non-competition/non-solicitation provision of any agreement to which the executive and SkyTel or any of its subsidiaries are parties; or
  . the intentional and continual failure by the executive to perform in all material respects his or her duties and responsibilities and the failure of the executive to cure the same in all material respects within 30 days after written notice from SkyTel.

   The change of control agreements also provide that the executives will receive an additional amount, on an after-tax basis, to compensate for any excise taxes imposed under the U.S. federal income tax laws other than in respect of employee options. In addition, the executives are entitled to reimbursement from SkyTel for the costs and expenses incurred by them in enforcing the agreements.

   As of the date of this document, MCI WorldCom has not informed SkyTel of its intention to terminate the employment of any of SkyTel's executive officers following the merger. However, the estimated severance payments under the change of control agreements that may become payable to SkyTel's executive officers if their employment were terminated immediately following the merger in a manner qualifying for severance benefits are as follows, assuming that the merger is completed on September 30, 1999:

   Name                                                         Severance Amount
   ----                                                         ----------------
   John N. Palmer..............................................   $ 1,395,000
   John T. Stupka..............................................     2,607,347
   Jai P. Bhagat...............................................       955,000
   John E. Welsh III...........................................       955,000
   Robert Kaiser...............................................     1,383,181
   Leonard G. Kriss............................................     1,385,119
   Other (11 persons)..........................................     6,413,122
                                                                  -----------
     Total.....................................................   $15,093,769
                                                                  ===========

   The severance amounts in the table above include excise tax gross-ups of $778,147, $513,181, and $508,076 for Messrs. Stupka, Kaiser and Kriss, respectively. In addition, the severance amount for the eleven "other" persons in the table includes excise tax gross-ups of $2,141,283 in the aggregate.

   Retention Arrangements. SkyTel has entered into retention bonus arrangements with certain key employees, including two of its executive officers, Messrs. Kaiser and Kriss. Under the retention arrangements, key employees are offered retention bonuses equal to 100% of their base salary if they continue as full-time employees for specified periods of time. SkyTel is obligated to pay an aggregate amount of $3,353,103, of which $300,000 and $323,000 will be payable to Messrs. Kaiser and Kriss, respectively. These amounts are payable in two installments, the first of which was paid on August 13, 1999. On that date, SkyTel paid an aggregate amount of $1,676,551.50, including $150,000 and $161,500 to Messrs. Kaiser and Kriss, respectively. The remaining 50% of the bonus is payable:

  . six months following the completion of the merger; or . if the merger agreement is terminated, the earlier of January 31, 2000 and the completion of any other merger in which SkyTel is a constituent corporation.

   If, before a key employee receives 100% of the retention bonus, that employee's employment is terminated by SkyTel for any reason other than cause, as described above, SkyTel must pay the employee any unpaid portion of the bonus within 15 days of termination. No retention bonus is payable, if prior to the date the applicable portion of the bonus is earned, the key employee voluntarily terminates employment, or employment is terminated due to death or disability, or by SkyTel for cause.

   Indemnification. All rights of indemnification from liabilities existing in favor of the current and former directors and current officers of SkyTel and its subsidiaries as provided in their certificates of incorporation, by-laws and existing indemnification agreements of SkyTel will be assumed by the surviving corporation in the merger, and will continue in full force and effect in accordance with the terms of the certificate of incorporation and by-laws of the surviving corporation. Please see "The Merger Agreement and Stock Option Agreement--The Merger Agreement--Indemnification" beginning on page 46 for more information regarding this topic.

   Effects of the Merger on Stock Plans. SkyTel's stock option plans provide that all outstanding options held by directors and executive officers will vest as a result of the merger agreement and the resulting change of control of SkyTel.

   Under SkyTel's 1998 outside directors' stock option plan, upon the occurrence of a change of control, which would include approval of the merger by SkyTel's common stockholders, all options granted under the plan will become fully vested and immediately exercisable. As of the date of this document, directors held options under that plan to purchase the number of shares of SkyTel common stock indicated in the following table:

                                                    Number of   Weighted Average
   Name                                           Option Shares  Exercise Price
   ----                                           ------------- ----------------
   Haley Barbour.................................     9,250         $22.238
   Thomas Barksdale..............................     9,250          22.238
   Jai P. Bhagat.................................       --              --
   Robert Kaiser.................................       --              --
   Gregory B. Maffei.............................     8,615          22.256
   John N. Palmer................................       --              --
   John T. Stupka................................       --              --
   R. Faser Triplett.............................     8,635          22.246
   R. Gerald Turner..............................     8,615          22.256
   E. Lee Walker.................................     8,635          22.246
   John E. Welsh III.............................       --              --

   Each of Messrs. Maffei, Turner and Welsh were granted 50,000 options prior to the adoption of the 1998 outside directors' plan at exercise prices of $23.188, $12.375 and $9.50, respectively. Each such option is currently fully vested and exercisable.

   The number of unvested SkyTel stock options under the 1998 outside directors' stock option plan, as of July 30, 1999, and their value, based on the difference between the aggregate exercise price of the unvested options and the number of shares of SkyTel common stock subject to these options multiplied by $82.50 (the closing price for MCI WorldCom common stock on July 30, 1999, multiplied by an assumed merger exchange ratio of 0.25), held by each of SkyTel's directors are as follows:

                                            Number of Unvested Value of Unvested
   Name                                       Stock Options    Stock Options(1)
   ----                                     ------------------ -----------------
   Haley Barbour...........................       6,949             $ --
   Thomas G. Barksdale.....................       6,949               --
   Gregory B. Maffei.......................       6,949               --
   R. Faser Triplett.......................       6,334               --
   R. Gerald Turner........................       6,949               --
   E. Lee Walker...........................       6,334               --

--------
(1) The exercise price of these options is greater than the price at which the SkyTel common stock was trading on the date of this document.

   Under SkyTel's 1990 executive incentive plan, the execution of the merger agreement caused all options outstanding under the plan to become fully vested and immediately exercisable, subject to completion of the merger. As of the date of this document, executive officers held options under that plan to purchase the number of shares of SkyTel common stock indicated in the following table:

                                                    Number of   Weighted Average
   Name                                           Option Shares  Exercise Price
   ----                                           ------------- ----------------
   John N. Palmer................................    590,000        $ 9.243
   John T. Stupka................................    550,000         12.967
   Jai P. Bhagat.................................    335,000         14.927
   Robert Kaiser.................................    170,000         11.287
   Leonard G. Kriss..............................    205,000         15.601
   John E. Welsh III.............................    435,000         15.783

   SkyTel's long-term management incentive plan provides that all awards under the plan will be immediately payable in the event of a "change of control," which would include approval of the merger by SkyTel's common stockholders. In the event the merger occurs before December 31, 1999, the current 1997-1999 award cycle bonuses will be based on stockholder return calculations through the date of the merger. The aggregate amount that would have been payable thereunder to Messrs. Palmer, Stupka, Bhagat, Kaiser, Kriss and Welsh had the merger occurred as of July 30, 1999 is an award with a dollar value of $621,010.

   SkyTel's short-term management incentive plan provides that all awards under the plan will be immediately payable in the event of a "change of control," which would include adoption of the merger agreement by SkyTel's common stockholders. The annual bonus under the plan for the 1999 calendar year will be subject to the discretion of the compensation committee of SkyTel's board of directors and will continue to be administered after the merger by the individuals who now constitute such committee.

   Other Merger Agreement Provisions. The merger agreement also contains the following additional provisions applicable to SkyTel executive officers, including:

  . during the pooling blackout period, the employment of any individual considered to be an affiliate of SkyTel for pooling-of-interests accounting purposes will not be terminated other than for cause without at least 150 days' prior written notice, the compensation and benefits for the last 120 days of which will reduce such person's severance or termination benefits if such person's employment is terminated during such period, and for six months thereafter, such terminations will require at least five business days' prior written notice;

  . for a period of six months following the merger, MCI WorldCom has agreed to maintain existing SkyTel employee benefits or replace SkyTel benefits with comparable MCI WorldCom benefits;

  . for a period of at least 18 additional months following that six-month period, Empire Merger Inc., the surviving corporation in the merger, has agreed to maintain for SkyTel employees benefits that, in the aggregate, are no less favorable than the aggregate benefits provided to similarly situated employees of MCI WorldCom; and

  . MCI WorldCom has agreed to honor for SkyTel employees credit for their service with SkyTel and its subsidiaries and predecessors for purposes of determining eligibility to participate and nonforfeitability of benefits under MCI WorldCom plans and for purposes of benefit accrual under vacation and severance pay plans.

   See "The Merger--Continuation of SkyTel Employee Benefits" beginning on page 37 for more information on these arrangements.

Accounting Treatment

   The merger is designed to qualify as a "pooling-of-interests" transaction for accounting and financial reporting purposes. Under this method of accounting, at the effective time of the merger, the recorded assets and liabilities of MCI WorldCom and SkyTel will be carried forward to the combined organization at their recorded amounts. Income or loss of the combined organization will include income or loss of MCI WorldCom and SkyTel for the entire fiscal year in which the merger occurs. Additionally, the reported income or loss of the separate corporations for prior periods will be combined and restated as income of the combined organization. Among the conditions to pooling-of-interests accounting treatment of the merger is the requirement that MCI WorldCom issue MCI WorldCom common stock in exchange for at least 90% of the SkyTel common stock outstanding on the date the merger is completed. The obligations of MCI WorldCom and SkyTel to complete the merger are subject to the receipt from Arthur Andersen LLP, the independent auditors for MCI WorldCom and SkyTel, of letters to the effect that pooling-of-interests accounting is appropriate for the merger under Accounting Principles Board Opinion No. 16. See "The Merger Agreement and Stock Option Agreement--The Merger Agreement--Conditions to the Completion of the Merger" beginning on page 40.

   Pursuant to the merger agreement, SkyTel has agreed to use reasonable efforts to cause each person who is an "affiliate," as defined in the rules under the Securities Act of 1933, of SkyTel to enter into an agreement that they will not transfer any securities of MCI WorldCom received in the merger until MCI WorldCom has published financial statements containing at least 30 days of combined results of operations after the effective time of the merger. This restriction is necessary to account for the merger as a pooling-of-interests. See "The Merger--Resale of MCI WorldCom Common Stock and MCI WorldCom Convertible Exchangeable Preferred Stock" on page 39. See "The Merger Agreement and Stock Option Agreement--The Merger--Conditions to the Completion of the Merger" beginning on page 40.

Form of the Merger

   Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, SkyTel will merge with and into Empire Merger Inc., a wholly owned Delaware subsidiary of MCI WorldCom, which following the merger will be renamed SkyTel Communications, Inc.

Merger Consideration

   Common Stock. At the effective time of the merger, each outstanding share of SkyTel common stock, other than treasury stock held by SkyTel and shares held by MCI WorldCom or Empire Merger, will be converted into the right to receive a number of shares of MCI WorldCom common stock equal to the exchange ratio, rounded to the nearest 1/10,000, which will be determined by dividing:

  .  $20.00 by

  . the average, rounded to the nearest 1/10,000, of the volume weighted averages, rounded to the nearest 1/10,000, of the trading prices of MCI WorldCom common stock on The Nasdaq National Market, as reported by Bloomberg Financial Markets or another source to which MCI WorldCom and SkyTel agree, for each of the 20 consecutive trading days ending with the third trading day immediately preceding the effective time of the merger.

However, the exchange ratio will not be less than 0.25 or greater than 0.2778. MCI WorldCom and SkyTel determined the formula for the exchange ratio and its upper and lower limits through arm's-length negotiations.

   As of the effective time of the merger, all shares of SkyTel common stock will no longer be outstanding and will automatically be cancelled and will cease to exist. At that time, each certificate representing any shares of SkyTel common stock will automatically be cancelled and retired and each holder of such certificate will cease to have any rights as a stockholder except the right to receive MCI WorldCom common stock in the merger and any cash in lieu of MCI WorldCom fractional shares.

   The exchange ratio will be proportionately adjusted to reflect any stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction relating to the MCI WorldCom common stock if:

  . MCI WorldCom changes, or establishes a record date for changing, the number of shares of MCI WorldCom common stock issued and outstanding before the effective time of the merger as a result of any of those transactions; and

  . the record date for any of these transactions will be before the effective time of the merger.

   In addition, the exchange ratio will be appropriately adjusted to reflect any extraordinary dividend or extraordinary distribution if MCI WorldCom pays, or establishes a record date for payment of, an extraordinary dividend on, or makes any other extraordinary distribution in respect of, MCI WorldCom common stock.

   Preferred Stock. At the effective time of the merger, each outstanding share of SkyTel $2.25 cumulative convertible exchangeable preferred stock, other than treasury stock held by SkyTel and shares held by MCI WorldCom or Empire Merger, will be converted into the right to receive one share of MCI WorldCom series C $2.25 cumulative convertible exchangeable preferred stock. The terms of this new series of MCI WorldCom preferred stock will be substantially identical to those of SkyTel preferred stock and are described under the heading "Description of MCI WorldCom Capital Stock--Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock" beginning on page 56. As of the effective time of the merger, all shares of SkyTel preferred stock will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. At that time, each holder of a certificate representing any shares of SkyTel preferred stock will cease to have any rights as a stockholder except the right to receive MCI WorldCom convertible exchangeable preferred stock in the merger.

   Treasury Stock; Shares Held by Acquiror. As of the effective time of the merger, shares of treasury stock of SkyTel and SkyTel stock held by MCI WorldCom and Empire Merger will automatically be cancelled and retired and will cease to exist. No consideration will be delivered for those shares in the merger.

   Fractional Shares. SkyTel common stockholders will receive cash for any fractional shares which they would otherwise receive in the merger based on the closing price of MCI WorldCom common stock on The Nasdaq National Market on the date the merger is completed.

Conversion of Shares; Procedures For Exchange of Certificates; Fractional
Shares

   The conversion of SkyTel common stock into the right to receive MCI WorldCom common stock and the conversion of SkyTel preferred stock into the right to receive MCI WorldCom convertible exchangeable preferred stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, The Bank of New York, as exchange agent, will send a transmittal letter to each holder of record of SkyTel stock immediately prior to the effective time of the merger. The transmittal letter will contain instructions for obtaining shares of MCI WorldCom stock in exchange for shares of SkyTel stock. SkyTel stockholders should not return stock certificates with the enclosed proxy.

   After the effective time of the merger, each certificate that previously represented shares of SkyTel common stock will represent only the right to receive the MCI WorldCom common stock into which such shares were converted in the merger and the right to receive cash for any fractional shares of MCI WorldCom common stock, as described below. Similarly, after the effective time of the merger, each certificate that previously represented shares of SkyTel preferred stock will represent only the right to receive the MCI WorldCom convertible exchangeable preferred stock into which such shares were converted in the merger.

   Until holders of certificates previously representing SkyTel stock have surrendered those certificates to the exchange agent for exchange in accordance with the instructions in the transmittal letter, holders will not receive dividends or distributions on the MCI WorldCom stock into which such shares have been converted with a record date after the effective time of the merger. Similarly, they will not receive cash for any fractional shares of MCI WorldCom common stock. When holders surrender their certificates, they will receive any unpaid dividends or other distributions, and any cash for fractional shares of MCI WorldCom stock without interest, subject to applicable escheat or similar laws.

   In the event of a transfer of ownership of any SkyTel stock which is not registered in the records of SkyTel's transfer agent, a certificate representing the proper number of shares of MCI WorldCom stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

  . the certificate is properly endorsed or otherwise is in proper form for transfer; and

  . the person requesting the issuance will (1) pay any transfer or other taxes resulting from the issuance of shares of MCI WorldCom stock to a person other than the registered holder of the certificate or (2) establish to the satisfaction of MCI WorldCom that such tax has been paid or is not applicable.

   All shares of MCI WorldCom common stock issued upon surrender of certificates representing shares of SkyTel common stock and all shares of MCI WorldCom convertible exchangeable preferred stock issued upon surrender of certificates representing shares of SkyTel preferred stock, including any cash paid instead of any fractional shares of MCI WorldCom common stock, will be deemed to have been issued and paid in full satisfaction of all rights relating to those shares of SkyTel common stock or SkyTel convertible exchangeable preferred stock. MCI WorldCom will remain obligated, however, to pay any dividends or make any other distributions declared or made by SkyTel on shares of SkyTel common or preferred stock with a record date before the effective time of the merger and which remain unpaid at the effective time of the merger. If certificates are presented to MCI WorldCom or the exchange agent after the effective time of the merger, they will be cancelled and exchanged as described above.

   No fractional shares of MCI WorldCom common stock will be issued to any SkyTel common stockholder upon surrender of certificates previously representing SkyTel common stock. In addition, no dividend or distribution of MCI WorldCom will relate to fractional share interests, and the fractional share interests will not entitle the owner to vote or to any rights of MCI WorldCom shareholders. Instead, MCI WorldCom will pay SkyTel common stockholders an amount, without interest and less the amount of any withholding taxes, in cash equal to the product obtained by multiplying:

  . the fractional share interest to which the SkyTel common stockholders would otherwise be entitled by

  . the closing price for a share of MCI WorldCom common stock on The Nasdaq National Market on the date on which the merger is completed.

Effective Time of the Merger

   The merger will become effective upon the filing of the certificate of merger with the Delaware Secretary of State or such later time as is agreed upon by MCI WorldCom and SkyTel and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable, but no later than the second business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, unless another date is agreed to by MCI WorldCom and SkyTel.

Nasdaq Quotation of MCI WorldCom Stock

   Common Stock. It is a condition to the completion of the merger that the MCI WorldCom common stock issuable to SkyTel common stockholders in the merger be approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

   Convertible Exchangeable Preferred Stock. MCI WorldCom has agreed to use its reasonable efforts to cause the MCI WorldCom convertible exchangeable preferred stock that will be issuable to SkyTel preferred stockholders in the merger to be listed on a national securities exchange or approved for quotation on The Nasdaq National Market, subject to official notice of issuance, on or before completion of the merger.

   The MCI WorldCom convertible exchangeable preferred stock has been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of SkyTel Common and Preferred Stock

   SkyTel common and preferred stock are admitted for trading on The Nasdaq National Market and are registered under the Securities Exchange Act of 1934. If the merger is completed, neither the SkyTel common stock nor the SkyTel preferred stock will be quoted on The Nasdaq National Market. Additionally, the SkyTel common stock and preferred stock will be deregistered under the Exchange Act.

Certain U.S. Federal Income Tax Consequences

   General. In the opinion of Jones, Day, Reavis & Pogue, this section discusses the material U.S. federal income tax consequences of the merger to United States persons who hold shares of SkyTel common stock and SkyTel preferred stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. It does not discuss tax consequences that may be relevant to holders of SkyTel common stock or SkyTel preferred stock entitled to special treatment under U.S. federal income tax law (including, without limitation, dealers in securities or foreign currency, tax-exempt organizations, banks, trusts, insurance companies, persons that hold SkyTel common stock or SkyTel preferred stock as part of a straddle, a hedge against currency risk or as a constructive sale or conversion transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities and foreign persons, including foreign individuals, partnerships and corporations), or to holders who acquired their SkyTel common stock or SkyTel preferred stock pursuant to the exercise or cancellation of employee stock options or otherwise as compensation. This discussion also does not describe tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

   Consequences of the Merger. Consummation of the merger is conditioned upon, among other things, the receipt of opinions of Jones, Day, Reavis & Pogue, counsel to SkyTel, and Cravath, Swaine & Moore, counsel to MCI WorldCom, each dated as of the effective date of the merger, stating that, on the basis of the facts, representations and assumptions set forth in such opinions, (1) the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (2) MCI WorldCom, Empire Merger and SkyTel will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

   Assuming that the merger is consummated in accordance with the terms of the merger agreement and as described in this document, and assuming that the representations and assumptions set forth in the opinions of counsel referred to above will be true, correct, and complete at the effective time of the merger, under current law:

  .  the merger will qualify as a "reorganization" within the meaning of
     Section 368(a) of the Internal Revenue Code; and

  . MCI WorldCom, Empire Merger and SkyTel will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

   This conclusion is based on the Internal Revenue Code, Treasury Department regulations promulgated thereunder and in effect as of the date hereof, current administrative rulings and practice and judicial precedent, all of which are subject to change, possibly with retroactive effect. Any change in law or failure of the factual representations and assumptions to be true, correct and complete in all material respects could alter the tax consequences discussed herein. The parties will not request and the merger is not conditioned upon a ruling from the Internal Revenue Service as to any of the U.S. federal income tax consequences of the merger. As a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions set forth in this discussion.

   As a result of the merger qualifying as a reorganization:

  . holders of SkyTel common stock or SkyTel preferred stock who exchange their SkyTel stock for MCI WorldCom common stock or MCI WorldCom convertible exchangeable preferred stock in the merger will not recognize gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, they receive instead of a fractional share of MCI WorldCom common stock;

  . each holder's aggregate tax basis in the MCI WorldCom stock received in the merger will be the same as his or her aggregate tax basis in the SkyTel stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest in MCI WorldCom common stock for which cash is received;

  . the holding period of the MCI WorldCom stock received in the merger by a holder of SkyTel stock will include the holding period of SkyTel stock that he or she surrendered in the merger; and

  . no income, gain or loss will be recognized by SkyTel, MCI WorldCom, or Empire Merger as a result of the merger.

   A holder of SkyTel common stock who receives cash instead of a fractional share of MCI WorldCom common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the MCI WorldCom common stock that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any such capital gain will be subject to a maximum U.S. federal income tax rate of 20% if the individual has held his or her SkyTel common stock for more than 12 months at the effective time of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

   Backup withholding. Certain noncorporate holders of SkyTel common stock may be subject to backup withholding at a rate of 31% on cash payments received in lieu of fractional shares of MCI WorldCom common stock. Backup withholding will not apply, however, to a holder of SkyTel common stock who:

  . furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 (or successor form) included in the letter of transmittal to be delivered to holders of SkyTel common stock following consummation of the merger;

  . provides a certification of foreign status on Form W-8 (or successor form); or

  .  is otherwise exempt from backup withholding.

   Tax laws are complex and the tax consequences to any particular holder of SkyTel common stock or SkyTel preferred stock may be affected by matters not discussed above. As a result, each SkyTel stockholder is urged to consult his or her personal tax advisor concerning the applicability to him or her of this discussion, as well as of any other tax consequences of the merger.

Regulatory Matters

   FCC Approvals. The Federal Communications Commission, which we refer to as the FCC, was requested to approve the transfer of control to MCI WorldCom of SkyTel and those subsidiaries of SkyTel that hold FCC licenses and authorizations. The FCC decided that MCI WorldCom is qualified to control such licenses and authorizations, and that the transfer is consistent with the public interest, convenience and necessity. In particular, the FCC examined, among other things, the competitive impact of the merger and other benefits and alleged detriments to the public.

   On June 17, 1999, SkyTel and MCI WorldCom filed the required applications with the FCC. As required, the FCC sought public comments on the applications. The deadline for filing protests to the application has passed and none were filed. On August 25, 1999, the FCC granted the necessary consent to the transfer of control. This action is effective as of August 25, 1999.

   United States Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On June 23, 1999, MCI WorldCom and SkyTel each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The Antitrust Division granted early termination for the required waiting periods under the Hart-Scott-Rodino Act on July 13, 1999. However, at any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking (1) to prevent the merger,
(2) to rescind the merger, or (3) to conditionally approve the merger upon the divestiture of substantial assets of MCI WorldCom or SkyTel. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

   General. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. We cannot assure you that:

  . MCI WorldCom or SkyTel will be able to satisfy or comply with such conditions;

  . compliance or non-compliance will not have adverse consequences for MCI WorldCom after completion of the merger; or

  . the required regulatory approvals will be obtained within the time frame contemplated by MCI WorldCom and SkyTel and referred to in this document or on terms that will be satisfactory to MCI WorldCom and SkyTel.

   See "The Merger Agreement and Stock Option Agreement--The Merger Agreement-- Conditions to the Completion of the Merger" beginning on page 40.

Appraisal Rights

   Under Delaware corporate law, holders of SkyTel common and preferred stock are not entitled to appraisal rights in connection with the merger because, on the record date, SkyTel common and preferred stock were designated and quoted for trading on The Nasdaq National Market and will be converted into shares of MCI WorldCom common stock or MCI WorldCom convertible exchangeable preferred stock, which at the effective time of the merger will be listed on The Nasdaq National Market.

Continuation of SkyTel Employee Benefits

   MCI WorldCom has agreed that, for the six-month period following the effective time of the merger, it will cause Empire Merger, which will be the surviving corporation in the merger, to:

  .  maintain SkyTel benefit programs provided before the effective time; or

  . replace all or any of those programs with programs that are maintained for similarly situated employees of MCI WorldCom.

   However, the parties have agreed that the aggregate level of benefits provided during this six-month period will be substantially similar to the aggregate level of benefits provided by SkyTel before the effective time of the merger. For at least 18 months following that six-month period, Empire Merger has agreed to provide benefits to employees of SkyTel that are no less favorable in the aggregate than the benefits provided for similarly situated employees of MCI WorldCom.

   If any of MCI WorldCom's plans become applicable to SkyTel employees, including former SkyTel employees who are not current employees of SkyTel immediately before the effective time of the merger, MCI WorldCom has agreed that those employees will be credited with their service with SkyTel for purposes of:

  . determining eligibility for participation in and nonforfeitability of benefits under that MCI WorldCom plan; and

  . benefit accrual under vacation and severance pay plans but only to the extent that service was credited under similar SkyTel plans.

   In the case of any welfare benefit plans that MCI WorldCom offers to SkyTel employees who are current employees of SkyTel immediately before the effective time of the merger, MCI WorldCom has agreed to waive, or cause Empire Merger to waive, any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent these provisions did not apply to those employees before the plan was made available. MCI WorldCom has also agreed to take into account any expenses incurred by those employees on or before the date the plan was made available for purposes of satisfying deductible, coinsurance and maximum out-of-pocket provisions. SkyTel has agreed to take any actions necessary to prohibit any additional offerings of SkyTel stock options under its employee stock purchase plan after the effective time of the merger.

Effect on Awards Outstanding Under SkyTel Stock Plans; Warrants

   Under the merger agreement, the parties intend that, at the effective time of the merger, MCI WorldCom will assume the stock plans of SkyTel and the agreements to grant SkyTel stock options under those plans, and that those plans will continue in effect following the merger on the same terms and conditions, except for changes to those plans that MCI WorldCom and SkyTel agree are appropriate to give effect to the merger. At the effective time of the merger, each outstanding option to acquire shares of SkyTel common stock will be converted into an option to acquire MCI WorldCom common stock on the same terms and conditions as were applicable to the SkyTel stock option. The number of shares of MCI WorldCom common stock subject to any option will be equal to the number of shares of SkyTel common stock subject to the SkyTel stock option multiplied by the exchange ratio in the merger and rounded down to the nearest whole share. The exercise price per share of MCI WorldCom common stock under any option will be equal to the aggregate exercise price for the shares of SkyTel common stock otherwise purchasable pursuant to that SkyTel stock option divided by the aggregate number of shares of MCI WorldCom common stock to be purchased pursuant to the SkyTel stock option.

   Under the merger agreement, MCI WorldCom agreed that it would take all action necessary for the conversion of the SkyTel stock options outstanding at the effective time of the merger, including reserving, issuing and listing the number of shares of MCI WorldCom common stock that will be subject to the converted options. As of July 30, 1999, the number of shares of SkyTel common stock reserved for issuance under outstanding options to purchase SkyTel common stock was approximately 3,281,505.

   Under the merger agreement, at the effective time of the merger, each outstanding warrant to acquire shares of SkyTel common stock will automatically be converted into an option or right to acquire shares of MCI WorldCom common stock on the same terms and conditions as were applicable under the SkyTel warrant. The number of shares of MCI WorldCom common stock to be subject to any such option or right will be equal to the number of shares of SkyTel common stock subject to the SkyTel warrant multiplied by the exchange ratio in the merger and rounded down to the nearest whole share. The exercise price per share of MCI WorldCom common stock under the warrant will be equal to the aggregate exercise price for the shares of SkyTel common stock otherwise purchasable pursuant to the SkyTel warrant divided by the aggregate number of shares of MCI WorldCom common stock to be purchased pursuant to the SkyTel warrant. As of the date of this document, the only warrant outstanding is in favor of Microsoft Corporation to purchase 409,500 shares of SkyTel common stock.

Resale of MCI WorldCom Common Stock and MCI WorldCom Convertible Exchangeable Preferred Stock

   MCI WorldCom common stock and convertible exchangeable preferred stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any SkyTel stockholder who may be deemed to be an "affiliate" of SkyTel for purposes of Rule 145 under the Securities Act or for purposes of qualifying the merger for pooling-of-interests accounting treatment. It is expected that those affiliates will agree not to transfer any MCI WorldCom common stock or convertible exchangeable preferred stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. In addition, it is expected that these affiliates will agree not to make any such disposition within 30 days before the effective time of the merger, and until after such time as financial results covering at least 30 days of combined operations of MCI WorldCom and SkyTel after the merger have been published.

   The merger agreement requires SkyTel to use reasonable efforts to cause its affiliates to enter into these agreements. MCI WorldCom has also agreed to use reasonable efforts to cause its affiliates to comply with the transfer restrictions referred to in the last sentence of the preceding paragraph.

   This document does not cover resales of MCI WorldCom common stock or convertible exchangeable preferred stock received by any person upon completion of the merger, and no person is authorized to make any use of this document in connection with any such resale.

                THE MERGER AGREEMENT AND STOCK OPTION AGREEMENT

   The following description summarizes the material provisions of the merger agreement and the stock option agreement. You should carefully read the merger agreement and stock option agreement which are attached as Annexes A and B to this document and incorporated herein by reference.

The Merger Agreement

   Conditions to the Completion of the Merger. Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

  . holders of a majority of the outstanding shares of SkyTel common stock having voted to approve the merger agreement;

  .  all necessary consents and approvals of the FCC having been obtained;

  . the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired or been terminated;

  . no judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition being in effect, and no suit, action or proceeding by any governmental entity being pending that (1) would prevent the completion of the merger or (2) otherwise would be reasonably likely to have a material adverse effect, as described below, on MCI WorldCom or SkyTel; provided, however, that each of the parties will use its reasonable efforts to prevent the entry of any legal restraint or prohibition and to appeal as promptly as possible any legal restraint or prohibition that may be entered;

  . the registration statement on Form S-4, of which this document forms a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

  . MCI WorldCom and SkyTel each having received letters dated as of the closing date of the merger from Arthur Andersen LLP stating in substance that pooling-of-interests accounting is appropriate for the merger under Accounting Principles Board Opinion No. 16 and the applicable rules and regulations of the Securities and Exchange Commission; and

  . the shares of MCI WorldCom common stock issuable to SkyTel common stockholders in the merger having been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

   In addition, each party's obligation to effect the merger is also subject to the satisfaction or waiver of the following additional conditions:

  . the representations and warranties of the other party set forth in the merger agreement qualified as to materiality being true and correct, and those not so qualified being true and correct in all material respects, as of the date of the merger agreement and as of the date on which the merger is to be completed, or if such representations and warranties expressly relate to an earlier date, then as of the earlier date;

  . the other party to the merger agreement having performed in all material respects all obligations required to be performed by it under the merger agreement on or before the date on which the merger is to be completed; and

  . SkyTel having received from its legal counsel, Jones, Day, Reavis & Pogue, and MCI WorldCom having received from its legal counsel, Cravath, Swaine & Moore, on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion stating that:

    . the merger will qualify for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code; and

    . that the parties to the merger agreement will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

   The delivery of these opinions will be conditioned upon the receipt by those law firms of customary representation letters from SkyTel and MCI WorldCom in substantially the same forms as attached to the merger agreement.

   The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used in connection with SkyTel or MCI WorldCom, any change, effect, event, occurrence or state of facts:

  . that is materially adverse to the business, financial condition or results of operations of the party and its subsidiaries, taken as a whole; or

  . preventing or materially delaying the completion of the merger, other than any change, effect, event, occurrence or state of facts relating to the economy in general or relating to the industries in which the party operates in general and not specifically relating to such party.

   SkyTel cannot assure you that all of the conditions to the merger will be satisfied or waived by the party permitted to do so. SkyTel cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above, including the requirement that it receive letters that the merger will qualify for pooling-of-interests accounting treatment. SkyTel's decision as to whether or not to resolicit proxies would depend upon the facts and circumstances leading to SkyTel's decision to complete the merger and whether SkyTel believes there has been a material change in the terms of the merger and its effect on SkyTel stockholders. In making its determination, SkyTel would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived, including the requirement that the merger be treated as a pooling-of-interests transaction for accounting purposes, was necessary in order to make the merger fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of SkyTel as an independent entity, market prices for MCI WorldCom common stock at the relevant time and other factors determined to be appropriate by SkyTel's board of directors. If SkyTel determines that a waiver of a condition would have a material adverse effect on the value of the merger to SkyTel stockholders, including the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, it will resolicit proxies before proceeding with the completion of the merger without the satisfaction of that condition.

   No Solicitation. The no solicitation provision of the merger agreement provides that SkyTel will not and will not permit its subsidiaries or its directors, officers and employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries, to directly or indirectly:

  . solicit, initiate or encourage, including by way of furnishing information, or take any other action designed to facilitate, any inquiries or the making of any takeover proposal, as described below; or

  . participate in any discussions or negotiations regarding any takeover proposal.

However, if SkyTel receives a superior proposal, as described below, which was not solicited by it or did not otherwise result from a breach of the no solicitation provision, and the SkyTel board of directors determines in good faith before the special meeting takes place, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to SkyTel stockholders under applicable law, SkyTel may, after first giving written notice of its decision to do so to MCI WorldCom:

  . furnish under a customary confidentiality agreement, as determined by SkyTel after consultation with its outside counsel, information about SkyTel and its subsidiaries to any person making a superior proposal; and

  . participate in discussions or negotiations regarding such superior proposal.

   The no solicitation provision of the merger agreement provides that:

  . the term "takeover proposal" means, other than the transactions contemplated by the merger agreement, any inquiry, proposal or offer from any person relating to:

    -- any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or assets of SkyTel and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of SkyTel or any of its subsidiaries;

    -- any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of any class of equity securities of SkyTel or any of its subsidiaries; or

    -- any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SkyTel or any of its subsidiaries; and

  . the term "superior proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities:

    -- more than 50% of the combined voting power of the shares of SkyTel common stock then outstanding; or

    -- all or substantially all the assets of SkyTel,

    on terms that the SkyTel board of directors determines in its good faith judgment, after consultation with one or more of its financial advisors, to be more favorable to SkyTel's stockholders than the merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the SkyTel board of directors, is reasonably capable of being obtained by the third party.

   Except as expressly permitted by the no solicitation provision of the merger agreement, neither the SkyTel board of directors nor any committee of the board of directors will:

  . withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to MCI WorldCom, the approval or recommendation by the SkyTel board of directors of the merger or the merger agreement;

  . approve or recommend, or propose publicly to approve or recommend, any takeover proposal as defined above; or

  . cause SkyTel to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal, other than any such agreement entered into concurrently with a termination as described in the next sentence in order to facilitate such action.

   However, in response to a superior proposal, which was not solicited by SkyTel or did not otherwise result from a breach of the no solicitation provision of the merger agreement described above, the SkyTel board of directors may terminate the merger agreement, but only at a time before the date of the special meeting and after the fifth business day following MCI WorldCom's receipt of written notice advising MCI WorldCom that the SkyTel board of directors is prepared to accept a superior proposal. SkyTel must pay a fee in the amount of $25 million to MCI WorldCom upon such termination. Further, a termination of the merger agreement in these circumstances would permit MCI WorldCom to exercise the option to purchase SkyTel common stock under the stock option agreement. See "--The Merger Agreement--Termination" and "--The Merger Agreement-- Termination Fees" below.

   Termination. The merger agreement may be terminated at any time before the effective time of the merger, whether before or after adoption of the merger agreement by the SkyTel common stockholders:

  .  by mutual written consent of MCI WorldCom and SkyTel;

  . by MCI WorldCom or SkyTel, if the merger has not been completed by February 28, 2000, except (1) that if on that date all consents, approvals or orders of authorization of, or actions by the FCC have not been obtained, then either MCI WorldCom or SkyTel may cause that date to be extended to May 28, 2000, upon delivery of written notice to the other party; and (2) that this right to terminate the merger agreement will not be available to a party whose failure to perform any of its obligations under the merger agreement has resulted in the failure of the merger to be completed by that date;

  . by MCI WorldCom or SkyTel, if the SkyTel common stockholders do not adopt the merger agreement at the special meeting;

  . by MCI WorldCom or SkyTel, if any legal restraint or prohibition is in effect and has become final and nonappealable (1) preventing the completion of the merger or (2) which otherwise is reasonably likely to have a material adverse effect on SkyTel or MCI WorldCom, except that the party seeking to exercise this right to terminate the merger agreement must have used its reasonable best efforts to prevent the entry of and to remove the legal restraint or prohibition;

  . by MCI WorldCom or SkyTel, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of the condition to the merger relating to its representations, warranties or obligations and is not or cannot be cured within 30 calendar days after receipt of written notice from the non-breaching party;

  . by SkyTel, at any time before the date of the special meeting, in response to a superior proposal which was not solicited by SkyTel and which did not otherwise result from a breach of the provisions of the merger agreement described above under "--The Merger Agreement--No Solicitation," if SkyTel has complied with its notice requirements and paid the termination fee; or

  . by MCI WorldCom, if SkyTel or any of its directors or officers has taken any of the actions that would be prohibited by the covenant described in "--The Merger Agreement--No Solicitation" above.

   Termination Fees. If the merger agreement is terminated:

  . by MCI WorldCom or SkyTel as described above in the second or third clause under "--The Merger Agreement--Termination" above at a time when a takeover proposal has been made to SkyTel or made directly to SkyTel stockholders generally or has otherwise become publicly known or any person has publicly announced an intention to make a takeover proposal;

  . by SkyTel as described above in the sixth clause under "--The Merger Agreement--Termination;" or

  . by MCI WorldCom as described above in the seventh clause under "--The Merger Agreement--Termination,"

then SkyTel must pay MCI WorldCom a $25 million termination fee; except that no termination fee will be payable under the first or third clauses of this section unless SkyTel enters into a letter of intent, agreement in principle, acquisition agreement or other similar agreement concerning, or completes, a takeover proposal involving at least 30% of the stock or assets of SkyTel within 12 months of termination of the merger agreement.

   The merger agreement further provides that if SkyTel fails to pay any termination fee when due, SkyTel must pay the costs and expenses, together with interest on the amount of the termination fee, in connection with any suit by MCI WorldCom to collect payment which results in a judgment against SkyTel for the termination fee.

   Conduct of Business Pending the Merger. Under the merger agreement, SkyTel has agreed that, before the effective time of the merger, SkyTel and its subsidiaries will carry on their businesses in the ordinary course consistent with past practice. To the extent consistent with that obligation, SkyTel has agreed to, and will cause its subsidiaries to, use all commercially reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and employees and to preserve their relationships with those persons having business dealings with them to the end that its ongoing business will be unimpaired at the effective time of the merger.

   In addition, SkyTel has agreed that, among other things and subject to some exceptions, neither it nor any of its subsidiaries will:

  . other than dividends or distributions by a direct or indirect wholly owned subsidiary of SkyTel to its parent, dividends and distributions by SkyTel's other subsidiaries, of which SkyTel receives its proportionate share, and dividends and distributions declared, set aside or paid by SkyTel as required by and in accordance with the terms of its capital stock, (1) declare, set aside or pay any dividends or other distributions on any of its capital stock, (2) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of its capital stock, or (3) purchase, redeem or otherwise acquire any shares of capital stock of SkyTel or its subsidiaries or any other of their securities or any rights, warrants or options to acquire any such securities, other than the purchase, redemption or other acquisition of SkyTel stock options as required by the SkyTel stock plans;

  . issue, deliver, sell, grant, pledge or otherwise encumber any shares of capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such securities, other than (1) issuances of stock options representing in the aggregate not more than 50,000 shares of SkyTel common stock in the ordinary course of business, consistent with past practice, to new employees of SkyTel, (2) in accordance with SkyTel's rights agreement,
     (3) issuances of shares of SkyTel common stock pursuant to outstanding stock options, (4) issuances of SkyTel common stock upon conversion of the SkyTel convertible exchangeable preferred stock, and (5) issuances of SkyTel common stock under the stock option agreement described under "--The Stock Option Agreement" beginning on page 49;

  . amend the certificate of incorporation of SkyTel, the by-laws of SkyTel or other comparable organizational documents;

  . acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice, provided that this will not prohibit (1) any merger or consolidation of a direct or indirect wholly owned subsidiary of SkyTel with and into SkyTel or another direct or indirect wholly owned subsidiary of SkyTel, (2) the sale of a substantial portion of the assets of a direct or indirect wholly owned subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned subsidiary of SkyTel, or (3) the creation of new, wholly owned subsidiaries of SkyTel organized to conduct activities expressly permitted by the merger agreement;

  . sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than
     (1) sales or licenses of finished goods and services in the ordinary course of business consistent with past practice, or (2) sales of any properties or assets of a direct or indirect wholly owned subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned subsidiary of SkyTel;

  . incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of SkyTel or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (1) borrowings under a specified credit, security guaranty and pledge agreement dated as of December 21, 1995 with The Chase Manhattan Bank, Credit Lyonnais and JP Morgan Securities, Inc., (2) borrowings under a specified credit agreement dated December 31, 1998 with Credit Lyonnais New York Branch, (3) short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice, and (4) intercompany indebtedness between SkyTel and any of its wholly owned subsidiaries or between SkyTel's wholly owned subsidiaries;

  . make any loans, advances or capital contributions to, or investments in, any other person;

  . make or agree to make any new capital expenditure or expenditures, other than as set forth in the operating budgets of SkyTel for the fiscal years ending December 31, 1999 and 2000 that were provided to MCI WorldCom before the date of the merger agreement in connection with the negotiations;

  . (1) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements of SkyTel included in the documents filed by SkyTel with the Securities and Exchange Commission or incurred since the date of those financial statements for an amount in cash not to exceed the amount of the specific reserve relating to that claim, liability, obligation or litigation included in such financial statements plus $5,000,000 in the aggregate for all those claims, liabilities, obligations or litigation, or (2) waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which SkyTel or any of its subsidiaries is a party;

  . except as required by law or contemplated by the merger agreement, enter into, adopt or amend in any material respect or terminate any benefit plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement or any other agreement, plan or policy involving SkyTel or its subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations for any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

  . except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of SkyTel or its subsidiaries, or as contemplated in the merger agreement or by the terms of any contract the existence of which does not constitute a violation of the merger agreement, increase the compensation of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of the merger agreement to any such person;

  . take any action that would cause SkyTel's representations and warranties under the merger agreement relating to the absence of certain changes or events, including a material adverse change, to become untrue or incorrect;

  .  authorize, commit or agree to take, any of the foregoing actions; or

  . make any tax election that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability or tax attributes of SkyTel or any of its subsidiaries or settle or compromise any material income tax liability.

   Other Actions. Except as required by applicable law or as expressly permitted by the merger agreement, SkyTel and MCI WorldCom have agreed that neither party nor any of their subsidiaries will voluntarily take any action that would, or that could reasonably be expected to, result in:

  . any of its representations and warranties set forth in the merger agreement or the stock option agreement that are qualified as to materiality becoming untrue at the effective time of the merger;

  . any of its representations and warranties that are not so qualified becoming untrue in any material respect at the effective time of the merger; or

  . any of the conditions to the merger set forth in the merger agreement not being satisfied.

   Notice of Changes. In addition, SkyTel and MCI WorldCom have agreed that each will promptly advise the other orally and in writing if it has knowledge of:

  . any of its representations or warranties and, in the case of MCI WorldCom, any of those made by Empire Merger contained in the merger agreement or the stock option agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect;

  . its failure and, in the case of MCI WorldCom, the failure by Empire Merger to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement or the stock option agreement; and

  . any change or event having, or which is reasonably likely to have, a material adverse effect on it or on the truth of its representations and warranties or the ability of the conditions of the merger to be satisfied.

However, no such notification will affect the representations, warranties, covenants or agreements of the parties, or related remedies, or the conditions to the obligations of the parties under the merger agreement or the stock option agreement.

   Indemnification. Under the merger agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the effective time of the merger, in favor of the current or former directors or officers of SkyTel and its subsidiaries, as provided in their organizational documents as in effect on May 28, 1999 and in any indemnification or other agreements of SkyTel in effect on May 28, 1999, will be assumed by Empire Merger, as the surviving corporation in the merger, and MCI WorldCom and will continue in full force and effect after the merger. This will include rights to advancement of expenses.

   If the surviving corporation or any of its successors or assigns:

  . consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of the consolidation or merger; or

  . transfers or conveys all or substantially all of its properties and assets to any person,

then MCI WorldCom will provide that the successors and assigns of the surviving corporation will assume the obligations regarding indemnification, exculpation and insurance policies set forth in the merger agreement.

   For six years after the effective time of the merger, MCI WorldCom has agreed to maintain in effect:

  . SkyTel's current directors' and officers' liability insurance policy covering acts or omissions occurring before the effective time of the merger for each person covered by SkyTel's directors' and officers' liability insurance policy on May 28, 1999; and

  . SkyTel's current fiduciary liability insurance policies covering acts or omissions occurring before the effective time of the merger for employees who serve or have served as fiduciaries under or with respect to any SkyTel benefit plans, on terms with respect to that coverage and amounts no less favorable than those of the policies in effect on May 28, 1999. MCI WorldCom may substitute policies of MCI WorldCom with respect to coverage and amount no less favorable to those directors, officers or fiduciaries. However, in no event will MCI WorldCom be required to pay aggregate premiums for insurance in excess of 200% of the amount of the aggregate premiums paid by SkyTel in 1998 on an annualized basis, although MCI WorldCom will nevertheless be obligated to provide as much coverage as may be obtained for 200% of that amount.

   Rights Agreement. SkyTel agreed that its board of directors will take all further action reasonably requested in writing by MCI WorldCom to render the stockholder rights under SkyTel's rights agreement dated as of July 26, 1989 inapplicable to the merger and the other related transactions. Except as provided in the merger agreement and the stock option agreement, SkyTel agreed that its board of directors will not, without the consent of MCI WorldCom:

  .  amend the rights agreement; or

  . take any action, or make any determination, relating to the rights agreement, including a redemption of the rights or any action to facilitate a takeover proposal, as described under "--The Merger Agreement--No Solicitation" beginning on page 41.

   Amendment, Extension and Waiver. Subject to applicable law:

  . the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by the SkyTel common stockholders, no amendment may be entered into which requires further approval by SkyTel stockholders or the approval of the shareholders of MCI WorldCom, unless such further approval is obtained; and

  . at any time before the effective time of the merger, a party may in writing, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and, except as to the agreement described above to not amend the merger agreement until all requisite approval by SkyTel stockholders or MCI WorldCom shareholders has been obtained, waive compliance by any other party with any agreements or conditions in the merger agreement.

   Under Section 251(d) of the Delaware General Corporation Law, no amendment to the merger agreement made after the adoption of the merger agreement by the stockholders of SkyTel may, without further stockholder approval, alter or change the amount or kind of shares, securities, cash, property and/or rights to be received by SkyTel stockholders in the merger, or alter or change any terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of stock of SkyTel.

   Expenses; Transfer Taxes. Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the stock option agreement will be paid by the party incurring such fees or expenses, except as otherwise provided in the merger agreement and the stock option agreement; however, MCI WorldCom and SkyTel will share equally the expenses incurred in connection with filing, printing and mailing this document and the registration statement of which it is a part and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Act.

   SkyTel will pay all stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes, including interest, penalties and additions to any such taxes, incurred in connection with the merger and related transactions.

   Representations and Warranties. The merger agreement contains customary representations and warranties relating to, among other things:

  . corporate organization and similar corporate matters of MCI WorldCom, Empire Merger and SkyTel;

  .  subsidiaries of SkyTel;

  .  the capital structure of each of MCI WorldCom, Empire Merger and SkyTel;

  . authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement, the stock option agreement and related matters of MCI WorldCom, Empire Merger and SkyTel;

  . documents filed by each of MCI WorldCom and SkyTel with the Securities and Exchange Commission, the accuracy of information contained in such documents and the absence of undisclosed liabilities of each of MCI WorldCom and SkyTel;

  . the accuracy of information supplied by each of MCI WorldCom and SkyTel in connection with this document and the registration statement of which it is a part;

  .  absence of material changes or events concerning MCI WorldCom or SkyTel;

  . outstanding and pending material litigation relating to MCI WorldCom or SkyTel;

  .  compliance with applicable laws by each of MCI WorldCom and SkyTel;

  .  absence of violations and defaults under contracts of SkyTel;

  .  absence of changes in benefit plans of SkyTel;

  . matters relating to the Employee Retirement Income Security Act of 1974 for SkyTel;

  . filing of tax returns and payment of taxes by each of MCI WorldCom and SkyTel;

  . required stockholder vote of SkyTel and the absence of a required shareholder vote for MCI WorldCom;

  .  satisfaction of state takeover statutes' requirements by SkyTel;

  . the absence of actions by MCI WorldCom or SkyTel that would prevent using the pooling-of-interests method to account for the merger;

  . engagement and payment of fees of brokers, investment bankers, financial advisors and other persons by each of MCI WorldCom and SkyTel;

  .  receipt of a fairness opinion by SkyTel from its financial advisors;

  .  intellectual property matters of SkyTel;

  .  year 2000 matters of MCI WorldCom and SkyTel;

  .  interim operations of Empire Merger;

  . ownership of SkyTel stock by MCI WorldCom or any of its subsidiaries, including Empire Merger; and

  .  SkyTel's stockholder rights agreement.

   Amendments to the Certificate of Incorporation of the Surviving Corporation. As of the effective time of the merger, the certificate of incorporation of the surviving corporation will be substantially identical to the certificate of incorporation of Empire Merger immediately before the merger, except that Article I of the certificate of incorporation shall be amended to read "The name of this corporation is SkyTel Communications, Inc." For a summary of certain provisions of the SkyTel certificate of incorporation and the associated rights of SkyTel stockholders, see "Comparison of Rights of Shareholders of MCI WorldCom and SkyTel" beginning on page 77.

   Amendments to the By-laws of the Surviving Corporation. The merger agreement provides that the by-laws of Empire Merger, as in effect immediately before the effective time of the merger, will be the by-laws of the surviving corporation following the merger until changed or amended. For a summary of certain provisions of the SkyTel by-laws and the associated rights of SkyTel stockholders, see "Comparison of Rights of Shareholders of MCI WorldCom and SkyTel" beginning on page 77.

The Stock Option Agreement

   General. Immediately after signing the merger agreement, MCI WorldCom and SkyTel entered into a stock option agreement. Under that agreement, SkyTel granted MCI WorldCom an option to purchase up to 7,500,000 shares of SkyTel common stock at a purchase price per share of $21.23, subject to adjustment, as described below.

   Exercise of the Option. Except as described below, the option is exercisable in whole or in part at any time after the occurrence of any event entitling MCI WorldCom to receive the termination fee under the merger agreement. The right to purchase shares under the stock option agreement will terminate upon the earliest to occur of:

  .  the effective time of the merger;

  . 12 months after the first occurrence of any event entitling MCI WorldCom to receive the termination fee; or

  . termination of the merger agreement before the occurrence of any event entitling MCI WorldCom to receive the termination fee, unless MCI WorldCom has the right to receive a termination fee following such termination upon the occurrence of certain events, in which case the option will not terminate until the later of (1) six months following the time such termination fee becomes payable and (2) the expiration of the period during which MCI WorldCom has such right to receive a termination fee.

   In spite of the termination of the option, MCI WorldCom will be entitled to purchase the shares subject to the option if it exercises the option in accordance with the terms of the stock option agreement before the termination of the option and the termination of the option will not affect any rights under the stock option agreement which by their terms do not terminate or expire before or as of the termination.

   Any purchase of shares upon the exercise of the option is subject to compliance with the Hart-Scott-Rodino Act and the obtaining or making of any governmental or regulatory consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would make the issuance of shares subject to the option illegal. In the event that any governmental or regulatory action has not yet been obtained or made at the time the option is exercisable which prohibits the exercise of the entire option, the option may be exercised for a lesser amount of shares than may be then acquired without such governmental or regulatory action. If MCI WorldCom receives official notice that such governmental or regulatory action will not be issued or granted for any shares or it is not issued or granted within the six-month period after the date on which MCI WorldCom gives SkyTel written notice of its desire to exercise the option in whole or in part, then MCI WorldCom may exercise its right to receive cash for any shares subject to the option for which such governmental or regulatory action will not be issued or granted or has not been issued or granted within that six-month period.

   Adjustments to Number and Type of Securities. The number and type of securities subject to the option and the purchase price per share will be adjusted for any change in SkyTel common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction, such that MCI WorldCom will receive, upon exercise of the option, the number and type of securities or property that MCI WorldCom would have received if the option had been exercised immediately before the occurrence of such event, or the record date of such event. The number of shares of SkyTel common stock subject to the option will also be adjusted if:

  . SkyTel issues additional shares of common stock (other than pursuant to (1) any option, warrant or other right outstanding as of the date of the stock option agreement pursuant to which SkyTel has an obligation to issue additional shares; or (2) a stock dividend, split-up, merger, recapitalization, combination, exchange of shares or similar transaction); or

  .  the number of outstanding shares of SkyTel common stock is reduced,

such that the number of shares of SkyTel common stock subject to the option represents the same percentage of the shares of SkyTel common stock then outstanding as before the issuance of additional shares or before the reduction of outstanding shares, without giving effect to shares subject to or issued under the option.

   If SkyTel agrees:

  . to consolidate with or merge into any person other than MCI WorldCom or one of its subsidiaries in a transaction in which SkyTel will not be the surviving corporation;

  . to permit any person other than MCI WorldCom or one of its subsidiaries to merge into SkyTel in a transaction in which SkyTel will be the surviving corporation but in which (1) shares of SkyTel common stock will be exchanged for other securities of SkyTel or any other person or for other property, or (2) shares of SkyTel common stock outstanding immediately before the transaction will represent less than 50% of the outstanding voting securities of the surviving corporation; or

  . to sell or otherwise transfer all or substantially all of its assets to any person other than MCI WorldCom or one of its subsidiaries,

then the agreement will provide that the option will, upon the completion of such transaction, be converted into or exchanged for an option to acquire the number and class of shares or other securities or property that MCI WorldCom would have received for SkyTel common stock if the option had been exercised immediately before such consolidation, merger, sale or transfer, or the record date of such event.

   Cash Payment For the Option. Instead of purchasing shares of SkyTel common stock under the option, MCI WorldCom may exercise its right to have SkyTel pay to MCI WorldCom an amount in cash equal to the number of shares of SkyTel common stock subject to the option multiplied by the difference between:

  . the average closing price on The Nasdaq National Market per share of SkyTel common stock for the 10 trading days commencing on the 12th trading day immediately preceding the date on which MCI WorldCom gives SkyTel written notice of its desire to exercise its right to receive cash under the option; and

  .  the purchase price per share under the option.

   Limitation on Profits. In addition, the stock option agreement provides that in no event will MCI WorldCom's total profit from the option plus any termination fee paid to MCI WorldCom exceed $43.75 million in the aggregate and, if MCI WorldCom's total profit from the option would otherwise exceed that amount, MCI WorldCom is required to, at its election:

  . reduce the number of shares of SkyTel common stock subject to the option;

  . deliver to SkyTel for cancellation shares of SkyTel common stock previously purchased by MCI WorldCom pursuant to the option against the refund of the aggregate purchase price for such shares;

  .  pay cash to SkyTel; or

  . do any combination of the foregoing, so that MCI WorldCom's total profit from the option plus the termination fee so paid to MCI WorldCom does not exceed $43.75 million after taking into account the foregoing actions.

   Registration Rights and Listing. MCI WorldCom has rights to require registration by SkyTel of any shares purchased under the option under the securities laws if necessary for MCI WorldCom to be able to sell or otherwise dispose of any or all purchased shares and to require the listing of these shares on The Nasdaq National Market or other national securities exchange.

   Assignability. The stock option agreement may not be assigned or delegated by MCI WorldCom or SkyTel without the prior written consent of the other, except that MCI WorldCom may assign, in its sole discretion, any or all of its rights, interests and obligations under the stock option agreement to any direct or indirect wholly owned subsidiary of MCI WorldCom; but no assignment will relieve MCI WorldCom of any of its obligations under the stock option agreement.

   The shares subject to the option may not be sold, assigned, transferred or otherwise disposed of except in an underwritten public offering or to a purchaser or transferee who would not, to the knowledge of MCI WorldCom, immediately after such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the outstanding voting power of SkyTel, except that MCI WorldCom will be permitted to sell any such shares if the sale is made in connection with a tender or exchange offer that has been approved or recommended by a majority of the SkyTel board of directors.

   Effect of Stock Option Agreement. The stock option agreement is intended to increase the likelihood that the merger will be completed on the terms set forth in the merger agreement. Consequently, some aspects of the stock option agreement may discourage persons who might now or before the effective time of the merger be interested in acquiring all of or a significant interest in SkyTel from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for SkyTel common stock than that implicit in the exchange ratio in the proposed merger or a higher price per share for SkyTel common stock than the market price.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

   MCI WorldCom common stock is quoted on The Nasdaq National Market under the trading symbol "WCOM" and SkyTel common stock is quoted on The Nasdaq National Market under the trading symbol "SKYT." The SkyTel preferred stock was, prior to August 18, 1999, traded on the over-the-counter market and is currently quoted on The Nasdaq National Market, in each case under the symbol "SKYTP." The following table sets forth, for the periods indicated, the high and low sale prices per share of MCI WorldCom common stock and of SkyTel common stock on The Nasdaq National Market. For the SkyTel preferred stock, the table sets forth the high and low bid prices per share as reported on the over-the-counter market for the period prior to August 18, 1999, the high and low sale prices per share on The Nasdaq National Market for the period from and after August 18, 1999, and the dividends paid on the SkyTel preferred stock. The prices reported for the over-the-counter market reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. For current price information, you are urged to consult publicly available sources. Neither MCI WorldCom nor SkyTel has ever paid dividends on its common stock.

                              MCI WorldCom     SkyTel            SkyTel
                              Common Stock  Common Stock   Preferred Stock(1)
                              ------------- ------------- ---------------------
                               High   Low    High   Low   High   Low  Dividends
                              ------ ------ ------ ------ ----- ----- ---------
1996:
  First Quarter.............. $23.31 $16.25 $21.88 $12.63 $  -- $  --  $.5625
  Second Quarter.............  27.72  21.31  17.61  13.50    --    --   .5625
  Third Quarter..............  28.88  18.38  16.75   9.88    --    --   .5625
  Fourth Quarter.............  26.13  21.00  16.13   8.13    --    --   .5625
1997:
  First Quarter..............  27.88  21.75  10.13   5.13    --    --   .5625
  Second Quarter.............  32.97  21.25  14.88   6.00    --    --   .5625
  Third Quarter..............  37.75  29.88  16.75  10.63    --    --   .5625
  Fourth Quarter.............  39.88  28.50  23.88  14.00    --    --   .5625
1998:
  First Quarter..............  44.88  28.00  26.19  19.63    --    --   .5625
  Second Quarter.............  48.44  41.63  27.13  19.25    --    --   .5625
  Third Quarter..............  57.88  40.00  25.06  12.94 36.00 26.50   .5625
  Fourth Quarter.............  75.75  39.00  24.50  12.00 33.63 20.00   .5625
1999:
  First Quarter..............  94.25  69.00  28.88  14.06 40.75 25.50   .5625
  Second Quarter.............  96.75  80.31  23.75  13.13 39.75 27.50   .5625
  Third Quarter (through
   August 25, 1999)..........  91.38  73.31  22.19  18.44 39.00 31.00      --

--------
(1) The high and low bid prices per share as reported on the over-the-counter market for the periods prior to the third quarter of 1998 are not available without unreasonable effort or expense.

   The following table sets forth:
  . the last reported sale price of one share of MCI WorldCom common stock, as reported on The Nasdaq National Market;
  . the last reported sale price of one share of SkyTel common stock, as reported on The Nasdaq National Market;
  . the market value of one share of SkyTel common stock on an equivalent per share basis; and
  . the high and low bid prices of one share of SkyTel preferred stock, as reported on the over-the-counter market (on May 27, 1999) (which reflects inter-dealer prices without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions), and the last reported sale price of one share of SkyTel preferred stock, as reported on The Nasdaq National Market (on August 25, 1999), in each case on May 27, 1999, which was the last full trading day before the public announcement of the proposed merger, and on August 25, 1999, which was the last full trading day for which such information could be obtained before the date of this document. The equivalent price per share data for SkyTel common stock has been determined by multiplying the last reported sale price of one share of MCI WorldCom common stock on each of these dates by an assumed exchange ratio of 0.25.

                                                  Equivalent
                          MCI                      Price Per
                        WorldCom      SkyTel    Share of SkyTel     SkyTel
Date                  Common Stock Common Stock  Common Stock   Preferred Stock
----                  ------------ ------------ --------------- ---------------
May 27, 1999.........    $84.94       $19.31        $21.23          $30.44
August 25, 1999......     81.38        20.44         20.35           37.00

   Currently there are no outstanding shares of the MCI WorldCom convertible exchangeable preferred stock which will be issued in the merger. Accordingly, its stock price and dividend information has not been included in this document. The MCI WorldCom convertible exchangeable preferred stock has been approved for listing on The Nasdaq National Market, subject to official notice of issuance.

                   DESCRIPTION OF MCI WORLDCOM CAPITAL STOCK

   The following is a summary of the material terms of the capital stock of MCI WorldCom and the provisions of its articles of incorporation, bylaws and rights agreement. It also summarizes relevant provisions of the Georgia Business Corporation Code, which we refer to as Georgia law. Since the terms of those articles of incorporation, bylaws and rights agreement, and Georgia law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Georgia law. The following summary of the capital stock of MCI WorldCom is subject in all respects to applicable Georgia law, MCI WorldCom's articles of incorporation and bylaws and MCI WorldCom's rights agreement. If you would like to read MCI WorldCom's articles of incorporation, bylaws or rights agreement, these documents are on file with the Securities and Exchange Commission, as described under the heading "Where You Can Find More Information" beginning on page 92. Additional information regarding the capital stock of MCI WorldCom is contained under the heading "Comparison of Rights of Shareholders of MCI WorldCom and SkyTel" beginning on page 77.

General

   The authorized capital stock of MCI WorldCom consists of 5,000,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share. The MCI WorldCom board of directors has designated (1) 15,000,000 shares of MCI WorldCom preferred stock as series B convertible preferred stock, which we refer to as series B preferred stock, and (2) 5,000,000 shares of MCI WorldCom preferred stock as series 3 junior participating preferred stock, which we refer to as series 3 preferred stock. Before completion of the merger, the MCI WorldCom board of directors will designate 3,750,000 shares of MCI WorldCom preferred stock as series C $2.25 cumulative convertible exchangeable preferred stock, which we refer to as convertible exchangeable preferred stock. As of July 30, 1999, there were approximately 1,877,620,578 shares of MCI WorldCom common stock and 11,203,502 shares of MCI WorldCom series B preferred stock outstanding, and no other shares of MCI WorldCom preferred stock were issued and outstanding.

Common Stock

   All of the outstanding shares of MCI WorldCom common stock are fully paid and nonassessable.

   Voting Rights. Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights.

   Dividends. Holders of common stock are entitled to receive dividends or other distributions declared by the board of directors. The right of the board of directors to declare dividends, however, is subject to the rights of any holders of preferred stock of MCI WorldCom and the availability of sufficient funds under Georgia law to pay dividends.

   Liquidation Rights. In the event of the dissolution of MCI WorldCom, MCI WorldCom common shareholders will share ratably in the distribution of all assets that remain after it pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as provided in the MCI WorldCom articles of incorporation.

   Preemptive and Other Rights. Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities of MCI WorldCom. In addition, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The MCI WorldCom board of directors may issue additional shares of authorized common stock without shareholder approval. If they decide to issue shares to persons friendly to current management, they could render more difficult or discourage an attempt to obtain control of MCI WorldCom by means of a merger, tender offer, proxy contest or otherwise.

This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. Any additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of MCI WorldCom.

   Transfer Agent. The transfer agent and registrar for the common stock is The Bank of New York, 101 Barclay Street--12W, New York, New York 10286.

Preferred Stock

   The board of directors is authorized to issue shares of preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

  .  the designation and number of shares;

  . the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of capital stock of MCI WorldCom;

  .  the voting rights, if any;

  .  the voluntary and involuntary liquidation prices;

  . the conversion or exchange privileges, if any, applicable to that series;

  . the redemption price or prices and the other terms of redemption, if any, applicable to that series; and

  .  sinking fund provisions.

   Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of MCI WorldCom common stock or for other corporate purposes. Voting rights of holders of preferred shares could adversely affect the voting power of common shareholders and could have the effect of delaying, deferring or impeding a change of control of MCI WorldCom. This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices.

Series B Preferred Stock

   Dividends. The holders of MCI WorldCom series B preferred stock are entitled to receive cumulative dividends when, as and if declared by the board of directors out of funds legally available for such dividends. Cumulative dividends accrue from the issue date of the shares of series B preferred stock, at the rate per share of $0.0775 per annum. Those dividends must be paid before any dividends can be set apart for or paid upon the MCI WorldCom common stock or any other stock ranking as to dividends junior to the series B preferred stock in any year.

   Dividends are only payable in cash, except for payment of accrued but unpaid dividends upon conversion or redemption of the series B preferred stock, as described below. MCI WorldCom is not permitted to set apart for or pay upon the MCI WorldCom common stock any extraordinary cash dividend, as described below, unless at the same time MCI WorldCom sets apart for or pays upon all shares of series B preferred stock an amount of cash per share of series B preferred stock equal to the extraordinary cash dividend that would have been paid in respect of that share if the holder of that share had converted that share into shares of MCI WorldCom common stock immediately before the record date for the extraordinary cash dividend.

   The term "extraordinary cash dividend" means, with respect to any cash dividend or cash distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the MCI WorldCom common stock paid during the consecutive 12-month period ending on and including that date exceeds, on a per share of common stock basis, 10% of the average daily closing price of the common stock over that 12-month period.

   Voting Rights. Holders of series B preferred stock are entitled to cast one vote per share on all matters submitted to a vote of shareholders, including the election of directors. The holders of the series B preferred stock and the holders of common stock will vote together as a single class, unless otherwise provided by law or the MCI WorldCom articles of incorporation. The approval of at least a majority of the votes entitled to be cast by the holders of issued and outstanding shares of series B preferred stock is required to adversely change the rights, preferences or privileges of the series B preferred stock. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity, with the series B preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of MCI WorldCom will not be deemed to affect adversely the series B preferred stock.

   Conversion Rights. Holders of series B preferred stock have the right to convert any or all of their shares, at any time, into shares of common stock at a rate of 0.0973912 shares of MCI WorldCom common stock for each share of series B preferred stock, subject to adjustment. Upon any conversion, the holder will also be entitled to receive all accrued and unpaid dividends on the shares of series B preferred stock surrendered for conversion, which will be payable in cash or, at the option of MCI WorldCom, in shares of its common stock, based on its fair market value.

   Redemption Provisions. The MCI WorldCom series B preferred stock is not redeemable by MCI WorldCom before September 30, 2001. After that time, MCI WorldCom will have the right to redeem any or all of the shares of series B preferred stock at any time and from time to time at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon. MCI WorldCom has the option to pay any or all of the redemption price, including accrued dividends, in cash or in shares of its common stock, based on its fair market value.

   Adjustment for Consolidation or Merger. In order to protect the interests of the holders of series B preferred stock, the MCI WorldCom articles of incorporation provide for customary adjustments of the conversion price, redemption price and related terms in the case of certain mergers, consolidations or other capital transactions.

   Liquidation Rights. In the event of the liquidation, dissolution or winding up of the business of MCI WorldCom, the holders of series B preferred stock are entitled to receive a liquidation preference for each share in an amount equal to the sum of $1.00 plus all accrued and unpaid dividends thereon.

Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock

   General. The MCI WorldCom convertible exchangeable preferred stock will rank equally with the series B preferred stock with respect to dividends and liquidation rights but senior to the common stock and to the series 3 junior participating preferred stock. The shares of MCI WorldCom convertible exchangeable preferred stock will not be subject to any sinking fund. Unless converted or redeemed, they will have perpetual maturity.

   We have described below the material terms of the MCI WorldCom convertible exchangeable preferred stock. However, there are certain tax consequences which may result from your holding the MCI WorldCom convertible exchangeable preferred stock which we have not addressed, including those relating to dividends, interest, redemptions, exchange, conversion, sale or other aspects of the MCI WorldCom convertible exchangeable preferred stock. We urge you to contact your personal tax advisor concerning those and other tax aspects of holding MCI WorldCom convertible exchangeable preferred stock.

   Dividends. The holders of the MCI WorldCom convertible exchangeable preferred stock are entitled to receive, when, as and if declared by MCI WorldCom's board of directors out of funds of MCI WorldCom legally available therefor, cash dividends at the annual rate of $2.25 per share, payable in four equal quarterly installments on January 15, April 15, July 15, and October 15, commencing January 15, 2000. If that day is not a business day, dividends will be payable on the next business day. If the quarterly dividend payable on October 15, 1999 to the holders of the SkyTel preferred stock is declared by the SkyTel board of directors before the merger is consummated, then the first quarterly dividend of the MCI WorldCom convertible exchangeable preferred stock payable on January 15, 2000 will be $0.5625 per share. If the quarterly dividend payable to the holders of SkyTel preferred stock on October 15, 1999 has not been declared before the merger is consummated, then the first quarterly dividend of the MCI WorldCom convertible exchangeable preferred stock payable on January 15, 2000 will be equal to $1.125 per share of MCI WorldCom convertible exchangeable preferred stock. Accordingly, in either event the holders of the SkyTel preferred stock will receive the full dividend to which they would have been entitled in the absence of the merger. Dividends on the convertible exchangeable preferred stock are cumulative and accrue without interest.

   The dividends are payable to holders of record as they appear on the stock books on the record dates fixed by the board of directors. The record date will be not more than 60 days nor less than 10 days preceding the payment dates fixed by the board of directors. However, holders of shares of convertible exchangeable preferred stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date will receive that dividend payment, together with all other accrued and unpaid dividends, on the date fixed for redemption, instead of receiving the dividend on the dividend payment date. Dividends payable for any period greater or less than a full quarterly dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

   If dividends are not paid in full upon the convertible exchangeable preferred stock and any other preferred stock ranking on a parity as to dividends with the convertible exchangeable preferred stock, other than the series B preferred stock, all dividends paid or declared and set aside for payment upon the shares will be paid or declared and set aside for payment pro rata. As a result, in all cases the amount of dividends declared per share will bear the same ratio to each other that accrued and unpaid dividends per share on the shares bear to each other. Except as described above, unless all accrued and unpaid dividends on the convertible exchangeable preferred stock have been paid or declared and set aside for payment, neither dividends nor other distributions may be made upon the common stock or on any other stock ranking junior to or on a parity with the convertible exchangeable preferred stock as to dividends, except for dividends paid solely in:

   .  common stock;

   . other capital stock ranking junior as to dividends to the convertible exchangeable preferred stock; and

   .  rights to acquire the foregoing stock.

   In addition, no common stock or any other stock ranking junior to or on a parity with the convertible exchangeable preferred stock as to dividends may be redeemed, purchased or otherwise acquired by MCI WorldCom, unless all accrued and unpaid dividends on the convertible exchangeable preferred stock have been paid or declared and set aside for payment. This restriction does not apply to
(1) repurchases by MCI WorldCom from employees or consultants pursuant to employee stock option plans, or (2) the conversion of stock of MCI WorldCom into, or exchange of stock of MCI WorldCom for, stock of MCI WorldCom ranking junior to the convertible exchangeable preferred stock as to dividends.

   The restriction on distributions described above does not apply to any stock dividend or distributions made in connection with any liquidation, dissolution or winding up of MCI WorldCom, whether voluntary or involuntary.

   Conversion Rights. Holders of MCI WorldCom convertible exchangeable preferred stock may, at any time, convert their shares into shares of MCI WorldCom common stock. The number of shares of common stock issuable upon conversion of each share of convertible exchangeable preferred stock will be equal to the quotient obtained by dividing $50.00 by the conversion price in effect on the date of conversion. The initial conversion price will be equal to $45.00 divided by the exchange ratio in the merger. However, the conversion price will be adjusted and readjusted from time to time as described below. Except as may be provided by the board of directors, upon conversion, MCI WorldCom is not obligated to make any payment or adjustment with respect to dividends accrued on the convertible exchangeable preferred stock unless the holder of the shares being converted was the record holder of such shares on the record date for the payment of such dividends. Upon conversion of the convertible exchangeable preferred stock, MCI WorldCom will make no payment or adjustment whatsoever relating to dividends accrued on the MCI WorldCom common stock issuable upon conversion.

     Upon surrender of certificates for shares of convertible exchangeable preferred stock to be converted, MCI WorldCom will issue the number of shares of common stock issuable upon conversion thereof and cash for any fractional shares in an amount equal to the current market price, as described below, of the common stock on the conversion date. The term "current market price" per share of MCI WorldCom common stock on any date generally means the average daily closing prices of the common stock for the 30 consecutive trading days beginning 45 trading days before such date.

   The conversion price is subject to adjustment upon certain events, including:

   .   the subdivision or combination of the outstanding common stock;

   .   the payment of a common stock dividend to holders of common stock; or

   . the issuance or sale to all holders of common stock of any shares of common stock for a consideration per share that is less than the current market price, as described above, immediately before such issuance or sale.

   The issuance of options exerciseable for common stock or for securities convertible into common stock or of securities convertible into common stock are deemed to be the issuance of the underlying common stock for purposes of adjustments to the conversion price.

   No adjustment is required for:

   . the issuance of (1) common stock, (2) options exercisable for common stock or for other securities convertible into common stock or (3) securities convertible into common stock to employees or directors of MCI WorldCom, pursuant to employee benefit plans or otherwise, or the issuance of common stock upon the conversion or exchange therefor;

   .   the issuance of common stock upon conversion, exercise or exchange of
       (1) outstanding options as of the effective date of the merger exercisable for common stock or for other securities convertible into common stock, or (2) outstanding securities as of the effective date of the merger convertible into common stock;

   .   the issuance of any securities pursuant to a shareholder rights plan; or

   . the issuance of common stock upon conversion of the convertible exchangeable preferred stock.

   Whenever the conversion price is adjusted, MCI WorldCom will promptly mail to holders of convertible exchangeable preferred stock a notice briefly stating the facts requiring the adjustment and the manner of computing it. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. However, any adjustments that are not made will be carried forward and taken into account in any later adjustment. All adjustment calculations will be made either to the nearest cent or the nearest 1/100th of a share.

   In case of:

   . any consolidation or merger of MCI WorldCom with any other entity, other than a wholly owned subsidiary of MCI WorldCom;

   . any sale or transfer of all or substantially all of the assets of MCI WorldCom; or

   . any share exchange pursuant to which all of the outstanding shares of MCI WorldCom common stock are converted into other securities or property,

MCI WorldCom will provide holders of shares of convertible exchangeable preferred stock then outstanding with the right to convert their shares into the kind and amount of shares of stock and other securities and property receivable upon that transaction by a holder of the number of shares of MCI WorldCom common stock into which their shares might have been converted immediately before the effective date of that transaction. If, in connection with one of those transactions, holders of shares of MCI WorldCom common stock are entitled to elect to receive either securities, cash or other assets upon completion of the transaction, MCI WorldCom will provide each holder of convertible exchangeable preferred stock with the right to make such an election to receive such assets on the same terms and conditions applicable to holders of the common stock.

   MCI WorldCom will reserve a sufficient number of shares of authorized common stock to effect the conversion of all outstanding shares of convertible exchangeable preferred stock.

   Liquidation Rights. In the event of any liquidation, dissolution or winding up of MCI WorldCom, the holders of shares of convertible exchangeable preferred stock are entitled to receive out of assets of MCI WorldCom a liquidating distribution in the amount of:

   .  $50.00 per share of convertible exchangeable preferred stock, plus

   .  any accrued and unpaid dividends.

   This distribution will be made before any payment is made or any assets are distributed to holders of MCI WorldCom common stock or any other class of capital stock of MCI WorldCom ranking junior to the convertible exchangeable preferred stock as to a liquidation, dissolution or winding up.

   If the assets of MCI WorldCom are insufficient to pay the liquidating distribution in full to holders of convertible exchangeable preferred stock and any other preferred stock ranking as to any such distribution on a parity with the convertible exchangeable preferred stock, these holders will share ratably in any distribution of those assets in proportion to the preferential amounts to which they are entitled. After payment in full of the liquidating distribution to which they are entitled, the holders of shares of convertible exchangeable preferred stock will not be entitled to any other distribution of assets by MCI WorldCom.

   The following transactions are not considered a liquidation, dissolution or winding up of MCI WorldCom for these purposes:

   .  a consolidation or merger of MCI WorldCom with another corporation, or

   . a sale or transfer of all or part of MCI WorldCom's assets for cash, securities or other property.

   Optional Redemption. MCI WorldCom will have the option to redeem shares of convertible exchangeable preferred stock, in whole or in part, at any time out of funds legally available therefor, at the per share redemption prices set forth below in effect on the date fixed for redemption during the relevant 12-month period beginning on October 15 of the years shown below, plus any accrued and unpaid dividends to the redemption date.

If Redeemed During                       If Redeemed During
12-Month Period        Redemption Price  12-Month Period        Redemption Price
Beginning October 15,     Per Share      Beginning October 15,     Per Share
---------------------  ----------------  ---------------------  ----------------
1998..............          $51.00       2000.................       $50.50
1999..............          $50.75       2001.................       $50.25
                                         2002 and thereafter..       $50.00

   If MCI WorldCom elects to redeem any shares, it will mail a notice of redemption to holders of record not less than 30 nor more than 60 days before the redemption date. If fewer than all of the shares of convertible exchangeable preferred stock will be redeemed, the MCI WorldCom board of directors will determine how to select the shares to be redeemed, such as by lot or pro rata or by any other equitable manner. If the redemption price has been paid or provided for, including any accrued and unpaid dividends, then on and after the date fixed for redemption:

   .dividends will cease to accrue on the shares called for redemption;

   .  those shares will no longer be deemed to be outstanding; and

   . all rights of the holders of those redemption shares as shareholders of MCI WorldCom will cease, except the right to receive the required payment, upon surrender of the stock certificates representing those shares.

   Any holder of shares of MCI WorldCom convertible exchangeable preferred stock selected for redemption may, at any time before the close of business on the third business day preceding the redemption date, give written notice of the conversion of any of those shares.

   Exchangeability. MCI WorldCom will have the option on any dividend payment date to issue MCI WorldCom 4.5% Convertible Subordinated Debentures due 2003, which we refer to as the exchange debentures, in exchange for the convertible exchangeable preferred stock. MCI WorldCom can only exercise this option in whole, with respect to all outstanding shares of convertible exchangeable preferred stock, and not in part. Please see "--The Exchange Debentures" beginning on page 63. The right of MCI WorldCom to exercise this option is subject to certain conditions.

   If MCI WorldCom exercises this exchange option, holders of shares of convertible exchangeable preferred stock will be entitled to receive $50.00 principal amount of exchange debentures for each share of convertible exchangeable preferred stock. However, the exchange debentures will only be issued in denominations of $1,000 and integral multiples of $1,000. MCI WorldCom will pay cash for any amounts that are not an integral multiple of $1,000. MCI WorldCom will mail written notice of its intention to exchange to each holder of record of the MCI WorldCom convertible exchangeable preferred stock not less than 30 nor more than 60 days before the date fixed for exchange.

   If MCI WorldCom has taken all required actions to authorize the exchange, then on the exchange date:

   . all of the shares of convertible exchangeable preferred stock will no longer be deemed outstanding; and

   . all rights relating to those shares will terminate, except the right to receive accrued and unpaid dividends to the exchange date and the right to receive the exchange debentures upon surrender of the stock certificates representing those shares.

   MCI WorldCom may not exercise this exchange option if all dividends accrued and payable on the convertible exchangeable preferred stock have not been paid or declared before the exchange date and funds have not been set aside to provide for payment in full of the dividends. In addition, the exchange of the convertible exchangeable preferred stock for the exchange debentures must comply with any relevant covenants in MCI WorldCom's then existing bank loan and other debt agreements.

   The exchange of convertible exchangeable preferred stock for exchange debentures may be a taxable event and, therefore, may result in tax liability for the holder exchanging that stock without any correlative cash payment to such holder.

   Voting Rights. Unless otherwise required by law, holders of convertible exchangeable preferred stock will have no voting rights except as follows. If at any time the equivalent of six quarterly dividends payable on the convertible exchangeable preferred stock are accrued and unpaid and in arrears, the number of directors of MCI WorldCom will be increased by two and the holders of all outstanding shares of convertible exchangeable preferred stock and any capital stock ranking on a parity as to dividends with the shares of convertible exchangeable preferred stock and having similar voting rights will be entitled to elect the additional two directors to serve until all dividends accrued and unpaid have been paid or declared and funds set aside to provide for payment in full.

   In addition, without the vote or consent of the holders of at least a majority of shares of the convertible exchangeable preferred stock then outstanding, MCI WorldCom may not:

   . create, issue or increase the authorized number of shares of any class or series of stock ranking senior to the convertible exchangeable preferred stock either as to dividends or upon liquidation, dissolution or winding up, or any security convertible into or exercisable or exchangeable for such stock; or

   . amend, alter or repeal any of the provisions of MCI WorldCom's articles of incorporation so as to affect adversely any right, preference, privilege or voting power of the convertible exchangeable preferred stock.

However, any of the following will not be deemed to affect adversely those rights, preferences or voting powers: any increase in the amount of authorized preferred stock, the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the convertible exchangeable preferred stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up.

   Redemption Upon a Fundamental Change. If a fundamental change, as described below, occurs, each holder of convertible exchangeable preferred stock will have the right to require MCI WorldCom to repurchase any or all of his or her shares, which have an aggregate liquidation value that is a multiple of $50.00, at a price per share equal to $50.00, plus accrued and unpaid dividends to the repurchase date. MCI WorldCom will have the option to pay all or any part of the repurchase price upon a fundamental change in shares of common stock of MCI WorldCom or any successor corporation.

   For purposes of calculating the number of shares of common stock issuable upon the redemption, the value of the common stock will be equal to the average of the closing sales prices of the common stock for the five trading days ending on the third trading day immediately before the repurchase date. MCI WorldCom cannot make payment in shares of common stock unless the shares have been, or will be no later than the final surrender date (as described below), registered under the Securities Act, or are freely tradable pursuant to an exemption under the Securities Act, and are listed on a United States national securities exchange or quoted on The Nasdaq National Market at the time of payment.

   Within 30 days after a fundamental change takes place, MCI WorldCom must mail to all holders of record of the convertible exchangeable preferred stock a notice describing, among other things, the occurrence of the fundamental change and the resulting repurchase right. MCI WorldCom must publish such notice in The Wall Street Journal, if then in circulation, or otherwise in another daily newspaper of national circulation. At least two business days before the repurchase date, MCI WorldCom must publish a similar notice stating whether and to what extent the repurchase price will be paid in cash or shares of common stock of MCI WorldCom or any successor corporation. To exercise the repurchase right, a holder of convertible exchangeable preferred stock must surrender, on or before the final surrender date, unless contrary to applicable law, the stock certificates representing the shares to be repurchased, duly endorsed for transfer to MCI WorldCom, together with a written notice of election. The "final surrender date" is the date which is 60 days after the date of the first of the MCI WorldCom notices described in this paragraph. MCI WorldCom is required to repurchase the shares on a date it selects that is not less than 10 nor more than 20 days after the final surrender date.

   The term "fundamental change" generally means either of the following:

   . a "person" or "group" (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becoming, in one transaction or a series of related transactions, the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of shares representing more than 50% of the total voting power of all outstanding shares of any class or classes of capital stock of MCI WorldCom entitled to vote generally in the election of directors; or

       .    any of the following:

              -- any consolidation of MCI WorldCom with, or merger of MCI
                WorldCom into, another entity;

              -- any merger of another entity into MCI WorldCom; or

              -- any sale, lease or transfer of all or substantially all of the assets of MCI WorldCom to another entity;

       other than a merger:

              -- which results in the holders of common stock of MCI WorldCom immediately before the transaction owning shares of capital stock of the surviving corporation in such transaction representing over 40% of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors;

              -- in which the shares of the surviving corporation held by such holders (1) are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, (2) are not subject to any right of repurchase by the issuer thereof or any third party, and (3) are not otherwise subject to any encumbrance as a result of such transaction; and

              -- in which (1) the surviving corporation amends its charter to include the convertible exchangeable preferred stock and its terms or (2) if the convertible exchangeable preferred stock has been exchanged for the exchange debentures, the surviving corporation assumes or guarantees MCI WorldCom's obligations under the exchange debentures.

       However, a fundamental change will not occur if either:

       . for any five trading days during the 10 trading days immediately preceding either the public announcement by MCI WorldCom of the transaction or the completion of the transaction, the closing price of the MCI WorldCom common stock is equal to at least 105% of the conversion price in effect on such trading days; or

       . at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions to the holders of MCI WorldCom common stock consists of shares of common stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, and as a result of such transaction or transactions, the convertible exchangeable preferred stock becomes convertible into such common stock.

   The right to require MCI WorldCom to repurchase the convertible exchangeable preferred stock for cash as a result of the occurrence of a fundamental change could create an event of default under existing or future indebtedness of MCI WorldCom. As a result, MCI WorldCom could be prevented from repurchasing for cash the convertible exchangeable preferred stock when required.

   Rule 13e-4 under the Securities Exchange Act of 1934 requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the convertible exchangeable preferred stock. MCI WorldCom will comply with this rule to the extent applicable at that time.

   The provisions described above would not necessarily afford holders of the convertible exchangeable preferred stock protection upon the occurrence of events that would constitute a change in control or in the event of highly leveraged or other transactions involving MCI WorldCom that may adversely affect such holders or against a decline in the creditworthiness of MCI WorldCom.

   Preemptive Rights. Holders of the convertible exchangeable preferred stock have no preemptive rights to purchase or subscribe for any stock or other securities.

   Reissuance. Any share of convertible exchangeable preferred stock converted, redeemed or otherwise acquired by MCI WorldCom will be retired and canceled and assume the status of authorized but unissued shares of preferred stock. It may thereafter be reissued in the same manner as other authorized but unissued preferred stock.

   Listing. The convertible exchangeable preferred stock has been approved for listing on The Nasdaq National Market under the symbol "WCOMP," subject to official notice of issuance.

   Registrar and Transfer Agent. The Bank of New York will serve as registrar and transfer agent for the MCI WorldCom convertible exchangeable preferred stock.

The Exchange Debentures

   General. If MCI WorldCom elects to exchange the convertible exchangeable preferred stock for the exchange debentures, MCI WorldCom will issue the exchange debentures pursuant to an indenture entered into between MCI WorldCom and a financial institution as trustee to be designated by MCI WorldCom substantially in the form of the indenture on file with the Commission. The exchange debentures will be issued at a rate of $50.00 principal amount of exchange debentures for each share of MCI WorldCom convertible exchangeable preferred stock as exchanged.

   The following summary of the material terms of the exchange debentures is subject in all respects to the related indenture. If you would like to read the form of the indenture, which contains the terms of the exchange debentures, it is on file with the Commission, as described under the heading "Where You Can Find More Information" beginning on page 92.

   The indenture will be subject to and governed by the Trust Indenture Act of 1939. The description of the indenture assumes that MCI WorldCom has entered into the indenture. MCI WorldCom will sign the indenture when and if it issues the exchange debentures.

   The exchange debentures will be general, unsecured, subordinated obligations of MCI WorldCom, limited to an aggregate principal amount equal to the aggregate liquidation value of the MCI WorldCom convertible exchangeable preferred stock, excluding accrued and unpaid dividends payable upon liquidation, and will mature on October 15, 2003. The exchange debentures will be issued initially only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of the exchange debentures, but MCI WorldCom may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transaction.

   Interest. The exchange debentures will bear interest at the rate of 4.5% per annum from the date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semiannually on April 15 and October 15 each year. Interest will be payable to registered holders of record at the close of business on the April 1 and October 1 next preceding the interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Payments of principal, premium if any, and interest will be made on the exchange debentures, and transfers of the exchange debentures will be effected, at the principal office of the paying agent. In addition, payment of principal, premium, if any, and interest may, at the option of MCI WorldCom, be made by check mailed to the address of the person entitled to the payment as it appears in the register of holders of exchange debentures.

   Conversion Rights. Holders of exchange debentures will have the option to convert their debentures into common stock of MCI WorldCom at any time at the conversion price then in effect. The conversion price is the same price as the conversion price of the MCI WorldCom convertible exchangeable preferred stock. See "--Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock-- Conversion Rights" beginning on page 57. The number of shares of MCI WorldCom common stock issuable upon conversion of any exchange debenture would be determined by dividing the principal amount of the exchange debentures by the conversion price in effect on the conversion date. No fractional shares of MCI WorldCom common stock will be issued upon conversion. Any fractional shares resulting from conversion will be paid in cash based on the current market price, as described below, of the common stock on the trading day preceding the date of conversion. If the exchange debentures are called for redemption, this conversion right will terminate at the close of business on the third business day preceding the date fixed for redemption and will be lost if not exercised before that time.

   If MCI WorldCom is a party to any transaction as a result of which shares of common stock will be converted into the right to receive stock, other securities or other property, each exchange debenture will become convertible into the kind and amount of shares of stock, securities or other property receivable (including cash) upon completion of that transaction by a holder of that number of shares of common stock, or fraction thereof, into which an exchange debenture was convertible immediately before the transaction. Examples of these transactions include a merger, consolidation, sale, lease or transfer of all or substantially all of its assets or reclassification of the common stock.

   The conversion price is subject to adjustment upon certain events, including:

   .  the subdivision or combination of the outstanding common stock;

   .  the payment of a common stock dividend to holders of common stock;

   . the issuance of rights, options or warrants to all or substantially all holders of common stock entitling such holders to purchase shares of common stock, or securities convertible into or exchangeable for common stock, for a consideration per share that is less than the current market price, as described below, on the applicable record date; and

   . the distribution to (1) all holders of common stock of shares of any class of stock other than common stock, evidences of indebtedness or other assets other than dividends or cash distributions, or (2) all or substantially all holders of common stock, rights or warrants to subscribe for securities (other than those described above).

   The issuance of options exerciseable for common stock and securities convertible into common stock are deemed to be the issuance of the underlying common stock for purposes of adjustments to the conversion price.

   The term "current market price" on any date generally means the average daily closing stock prices of the common stock for the 30 consecutive trading days beginning 45 trading days before such date.

   Whenever the conversion price is adjusted, MCI WorldCom will promptly mail to holders of exchange debentures a notice briefly stating the facts requiring the adjustment and the manner of computing it. No adjustment of the conversion price is required in any case until cumulative adjustments amount to a change in the conversion price of 1% more. However, any adjustment that would otherwise be required to be made will be carried forward and taken into account in any later adjustment. All adjustment calculations will be made either to the nearest cent or the nearest 1/100 of a share.

   Holders of exchange debentures at the close of business on an interest payment record date will be entitled to receive the interest payable on the exchange debentures on the corresponding interest payment date, even if the exchange debentures are later converted or MCI WorldCom defaults on payment of the interest due on the interest payment date. However, if a holder surrenders his or her exchange debentures for conversion during the period from the close of business on any interest payment record date to the opening of business on the corresponding interest payment date, the holder must pay an amount equal to the interest payable on such exchange debentures on such interest payment date, except for a holder of exchange debentures called for redemption on the redemption date during that period. A holder of exchange debentures on an interest payment record date who (or whose transferee) converts exchange debentures on an interest payment date will receive the interest payment on such exchange debentures by MCI WorldCom on such date. That converting holder need not include payment in the amount of such interest upon surrender of exchange debentures for conversion. Except as described above, no payment or adjustment will be made on account of accrued interest upon conversion of exchange debentures.

   Subordination. The payment of the principal of, premium, if any, and interest on the exchange debentures will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full of all senior indebtedness, as described below. No payment with respect to the principal, interest or premium, if any, on the exchange debentures may be made by MCI WorldCom in the event and during the continuation of:

 .             any default in the payment of principal of, or premium, if any, or interest on any senior indebtedness; or

 .             an event of default with respect to any bank credit facility
              (other than a default in payment of principal, premium, if any, or interest thereunder of the type described above) permitting the holders, if any, to accelerate the maturity of the senior indebtedness, continuing beyond the grace period, specified in the instrument evidencing such senior indebtedness.

Upon any payment or distribution of assets to creditors upon any dissolution, winding up, liquidation or reorganization of MCI WorldCom, the holders of all senior indebtedness will first be entitled to receive payment in full of all amounts owing to them before the holders of the exchange debentures will be entitled to receive any payment.

   Because of these subordination provisions, in the event of an insolvency of MCI WorldCom, holders of exchange debentures may recover less, ratably, than holders of senior indebtedness. The exchange debentures will rank on a parity with MCI WorldCom's guarantee of indebtedness of one of its subsidiaries.

   The term "senior indebtedness" as used above means:

        . the principal of and premium, if any, and interest on the following, whether presently outstanding or incurred or created in the future:

           -- all indebtedness or obligations of MCI WorldCom for money borrowed (other than that evidenced by the exchange debentures), including inter-company loans made to MCI WorldCom, and

           -- all indebtedness or obligations of MCI WorldCom which are evidenced by a note, bond, debenture or similar instrument, including a purchase money mortgage;

        . all obligations constituting debt under MCI WorldCom's bank credit facilities, as amended, supplemented or replaced from time to time;

        .   all obligations of MCI WorldCom:

           -- for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

           -- under interest rate swaps, caps, collars, options and similar arrangements, and

           -- under any foreign exchange contract, currency swap agreement, futures contract, currency option contract or other foreign currency hedge;

        . all obligations for the payment of money relating to a capitalized lease obligation;

        . any liabilities of others described in the preceding clauses which MCI WorldCom has guaranteed or which are otherwise its legal liability; and

        . renewals, extensions, refundings, restructurings, amendments and modifications of any such indebtedness or guarantee.

   However, the term "senior indebtedness" does not include:

       . any indebtedness of MCI WorldCom to any of its subsidiaries except to the extent any such indebtedness is pledged by such subsidiary as security for any bank debt;

       . any indebtedness or guarantee of MCI WorldCom which is not superior in right of payment to the exchange debentures; and

       . accounts payable or any other indebtedness to trade creditors created or assumed by MCI WorldCom in the ordinary course of business, which will rank on a parity with the exchange debentures.

   As of the date of this document, substantially all of MCI WorldCom's debt and capital lease obligations on a consolidated basis, as reflected in its historical consolidated financial statements which are incorporated by reference in this document, would be senior to the exchange debentures according to the terms of the debt and capital lease obligations, or structurally senior to the exchange debentures by virtue of being subsidiary debt and capital lease obligations. See "Where You Can Find More Information" beginning on page 92. MCI WorldCom expects from time to time to incur additional indebtedness constituting senior indebtedness. The indenture will not prohibit or limit the incurrence of additional senior indebtedness. In addition, the exchange debentures will be structurally subordinated to indebtedness of MCI WorldCom's subsidiaries.

   Optional Redemption. MCI WorldCom will have the option at any time to redeem the exchange debentures, in whole or in part. The redemption prices will be as set forth below (expressed as percentages of principal amount), plus accrued interest to the date fixed for redemption, if redeemed during the 12-month period beginning October 15 of the year indicated:

                                                                     Redemption
          If Redeemed During 12-Month Period Beginning October 15,     Price
          --------------------------------------------------------   ----------
        1998........................................................   102.0%
        1999........................................................   101.5%
        2000........................................................   101.0%
        2001........................................................   100.5%
        2002 and thereafter.........................................   100.0%

   If MCI WorldCom elects to redeem any exchange debentures, it will mail a notice of redemption to holders of record not less than 30 nor more than 60 days before the redemption date. If fewer than all of the exchange debentures will be redeemed, the trustee will select the exchange debentures to be redeemed by lot or pro rata, as the trustee determines.

   Unless MCI WorldCom defaults in making the redemption payment, interest on the exchange debentures called for redemption ceases to accrue on and after the redemption date. The only remaining right of the holder would be to receive payment of the redemption price upon surrender to the paying agent of the exchange debenture.

   Any holder of exchange debentures called for redemption may, at any time before the close of business on the third business day preceding the redemption date, give written notice of the conversion of any of the exchange debentures.

   Redemption Upon a Fundamental Change. If a fundamental change occurs, each holder of exchange debentures will have the option to require MCI WorldCom to repurchase any or all of his or her exchange debentures, that are an integral multiple of $1,000. The term "fundamental change" is generally the same as described above under "-- Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock--Redemption Upon a Fundamental Change" beginning on page 61, although for this purpose, the definition does not include references to the convertible exchangeable preferred stock. The purchase price will be equal to the principal amount of the exchange debentures, plus accrued and unpaid interest to the final surrender date (as described below).

   For purposes of calculating the number of shares of common stock issuable upon the redemption, the value of any of the common stock will be equal to the average of the closing prices of the common stock for the five trading days ending on the third trading day immediately before the final surrender date. MCI WorldCom cannot make payment in shares of common stock unless the shares have been, or will be no later than the repurchase date, registered under the Securities Act, or are freely tradable pursuant to an exemption under the Securities Act, and are listed on a United States national securities exchange or quoted on The Nasdaq National Market at the time of payment.

   Within 30 days after a fundamental change takes place, MCI WorldCom must mail to all holders of record, and beneficial owners as required under applicable law, of the exchange debentures a notice describing, among other things, the occurrence of the fundamental change and of the resulting repurchase right. MCI WorldCom must mail the notice to the trustee and publish the notice in The Wall Street Journal, if then in circulation, or otherwise in a daily newspaper of national circulation. At least two business days before the final surrender date, MCI WorldCom must publish and mail a similar notice which shall also state whether and to what extent the repurchase price will be paid in cash or equivalent shares of common stock of MCI WorldCom or any successor corporation. To exercise the repurchase right, a holder of exchange debentures must surrender, on or before the final surrender date, unless contrary to applicable law, the exchange debentures to be repurchased, duly endorsed for transfer to MCI WorldCom, together with a written notice of election. The final surrender date is the date which is 60 days after the date of the first of the MCI WorldCom notices described in this paragraph. MCI WorldCom is required to repurchase the shares on a date it selects that is not less than 10 nor more than 20 days after the final surrender date.

   The right to require MCI WorldCom to repurchase the exchange debentures for cash as a result of the occurrence of a fundamental change could create an event of default under existing or future senior indebtedness of MCI WorldCom. As a result, any repurchase for cash could, without a waiver, be blocked by the subordination provisions of the exchange debentures. Failure by MCI WorldCom to repurchase the exchange debentures when required will result in an event of default with respect to the debentures whether or not such repurchase is permitted by the subordination provisions.

   Rule 13e-4 under the Securities Exchange Act requires the dissemination of certain information to security holders in the event of an issuer tender offer and may apply in the event that the repurchase option becomes available to holders of the exchange debentures. MCI WorldCom will comply with this rule to the extent applicable at that time.

   The provisions described above would not necessarily give holders of the exchange debentures protection upon the occurrence of a change in control or in the event of highly leveraged or other transactions involving MCI WorldCom that may adversely affect such holders or against a decline in the creditworthiness of MCI WorldCom.

   Events of Default. The following will be events of default under the indenture:

   . failure to pay any interest on any exchange debentures when due, continued for 30 days;

   . failure to pay principal of or premium, if any, on the exchange debentures when due at maturity, upon redemption or otherwise, including failure by MCI WorldCom to redeem the exchange debentures when required as described above under "--Redemption Upon a Fundamental Change," beginning on page 66;

   . failure to perform any other covenant or agreement of MCI WorldCom set forth in the exchange debentures or the indenture, continued for 30 days after written notice of default is given as provided in the indenture;

   . failure to pay at maturity or at a date fixed for pre-payment or by acceleration (other than an acceleration that is withdrawn, cancelled or otherwise annulled within 10 days following such acceleration) any principal, premium, if any, or interest payable with respect to any indebtedness for money borrowed or under any guarantee by MCI WorldCom in excess of $10 million; and

 .      certain events in bankruptcy, insolvency or reorganization of MCI
       WorldCom or any of its subsidiaries.

   A "default" under the indenture will be an event which is, or after notice or passage of time, or both, would be an event of default.

   If an event of default or default occurs and is continuing and if it is known to the trustee, the trustee will mail to each holder of exchange debentures notice of the event of default or default within 90 days after it occurs. The trustee may withhold the notice if it in good faith determines that withholding the notice is in the interest of holders of the exchange debentures, except in the case of an event of default or default in payment of the principal of or premium, if any, or interest on any exchange debenture.

   The trustee is not required to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the exchange debentures, unless the holders offer the trustee satisfactory indemnity. The holders of a majority in aggregate principal amount of the outstanding exchange debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred to the trustee, subject to certain exceptions.

   If an event of default is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding exchange debentures may accelerate the maturity of all exchange debentures, except in the case of an event of default arising out of certain events of bankruptcy, insolvency or reorganization. The maturity of the exchange debentures automatically accelerates upon the occurrence of an event of default arising out of certain events of bankruptcy, insolvency or reorganization. After acceleration, the holders of a majority in aggregate principal amount of outstanding exchange debentures may, subject to certain conditions, cancel the acceleration if such cancellation would not conflict with a judgment or decree of a court if all events of default, other than the non-payment of amounts which became due by acceleration, have been cured or waived as provided in the indenture.

   No holder of the exchange debentures can pursue any remedy under the indenture unless:

   . the holder has previously given the trustee written notice of a continuing event of default;

   . the holders of at least 25% in aggregate principal amount of the outstanding exchange debentures have made written request, and offered reasonable indemnity, to the trustee to pursue the remedy;

   . the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding exchange debentures a direction inconsistent with the request; and

   . the trustee has failed to comply with the request within 60 days of the request and offer of indemnity.

   However, these limitations do not apply to actions instituted by a holder of an exchange debenture to enforce:

   . payment of the principal of or premium, if any, or interest on such exchange debenture on or after the due dates expressed in such exchange debenture; or

   . the right to convert the exchange debenture in accordance with the indenture.

   MCI WorldCom will be required to furnish to the trustee annually a statement of its performance of its obligations under the indenture and as to the existence of any event of default or any default in the performance of the obligations.

   The holders of a majority in aggregate principal amount of outstanding exchange debentures may on behalf of the holders of all the exchange debentures waive any existing event of default or default, other than:

   . a default in payment of the principal of or premium, if any, or interest on any exchange debenture; or

   . a failure by MCI WorldCom to convert any exchange debentures into common stock.

   Merger and Consolidation. So long as the exchange debentures are outstanding, MCI WorldCom may not consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to, another entity unless:

 .      MCI WorldCom is the surviving entity or the successor or transferee is a corporation organized under the laws of the United States, any state thereof or the District of Columbia (however, this provision does not apply in the event of a transaction constituting a fundamental change, as described above);

 .      the successor assumes all the obligations of MCI WorldCom under the exchange debentures and the indenture (in which case all obligations of MCI WorldCom will terminate); and

 .      immediately before and after giving effect to such transaction, no default or event of default exists.

   Certain Other Covenants. MCI WorldCom will be required to file all reports and other information and documents which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act and within 15 days after it files them with the Commission, MCI WorldCom will be required to file copies of all such reports, information and other documents with the trustee. MCI WorldCom will be required to mail to the holders of the exchange debentures any quarterly and annual reports which it mails to its shareholders.

   If MCI WorldCom is not subject to those provisions of the Securities Exchange Act, it will be required to prepare for the first three quarters of each year, quarterly financial statements substantially equivalent to those required by the Commission. MCI WorldCom will also be required to prepare, on an annual basis, complete audited consolidated financial statements. All such financial statements will be required to be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which MCI WorldCom's independent accountants concur, and except that quarterly statements may be subject to year-end adjustments. MCI WorldCom will be required to cause a copy of such financial statements to be filed with the trustee and mailed to the holders of the exchange debentures within 50 days after the close of each of the first three quarters of each fiscal year and within 95 days after the close of each fiscal year.

   The board of directors or the shareholders of MCI WorldCom may not adopt a plan of liquidation which plan provides for, contemplates or the effectuation of which is preceded by:

 .      the sale, lease, conveyance or other disposition of all or substantially all of the assets of MCI WorldCom otherwise than substantially as an entirety; and

 .      the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of MCI WorldCom to the holders of the capital stock of MCI WorldCom,

unless MCI WorldCom shall in connection with the adoption of such plan provide for, or agrees that prior to making any liquidating distributions it will provide for, the satisfaction of MCI WorldCom's obligations under the exchange debentures as to the payment of the principal, premium, if any, and interest.

   Satisfaction and Discharge. MCI WorldCom may terminate all of its obligations under the exchange debentures and the indenture, except for certain obligations, if:

 .      all of the exchange debentures (other than destroyed, lost or stolen exchange debentures which have been replaced or paid or exchange debentures for whose payment money has been held in trust and thereafter repaid to MCI WorldCom) have been delivered to the trustee for cancellation and MCI WorldCom has paid all sums payable by it in connection with the exchange debentures, or

 .      if MCI WorldCom irrevocably deposits in trust with the trustee cash or
       U.S. government obligations sufficient to pay the principal of and premium, if any, and interest on the debentures then outstanding to maturity or to the date fixed for redemption and to pay all other sums payable by it with respect to the exchange debentures.

   The trustee or paying agent will hold in trust, for the benefit of the holders of the exchange debentures, the amounts deposited with it. They will apply the deposited amounts to the payment of the principal of and premium, if any, and interest on the exchange debentures.

   If the trustee or the paying agent is unable to apply any deposited amounts to the exchange debentures as described above by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority, MCI WorldCom's obligations will be reinstated until such time as the trustee or paying agent is permitted to apply all such amounts.

   Modification. MCI WorldCom and the trustee may amend or supplement the indenture or the exchange debentures with the consent of the holders of a majority in aggregate principal amount of the outstanding exchange debentures. However, no amendment or supplement may, without the consent of each affected holder of the exchange debentures then outstanding:

 .      extend the stated maturity of any exchange debenture;

 .      reduce the rate or extend the time of payment of interest on any exchange debenture;

 .      reduce the principal amount on any exchange debenture or premium, if any, on any exchange debenture;

 .      impair the right of a holder to institute suit for payment thereof;

 .      change the currency in which the exchange debentures are payable;

 .      impair the right of any holder to convert the exchange debentures into cash, securities or other assets;

 .      modify the subordination provisions of the indenture in a manner adverse to the holders of exchange debentures;

 .      impair the rights of holders to cause MCI WorldCom to repurchase the exchange debentures upon a fundamental change; or

 .      reduce the percentage of exchange debenture whose holders must consent to any such modification.

   However, MCI WorldCom and the trustee may amend or supplement the indenture or the exchange debentures without notice to or consent of any holder of the exchange debentures:

 .      to comply with requirements of the indenture concerning liquidation as described under "--Exchange Debentures--Certain Other Covenants" on page 69 and successor corporations in a consolidation, merger or sale of substantially all assets as described under "--Exchange Debentures-- Merger and Consolidation" on page 69;

 .      to provide for uncertificated exchange debentures in addition to or in place of certificated exchange debentures;

 .      to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any holder of the exchange debentures; or

 .      to comply with the provisions of the Trust Indenture Act of 1939.

   Listing. MCI WorldCom is not required to cause the exchange debentures to be listed or included for trading on any national securities exchange or other market.

   Regarding the Trustee. There may be more than one trustee under the indenture. Any trustee may resign or be removed with respect to the exchange debentures, and a successor trustee may be appointed. From time to time, MCI WorldCom may enter into banking relationships with the trustee.

Rights Plan

   MCI WorldCom has adopted a shareholder rights plan pursuant to a rights agreement with The Bank of New York, as rights agent. The following description of the rights agreement is subject in its entirety to the terms and conditions of the rights agreement. SkyTel stockholders should read carefully the rights agreement. See "Where You Can Find More Information" beginning on page 92.

   Exercisability of Rights. Under the rights agreement, one right, which we refer to as an MCI WorldCom right, attaches to each share of MCI WorldCom common stock outstanding and, when exercisable, entitles the registered holder to purchase from MCI WorldCom one one-thousandth of a share of MCI WorldCom series 3 preferred stock at an initial purchase price of $160, subject to the customary antidilution adjustments. For a description of the terms of the MCI WorldCom series 3 preferred stock, see "Description of MCI WorldCom Capital Stock--Series 3 Preferred Stock" beginning on page 72.

   The rights will not become exercisable until the earlier of:

 .      10 business days following a public announcement that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock;

 .      10 business days after MCI WorldCom first determines that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock; or

 .      10 business days, or such later date as may be determined by the MCI
       WorldCom board of directors, following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming the beneficial ownership of securities representing 15% or more of the voting power of MCI WorldCom voting stock (or such later date as the MCI WorldCom board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

   Additionally, at any time a person or a group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock and MCI WorldCom has registered the securities subject to the MCI WorldCom rights under the Securities Act of 1933, the flip-in features of the rights or, at the discretion of the board of directors, the exchange features of the rights, may be exercised by any holder, except for such person or group. A summary description of each of these features follows:

   "Flip In" Feature. In the event a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, each holder of a right, except for such person or group, will have the right to acquire, upon exercise of the right, instead of one one-thousandth of a share of MCI WorldCom series 3 preferred stock, shares of MCI WorldCom common stock having a value equal to twice the exercise price of the right. For example, if we assume that the initial purchase price of $160 is in effect on the date that the flip-in feature of the right is exercised, any holder of an MCI WorldCom right, except for the person or group that has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, can exercise his or her right by paying MCI WorldCom $160 in order to receive from MCI WorldCom shares of common stock having a value equal to $320.

   "Exchange" Feature. At any time after a person or group becomes the beneficial owner of securities representing 15% or more, but less than 50%, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may, at its option, exchange all or some of the rights, except for those held by such person or group, for MCI WorldCom common stock at an exchange ratio of one share of common stock per right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible MCI WorldCom rights holders would not have to pay a purchase price before receiving shares of common stock.

   "Flip Over" Feature. In the event MCI WorldCom is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of MCI WorldCom and its subsidiaries, taken as a whole, are sold, each holder of an MCI WorldCom right, except for a person or group that is the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock, will have the right to receive, upon exercise of the right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the right.

   Redemption of Rights. At any time before the earlier to occur of:

  . public disclosure that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock; or

  . MCI WorldCom's determination that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock,

MCI WorldCom's board of directors may redeem all of the MCI WorldCom rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the MCI WorldCom rights, as described under "--Rights Plan--Exercisability of Rights" on page 71 will terminate upon redemption, and at such time, the holders of the rights will have the right to receive only the redemption price for each right held.

   Amendment of Rights. At any time before a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, the terms of the MCI WorldCom rights and the rights agreement may be amended by the MCI WorldCom board of directors without the consent of the holders of the MCI WorldCom rights, including an amendment to lower the 15% threshold to not less than the greater of:

  . any percentage greater than the largest percentage of the voting power of all MCI WorldCom voting stock then known to MCI WorldCom to be beneficially owned by any person or group; and

  .  10%.

However, if at any time after a person or group beneficially owns securities representing 15% or more, or such lower percentage as may be amended in the rights agreement, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may not adopt amendments to the rights agreement that adversely affect the interests of holders of the MCI WorldCom rights. Furthermore, once the rights are no longer redeemable, the MCI WorldCom board of directors may not adopt any amendment that would lengthen the time period during which the rights are redeemable.

   Termination of Rights. If not previously exercised, the MCI WorldCom rights will expire on September 6, 2001, unless MCI WorldCom earlier redeems or exchanges the rights or extends the final expiration date.

   Anti-takeover Effects. The MCI WorldCom rights have certain anti-takeover effects. Once the rights have become exercisable, the rights will cause substantial dilution to a person or group that attempts to acquire or merge with MCI WorldCom in certain circumstances. Accordingly, the existence of the rights may deter potential acquirors from making a takeover proposal or tender offer. The rights should not interfere with any merger or other business combination approved by the MCI WorldCom board of directors since MCI WorldCom may redeem the rights as described above and since a transaction approved by the MCI WorldCom board of directors would not cause the rights to become exercisable.

Series 3 Preferred Stock

   In connection with the creation of the MCI WorldCom rights, as described above, the MCI WorldCom board of directors has authorized the issuance of 5,000,000 shares of preferred stock as series 3 junior participating preferred stock.

   MCI WorldCom has designed the dividend, liquidation, voting and redemption features of the series 3 preferred stock so that the value of one one-thousandth of a share of series 3 preferred stock approximates the value of one share of common stock. Shares of series 3 preferred stock may only be purchased after the MCI WorldCom rights have become exercisable, and each share of the series 3 preferred stock:

  . is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock;

  . will have a preferential dividend in an amount equal to the greater of $10.00 and 1,000 times any dividend declared on each share of common stock;

  . in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,000 times the payment made per share of common stock;

  . will have 1,000 votes, voting together with the common stock and any other capital stock with general voting rights; and

  . in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock.

The rights of the series 3 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

Certain Charter and Bylaw Provisions

   In addition to the MCI WorldCom rights described above, MCI WorldCom's articles of incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control. The following description is subject in its entirety to applicable Georgia law and MCI WorldCom's articles of incorporation and bylaws.

   Election of Directors; Filling Vacancies. Under Georgia law, directors are elected at each annual shareholder meeting, unless the articles of incorporation or a bylaw approved by shareholders provides that their terms are staggered. Additionally, either shareholders or directors may fill any vacancies on the board of directors, unless the articles of incorporation or a bylaw approved by the shareholders provides otherwise. The articles of incorporation may authorize the election of all or certain directors by one or more classes or series of shares. The articles of incorporation or the bylaws also may allow the shareholders or the board of directors to fix or change the number of directors.

   The MCI WorldCom bylaws provide that the number of members of the board of directors is fixed by the board of directors but cannot be less than three. Currently, MCI WorldCom's board of directors has 17 members. Neither the MCI WorldCom articles nor the bylaws provide for a staggered board of directors. MCI WorldCom's bylaws provide that if there is a vacancy with respect to any seat on the MCI WorldCom board of directors caused by removal or resignation of a director as provided in the bylaws or an increase in the number of directors by an action of the board of directors those vacancies will be filled by the affirmative vote of a majority of the remaining directors, and if the increase in the number of directors is by action of the shareholders, then the shareholders will fill any vacancy in the same manner as at an annual meeting. Notwithstanding the foregoing, in the event the holders of the convertible exchangeable preferred stock become entitled to elect two directors on account of unpaid dividends, the MCI WorldCom articles of incorporation will provide that those holders, voting separately as a class, would have the exclusive right to fill any vacancy relative to those two directors. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the vacant or newly created directorship and until such director's successor has been duly elected and qualified.

   Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The MCI WorldCom articles of incorporation do not provide for cumulative voting.

   Limitations on Nomination of Directors. Under MCI WorldCom's bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by MCI WorldCom in advance of the meeting. Ordinarily, such notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then such notice must be given by the shareholder and received by MCI WorldCom not earlier than 150 days before the annual meeting and not later than the close of business on the later of the 120th day before the annual meeting or the 10th day following the day on which public announcement of the meeting is first made. In some cases, notice may be delivered and received later if the number of directors to be elected to the board of directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the bylaws, including the name, age and address of each proposed nominee, his or her occupation, the class and number of shares held by the nominee.

   In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to MCI WorldCom's notice of meeting. Nominations for persons for election to the board of directors at a special meeting for which the election of directors is a stated purpose in the notice of meeting may be made by any shareholder who complies with the notice and other requirements of the bylaws. If MCI WorldCom calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if notice from the shareholder is given and received not earlier than 150 days before the special meeting and not later than the close of business on the later of the 120th day before the special meeting or the 10th day following the day on which public announcement of the meeting and/or of the nominees proposed by MCI WorldCom is first made. The notice from the shareholder must also include the same information described above.

   Limitation on Calling Special Meetings of Shareholders. Georgia law allows the board of directors or any person authorized in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. Generally, a special meeting may also be called by holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, or any other percentage as may be provided in the corporation's articles of incorporation or bylaws.

   The MCI WorldCom bylaws provide that a special meeting may be called by the MCI WorldCom board of directors or the President of MCI WorldCom, and shall be called by the President of MCI WorldCom at the request of holders of not less than 40% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders requesting a special meeting must describe the purpose or purposes for which the meeting is to be held (which must be a proper subject for action by the shareholders), and provide the same information as would be required for such a proposal at an annual meeting.

   Limitations on Proposals of Other Business. In order for a shareholder to bring other business before a annual meeting, timely notice must be given to and received by MCI WorldCom within the time limits described above under the heading "--Certain Charter and Bylaw Provisions--Limitations on Nomination of Directors." The shareholder's notice must include a description of the proposed business (which must be a proper subject for action by the shareholders), the reasons for conducting such business and other matters specified in the bylaws.

   Proposals of other business may be considered at a special meeting requested in accordance with the bylaws only if the requesting shareholder gives and MCI WorldCom receives a notice containing the same information as required for an annual meeting at the time the meeting is requested.

   Special Redemption Provisions. Under Georgia law, a corporation may acquire its own shares of capital stock, subject to the requirement that at all times the corporation must have authorized:

  . at least one or more classes of shares that together have unlimited voting rights; and

  . at least one or more classes of shares (which may be the same class or classes as those with unlimited voting rights) that together are entitled to receive the net assets of the corporation upon dissolution.

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

In addition, a corporation's acquisition of its own shares of capital stock is considered a distribution under Georgia law. As a result, these acquisitions are subject to the restrictions on distributions set forth in the corporation's articles of incorporation and Georgia law.

   MCI WorldCom's articles of incorporation contain provisions allowing MCI WorldCom to redeem shares of its capital stock from some foreign shareholders in order to enable it to continue to hold certain common carrier radio licenses. These provisions are intended to cause MCI WorldCom to remain in compliance with the Communications Act of 1934, and related regulations.

   Under these provisions, if the percentage of capital stock owned by foreign shareholders exceeds 20%, or such other percentage as may be specified by the Communications Act and related regulations, MCI WorldCom has the right to redeem the excess shares held by them at a specified amount based on then recent trading prices. After MCI WorldCom determines that any excess shares exist, those excess shares will not be considered outstanding for purposes of determining the vote required on any matter submitted to shareholders of MCI WorldCom. Similarly, those excess shares will not have the right to receive any dividends or other distributions, including distributions in liquidation. The redemption price may be paid in cash, securities or a combination of both. MCI WorldCom may require confirmation of citizenship from any record or beneficial holders of shares, or any transferee, as a condition to registration or transfer of those shares.

   Business Combination Restrictions. Under Georgia law, Georgia corporations may adopt a provision in their bylaws requiring that business combinations be approved by a special vote of the board of directors and/or the shareholders unless specified fair pricing criteria are met. Georgia corporations may also adopt a provision in their articles of incorporation or bylaws which requires that business combinations with interested shareholders be approved by a super-majority vote. MCI WorldCom has not adopted either of these provisions. Instead, MCI WorldCom's articles contain provisions governing some types of business combinations, as described below.

   The MCI WorldCom articles contain a provision that requires the approval by the holders of at least 70% of the voting power of the outstanding shares of any class of capital stock of MCI WorldCom entitled to vote generally in the election of directors as a condition for business transactions, as described below, involving MCI WorldCom and a related person, as described below, or in which a related person has an interest, unless:

  . the business transaction is approved by at least a majority of MCI WorldCom's continuing directors, as described below, then serving on the board of directors, but if the votes of those continuing directors would have been insufficient to constitute an act of the board of directors, then the unanimous vote of the continuing directors so long as there are at least three continuing directors serving on the board of directors at the time of the unanimous vote will be sufficient to approve the transaction; or

  .  certain minimum price and other requirements are met.

  A "business transaction" means:

  . any merger, share exchange or consolidation involving MCI WorldCom or any of its subsidiaries;

  . any sale, lease, exchange, transfer or other disposition by MCI WorldCom or any of its subsidiaries of more than 20% of its assets;

  . any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of an entity to MCI WorldCom or a subsidiary of MCI WorldCom;


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

  . the issuance, sale, exchange, transfer or other disposition by MCI WorldCom or a subsidiary of MCI WorldCom of any securities of MCI WorldCom or any subsidiary of MCI WorldCom in exchange for cash, securities or other property having an aggregate fair market value of $15 million or more;

  . any merger, share exchange or consolidation of MCI WorldCom with any subsidiary of MCI WorldCom in which MCI WorldCom is not the surviving corporation and the charter of the surviving corporation does not contain provisions similar to the business combination restrictions in the MCI WorldCom articles of incorporation;

  . any recapitalization or reorganization of MCI WorldCom or reclassification of its securities which would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding;

  . any liquidation, spin off, split off, split up or dissolution of MCI WorldCom; and

  . any agreement, contract or other arrangement providing for any of the business transactions described above or having a similar purpose or effect.

   A "related person" means a person or entity which, together with its affiliates and associates, beneficially owns 10% or more of MCI WorldCom's outstanding voting stock or who had that level of beneficial ownership:

  . at the time of entering into the definitive agreement providing for the business transaction;

  . at the time of adoption by the board of directors of a resolution approving such transaction; or

  . as of the record date for the determination of shareholders entitled to vote on or consent to the business transaction.

   A "continuing director" means a director of MCI WorldCom who either:

  .  was a member of the board of directors on September 15, 1993; or

  . who became a director of MCI WorldCom after that date, and whose election, or nomination for election by the shareholders, was approved by at least a majority of the continuing directors then on the board of directors;

provided that any director who is a related person with an interest in the business transaction to be voted upon, other than a proportionate interest as a shareholder of MCI WorldCom, will not be considered to be a continuing director.

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

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                           OF MCI WORLDCOM AND SKYTEL

   Upon completion of the merger, SkyTel stockholders will become holders of MCI WorldCom stock and their rights will be governed by the Georgia Business Corporation Code, which we refer to as Georgia law, MCI WorldCom's articles of incorporation and bylaws and MCI WorldCom's rights agreement. The rights of SkyTel stockholders are governed by the Delaware General Corporation Law, which we refer to as Delaware law, SkyTel's certificate of incorporation and by-laws and SkyTel's rights agreement.

   The following is a summary of the material differences between the rights of shareholders of MCI WorldCom and SkyTel, but does not purport to be a complete statement of all such differences. SkyTel stockholders should read carefully the relevant provisions of Georgia law, Delaware law, MCI WorldCom's articles of incorporation, bylaws and rights agreement and SkyTel's certificate of incorporation, by-laws and rights agreement. See "Where You Can Find More Information," beginning on page 92.

Capitalization

 MCI WorldCom

   MCI WorldCom's authorized capital stock is described above under "Description of MCI WorldCom Capital Stock--General" on page 54.

 SkyTel

   The total number of authorized shares of capital stock of SkyTel consists of 100,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share, of which 3,750,000 shares have been designated as $2.25 cumulative convertible exchangeable preferred stock and 750,000 shares have been designated as series C junior participating preferred stock.

Voting Rights

 MCI WorldCom

   Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights.

 SkyTel

   Each holder of common stock is entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights.

Number and Election of Directors

 MCI WorldCom

   Under Georgia law, directors are elected at each annual shareholder meeting, unless the articles of incorporation or a bylaw approved by shareholders provides that their terms are staggered. The articles of incorporation may authorize the election of all or certain directors by one or more classes or series of shares. The articles of incorporation or the bylaws also may allow the shareholders or the board of directors to fix or change the number of directors.

   The MCI WorldCom bylaws provide that the number of members of the board of directors is fixed by the board of directors but cannot be less than three. Currently, MCI WorldCom's board of directors has 17 members. Neither the MCI WorldCom articles nor the bylaws provide for a staggered board of directors. The MCI WorldCom articles of incorporation provide that the directors shall be elected by a majority of shares of all classes or series of shares with voting rights. No class or series of MCI WorldCom shares has a right to elect any director solely by vote of such class or series, except that the holders of convertible exchangeable preferred stock would have the right to elect two directors if dividends remain unpaid for six quarters, as described under "Description of MCI WorldCom Capital Stock -- Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock" beginning on page 56.

   Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The MCI WorldCom articles of incorporation do not provide for cumulative voting.

 SkyTel

   Under Delaware law, directors are elected at each annual meeting of stockholders unless the certificate of incorporation or by-laws provide otherwise, or if their terms are staggered. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares and the certificate of incorporation or by-laws may provide for staggered terms for directors.

   The SkyTel certificate of incorporation and by-laws provide that the number of members of the board of directors is fixed by the board of directors but cannot be less than three or more than 15 people. Currently, SkyTel's board of directors has 10 members. SkyTel's certificate of incorporation and by-laws provide for a staggered board of directors consisting of three classes of directors. Under SkyTel's certificate of incorporation and by-laws, at each annual meeting of stockholders, the successors of the class of directors whose term expires at the meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

   Under Delaware law, stockholders do not have cumulative voting rights for the election of directors unless the certificate of incorporation so provides. SkyTel's certificate of incorporation does not provide for cumulative voting or for the election of directors by written consent of stockholders.

Vacancies on the Board of Directors

 MCI WorldCom

   Under Georgia law, either shareholders or directors may fill any vacancies on the board of directors, unless the articles of incorporation or a bylaw approved by the shareholders specifically regulate the filling of any such vacancies. However, any such vacancy must be filled according to the articles of incorporation to the extent the articles provide that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. Since no individual class or series of shares of MCI WorldCom stock, other than the convertible exchangeable preferred stock in certain limited circumstances, has a right to elect any directors, vacancies on the board of directors of MCI WorldCom will be filled in accordance with MCI WorldCom's bylaws which provide that if there is a vacancy on the MCI WorldCom board of directors caused by removal or resignation of a director as provided in the bylaws or an increase in the number of directors by an action of the board of directors, those vacancies will be filled by the affirmative vote of a majority of the remaining directors, and if the increase in the number of directors is by action of the shareholders, then the shareholders will fill any vacancy in the same manner as at an annual meeting. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the vacant or newly created directorship and until such director's successor has been duly elected and qualified. The holders of the convertible exchangeable preferred stock have the sole right to fill any vacancies created by the removal or resignation of either director appointed by them.

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

 SkyTel

   Under Delaware law, unless the certificate of incorporation or by-laws provide otherwise, vacancies on the board of directors may be filled by the stockholders or the directors. SkyTel's certificate of incorporation and by-laws provide that subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under certain circumstances, vacancies and newly created directorships resulting from an increase in the authorized number of directors will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, except as may be required by law. A director elected to fill a vacancy or newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified.

Removal of Directors

 MCI WorldCom

   Georgia law provides that directors may be removed with or without cause by a majority of the votes entitled to be cast, unless director terms are staggered or the articles of incorporation of a bylaw adopted by the shareholders provides that directors may be removed only for cause. However, if a director is elected by a particular voting group of shareholders, that director may only be removed by the requisite vote of that voting group. MCI WorldCom's bylaws provide that any or all directors may be removed with or without cause. Because directors' terms are not staggered and no particular voting group of shareholders have authority to elect a director (other than the holders of convertible exchangeable preferred stock if they have become entitled to elect two directors), any or all directors of MCI WorldCom may be removed with or without cause by a majority vote of shares of voting stock of MCI WorldCom. Holders of convertible exchangeable preferred stock would have the sole right to remove either of the directors appointed by them.

 SkyTel

   SkyTel's certificate of incorporation provides that, subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under certain circumstances, any director may be removed from office only for cause by the affirmative vote of at least 80% of the stock of SkyTel entitled to vote in the election of directors, voting together as a single class. However, under Delaware law, if holders of any class or series are entitled to elect one or more directors by the certificate of incorporation, only the holders of the outstanding shares of that class or series may vote on the removal of those directors for cause. Holders of SkyTel convertible exchangeable preferred stock under certain circumstances will have the right to elect two directors.

Amendments to Charter

 MCI WorldCom

   Georgia law allows MCI WorldCom's board of directors to make only relatively technical amendments to the articles of incorporation without shareholder approval. Otherwise, the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment is required to amend the articles of incorporation, unless a higher vote is required by Georgia law, the articles of incorporation, or the board of directors. Neither the articles of incorporation of MCI WorldCom nor its board of directors have authorized or provided for a super-majority percentage of any voting group for the amendment of the articles of incorporation of MCI WorldCom.

 SkyTel

   Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

  . increase or decrease the aggregate number of authorized shares of such class;

  .  increase or decrease the par value of the shares of such class; or

  . alter or change the powers, preferences or special rights of the shares of such class, so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class.

   Under SkyTel's certificate of incorporation, the affirmative vote of 80% of outstanding shares entitled to vote, voting together as a single class, is required to amend provisions of the certificate of incorporation relating to amendment of the by-laws, actions to be taken by stockholders at annual or special meetings and the number, election, terms and other matters relating to directors.

Amendments to Bylaws

 MCI WorldCom

   Georgia law provides that, unless a corporation's articles, applicable law or a particular bylaw approved by shareholders provides otherwise, either the directors or shareholders may amend the bylaws. MCI WorldCom's bylaws allow the directors or shareholders to amend or repeal the bylaws, and the articles or bylaws of MCI WorldCom do not provide any restrictions on the authority of either the shareholders or the directors to amend or repeal the bylaws.

 SkyTel

   Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, the stockholders have the power to adopt, amend or repeal the by-laws. SkyTel's certificate of incorporation and by-laws allow the directors and stockholders to amend or repeal the by-laws except that the by-laws relating to:

  .  notice of stockholder business;

  .  nomination of director candidates;

  .  number, qualification, election and terms of directors;

  .  removal of directors; and

  .  amendments and repeals of the by-laws;

may not be amended or repealed without the affirmative vote of the holders of at least 80% of the outstanding stock entitled to vote, voting together as a single class.

Shareholder Action

 MCI WorldCom

   Subject to certain requirements, Georgia law provides that any action required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if evidenced by one or more written consents describing the action taken, signed and dated by all shareholders entitled to vote on such action. Alternatively, if the articles of incorporation so provide, such action could be taken by persons who would be entitled to vote shares at a meeting having the requisite voting power to take action at a meeting at which all shareholders

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

entitled to vote were present and voted. The MCI WorldCom articles of incorporation do not provide for the consent of a lesser number of shares with respect to an action by written consent. Therefore, the written consent of all shareholders of MCI WorldCom entitled to vote on such action would be required in order to take such an action without a meeting of shareholders.

 SkyTel

   Delaware law provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken by the stockholders at a meeting may be taken without a meeting if a consent or consents in writing, setting forth the action taken, is signed by the holders of record of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted. SkyTel's certificate of incorporation does not provide for action to be taken by the stockholders by written consent. SkyTel's certificate of incorporation provides that any action required or permitted to be taken by the stockholders of SkyTel must be effected at a duly called annual or special meeting of the stockholders and may not be effected by any consent in writing of such stockholders.

Notice of Shareholder Action

 MCI WorldCom

   MCI WorldCom's bylaws require that shareholders give advance written notice of nominations for the election of directors and to properly bring business before any meeting of shareholders, as described under "Description of MCI WorldCom Capital Stock--Certain Charter and Bylaw Provisions--Limitations on Nomination of Directors" on page 74 and "--Limitations on Proposals of Other Business" on page 74.

 SkyTel

   SkyTel's bylaws require that stockholders give advance written notice to the Secretary of SkyTel for all business to be properly brought before a meeting of stockholders and for nominations for the election of directors to be made at an annual or special meeting.

Special Shareholder Meetings

 MCI WorldCom

   A description of Georgia law and the relevant provisions of MCI WorldCom's bylaws relating to special meetings of shareholders is contained under "Description of MCI WorldCom Capital Stock--Certain Charter and Bylaw Provisions--Limitations on Calling Special Meetings of Shareholders" on page 74.

 SkyTel

   Under Delaware law, a special meeting of stockholders may be called by the board of directors or by other persons authorized by the certificate of incorporation or the by-laws. The SkyTel's certificate of incorporation and by-laws provide that special meetings of the stockholders may only be called by the chairman of the board of directors. Special meetings will be called within 10 days of the chairman receiving the written request of the board of directors pursuant to a resolution approved by a majority of the board of directors.

Limitation of Personal Liability of Directors

 MCI WorldCom

   Georgia law provides that a corporation's articles of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director. However, no provision in the articles of incorporation can eliminate or limit the monetary liability of a director for:

  .  misappropriation of corporate business opportunities;

  .  intentional misconduct or knowing violation of the law;

  .  unlawful distributions; or

  . any transaction in which such director receives an improper personal benefit.

   MCI WorldCom's articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Georgia law.

 SkyTel

   Delaware law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation can eliminate or limit the liability of a director:

  . for any breach of a director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

  . for any transaction from which the director derived an improper personal benefit.

   SkyTel's certificate of incorporation provides that, to the fullest extent permitted by law, no director will be personally liable to SkyTel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of SkyTel.

Indemnification of Directors and Officers

 MCI WorldCom

   Georgia law provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding, provided that such individual acted in good faith and reasonably believed:

  . in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

  . in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation; and

  . in the case of a criminal proceeding, that such individual had no reasonable cause to believe that such conduct was unlawful.

   A Georgia corporation may not indemnify a director under Georgia law:

  . in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding, provided it is determined that such director met the relevant standard of conduct described above; or

  . in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit.

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

   Before indemnifying a director under the Georgia code, a determination must be made that the director has met the relevant standard of conduct described above. This determination must be made by:

  . if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by such vote;

  . by special legal counsel (1) selected by a vote of the board directors or committee thereof as described above, or (2) if there are fewer than two disinterested directors, selected by the board of directors, including directors who are not disinterested directors; or

  . by the shareholders, but shares owned by or voted under the control of a director who is not a disinterested director may not vote on that determination.

   A Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

  . a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in the Georgia law or that the proceeding involves conduct for which such director's liability has been properly eliminated under the articles of incorporation; and

  . his or her written undertaking to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification.

   The authorization for such advancement of funds will be made:

  .  by the board of directors:

    . when there are two or more disinterested directors, by a majority vote of all of the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by such vote; or

    . when there are fewer than two disinterested directors, by a vote of the board of directors, including directors who are not disinterested directors; or

  . by the shareholders, but shares owned or voted under the control of a director who is not a disinterested director may be not voted on such authorization.

   Georgia law also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to those limitations if such indemnification has been authorized by a majority of the votes entitled to be cast which excludes shares owned or voted under the control of the director or directors who are not disinterested. However, the corporation may not indemnify a director adjudged liable of any of the acts or omissions described above under "--Limitation of Personal Liability of Directors."

   Under Georgia law, a corporation has authority to indemnify officers to the same extent as directors. One distinction for officer indemnification however, is that Georgia law does not require shareholder approval for indemnification of officers without regard to the limitations specified previously for directors, subject in all cases to public policy exceptions described above under "--Limitation of Personal Liability of Directors." A person who is both an officer and a director is treated, for indemnification purposes, as a director.

   The MCI WorldCom articles of incorporation and bylaws authorize indemnification to the fullest extent permitted by Georgia law except for certain additional shareholder approved indemnification permitted under Georgia law.

 SkyTel

   Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if:

  . the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation; and

  . with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

   Under Delaware law, a corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

   Delaware law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made:

  . by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum;

  . if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

  .  by the stockholders.

   Under Delaware law, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification. These expenses incurred by former directors or officers may be paid upon the terms and conditions, if any, as the corporation deems appropriate.

   Under Delaware law, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, that person must be indemnified against expenses actually and reasonably incurred in connection with any claim.

   Delaware law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against the director or officer and incurred in his or her capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Delaware law.

   SkyTel's certificate of incorporation of SkyTel provides that SkyTel will indemnify its directors and officers to the fullest extent allowed by law and authorizes SkyTel to enter into agreements with directors and executive officers which provide greater indemnification than that provided in the restated certificate of incorporation. SkyTel has entered into agreements with each of its directors and executive officers requiring SkyTel to indemnify such persons and to advance litigation expenses to its directors and executive officers to the fullest extent permitted by applicable law.

Dividends

 MCI WorldCom

   Holders of common stock are entitled to receive dividends declared by the board of directors. The right of the board of directors to declare dividends, however, is subject to the rights of any holders of preferred stock of

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

MCI WorldCom and the availability of sufficient funds under Georgia law to make distributions to its shareholders.

 SkyTel

   Delaware law provides that a corporation may pay dividends out of its surplus or if there is no surplus out of its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of the net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

Appraisal Rights

 MCI WorldCom

   Georgia law provides that shareholders are entitled to dissent from and obtain payment of the fair value of their shares in the event of:

  . mergers, share exchanges, sales or exchanges of all or substantially all of the corporation's assets;

  . amendments to the articles of incorporation that materially and adversely affect certain rights in respect of a dissenter's shares; and

  . certain other actions taken pursuant to a shareholder vote to the extent provided for under Georgia law, the articles of incorporation, bylaws or resolution of the board of directors.

   However, unless the corporation's articles of incorporation otherwise provide, appraisal rights are not available:

  . to holders of shares of any class or series of shares not entitled to vote on the merger, share exchange or sale or exchange of all or substantially all of a corporation's assets;

  . in a sale of all or substantially all of the assets of the corporation pursuant to court order;

  . in a sale of all or substantially all of the corporation's assets for cash, where all or substantially all of the net proceeds of such sale will be distributed to the shareholders within one year; or

  . to holders of shares which at the record date were either listed on a national securities exchange or held of record by more than 2,000 shareholders,

unless:

  . in the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or a publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

  . the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

   MCI WorldCom's articles of incorporation do not provide for appraisal rights under these circumstances.

 SkyTel

   Under Delaware law, a stockholder of a Delaware corporation is generally entitled to demand an appraisal and to obtain payment of the fair value of his or her shares in the event of a merger or consolidation in which the corporation is to be a party. This right to demand an appraisal does not apply to holders of shares of any class or series of stock which are:

  . shares of a surviving corporation and if a vote of the stockholders of that corporation is not necessary to authorize the merger or consolidation;

  . listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., such as The Nasdaq National Market; or

  .  held of record by more than 2,000 holders.

   Appraisal rights are available for holders of shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of the merger or consolidation agreement to accept in exchange for their stock anything except:

  . shares of stock of the corporation surviving or resulting from the merger or consolidation;

  . shares of stock of any other corporation which, at the effective time of the merger or consolidation, will be listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, such as The Nasdaq National Market, or held of record by more than 2,000 holders;

  .  cash instead of fractional shares of the corporations described above;
     or

  . any combination of the shares of stock and cash instead of fractional shares described above.

Preemptive Rights

 MCI WorldCom

   Georgia law does not provide for preemptive rights to shareholders to acquire a corporation's unissued stock except with respect to corporations meeting extremely narrow criteria. However, preemptive rights may be expressly granted to the shareholders in a corporation's articles of incorporation. MCI WorldCom does not meet the narrow criteria for which its shareholders are statutorily provided preemptive rights nor do the articles of incorporation of MCI WorldCom provide for preemptive rights.

 SkyTel

   Delaware law does not provide for preemptive rights to acquire a corporation's unissued stock, but preemptive rights may be provided to stockholders in a corporation's certificate of incorporation. SkyTel's certificate of incorporation does not provide for preemptive rights.

Conversion

 MCI WorldCom

   Holders of MCI WorldCom common stock do not have the right to convert their shares into any other securities.

 SkyTel

   Holders of SkyTel common stock do not have the right to convert their shares into any other securities.


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

Preferred Stock

   Pursuant to the merger, shares of the SkyTel preferred stock will be exchanged for shares of the MCI WorldCom convertible exchangeable preferred stock. The terms of the MCI WorldCom convertible exchangeable preferred stock will be substantially identical to those of the SkyTel preferred stock except:

  .  the issuer will be MCI WorldCom instead of SkyTel; and

  . the shares will be convertible into shares of MCI WorldCom common stock instead of SkyTel common stock.

   The terms of the MCI WorldCom convertible exchangeable preferred stock are summarized above under "Description of MCI WorldCom Capital Stock--Series C $2.25 Cumulative Convertible Exchangeable Preferred Stock," beginning on page 56.

Special Redemption Provisions

 MCI WorldCom

   MCI WorldCom's articles of incorporation permit MCI WorldCom to redeem shares of its capital stock from certain foreign shareholders under some circumstances, as described under "Description of MCI WorldCom Capital Stock-- Certain Charter and Bylaw Provisions--Special Redemption Provisions," beginning on page 74.

 SkyTel

   SkyTel's certificate of incorporation does not contain any special redemption provisions.

Rights Plan

 MCI WorldCom

   MCI WorldCom's rights plan is described above under "Description of MCI WorldCom Capital Stock--Rights Plan," beginning on page 70.

 SkyTel

   In July 1989, the SkyTel board of directors adopted a rights agreement and issued, as a dividend, one common share purchase right for each outstanding share of SkyTel common stock. One SkyTel purchase right has also been issued with respect to each share of SkyTel common stock issued since the date of that dividend.

   Each SkyTel purchase right entitles the holder to buy one share of SkyTel common stock at a price of $30 per share of SkyTel common stock, subject to adjustment. The SkyTel purchase rights will be exercisable after the earlier of:

  . 10 calendar days following a public announcement that a person or group has acquired 20% or more of the outstanding shares of SkyTel common stock, or

  . 10 calendar days, or such later date as may be specified by the SkyTel board of directors, following the commencement of a tender offer or exchange offer that would result in a person acquiring 20% or more of the outstanding shares of SkyTel common stock.

   If a person or group acquires 20% or more of the outstanding shares of SkyTel common stock, each holder of a SkyTel purchase right will receive, upon exercise, shares of SkyTel common stock with a market value equal to two times the exercise price of a SkyTel purchase right, except that purchase rights owned by such person or group will be void. If, following an acquisition by a person or group of 20% or more of the

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

outstanding shares of SkyTel common stock, SkyTel is acquired in a merger or other business combination, each SkyTel purchase right will be exercisable for shares of SkyTel common stock or the number of the acquiring company's shares of common stock, in each case, having a market value equal to two times the exercise price of the SkyTel purchase right.

   SkyTel may redeem the purchase rights at a price of $.01 per purchase right before the purchase rights become exercisable. On August 5, 1999, SkyTel and the rights agent extended the expiration date of the rights agreement to August 7, 2000.

   In connection with the negotiation of the merger agreement, MCI WorldCom and SkyTel agreed that the SkyTel board of directors would amend the SkyTel rights agreement prior to signing the merger agreement to permit the merger to be completed and to cause the SkyTel purchase rights to expire immediately before the merger. SkyTel and the rights agent entered into the amendment on May 28, 1999.

Shareholder Suits

 MCI WorldCom

   Under Georgia law, a shareholder may file a lawsuit against one or more directors, either on his own behalf or on behalf of the corporation. As noted previously, Georgia law permits a corporation, in its articles of incorporation, to limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except in some circumstances. The MCI WorldCom articles of incorporation contain such a provision, as described above under "--Limitation of Personal Liability of Directors" beginning on page 81.

 SkyTel

   Under Delaware law and applicable court decisions a stockholder may file a lawsuit on behalf of the corporation. Delaware law provides that a stockholder must state in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from the corporation's board of directors, unless the demand for redress is excused.

   The board of directors may appoint an independent litigation committee to review a stockholder's request for a derivative action and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to a court's review of the committee's independence, good faith and reasonable investigation.

   Under Delaware law, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation that vary depending on the facts and circumstances of the case and the nature of the claim brought.

   As noted above, Delaware law contains provisions allowing a corporation, through a provision in its restated certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for breach of a fiduciary duty as a director, except that the provision cannot eliminate or limit the liability of a director in some circumstances, as described above under "--Limitation of Personal Liability of Directors" beginning on page 81.

Vote on Extraordinary Corporate Transactions

 MCI WorldCom

   Georgia law is similar to Delaware law in that, except as described below under "--Business Combination Restrictions," a sale or other disposition of all or substantially all of the corporation's assets, a merger of the corporation with and into another corporation, a share exchange involving one or more classes or series of the corporation's shares or a dissolution of the corporation must be adopted by the MCI WorldCom board of directors, except in certain limited circumstances, plus the affirmative vote of the holders of a majority of all shares of stock entitled to vote thereon, except in certain cases.

 SkyTel

   Under Delaware law, mergers or consolidations or sales or exchanges of all or substantially all of a corporation's assets, require the affirmative vote of the board of directors (except in certain limited circumstances). In addition, the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote on the matter may be required. Stockholder consent is not required under the following circumstances:

  . for a corporation which survives a merger and does not issue in the merger more than 20% of its outstanding shares immediately prior to the merger;

  . the merger agreement does not amend in any respect the survivor's certificate of incorporation;

  . each share of the surviving corporation outstanding immediately prior to the merger remains an identical outstanding share of the surviving corporation after the merger;

  . stockholder approval is not required by the survivor's certificate of incorporation; and

  . for either corporation where one corporation owns 90% of each class of outstanding stock of the other corporation.

Business Combination Restrictions

 MCI WorldCom

   MCI WorldCom's articles of incorporation contain provisions governing some types of business combinations, as described under "Description of MCI WorldCom Capital Stock--Certain Charter and Bylaw Provisions--Business Combination Restrictions," beginning on page 75.

 SkyTel

   SkyTel is subject to the antitakeover provisions in Delaware law. The antitakeover provisions prohibit business combinations between a Delaware corporation and an interested stockholder, as described below, within three years of the time the interested stockholder became an interested stockholder unless:

  . before that time, the board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder; or

  . upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation, excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not permit employees to determine confidentially whether shares held by the plan will be tendered in a tender or exchange offer; or

  . on or following that time, the business combination is approved by the board of directors and the business combination transaction is approved by the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

   The business combination restrictions described above do not apply if:

  . the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the antitakeover provisions in Delaware law;

  . the holders of a majority of the voting stock of the corporation approve an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by the antitakeover provisions, which election will be effective 12 months after the amendment's adoption and would not apply to any business combination with a person who was an interested stockholder at or prior to the time the amendment was approved; or

  . the corporation does not have a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on The Nasdaq National Market, or (c) owned by more than 2,000 stockholders.

   The antitakeover provisions do not apply to a business combination that: (1) is proposed after the public announcement of, and before the consummation or abandonment of:

  .  a merger or consolidation of the corporation;

  . a sale of 50% or more of the aggregate market value of the assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all outstanding shares of the corporation; or

  . a tender or exchange offer for 50% or more of the outstanding shares of the corporation;

(2) is with a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the board of directors; and (3) is approved by a majority of the current directors who were also directors before any person became an interested stockholder during the previous three years.

   An "interested stockholder" generally is defined as a person that owns 15% or more of the corporation's outstanding voting stock and the affiliates and associates of that person.

   The term "business combination" includes the following transactions with an interested stockholder:

  . a merger or consolidation of the corporation with an interested stockholder;

  . any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, of assets of the corporation or its subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

  . any transaction which results in the issuance or transfer by the corporation or its subsidiaries of stock of the corporation or such subsidiary to the interested stockholder, except for transactions involving the exercise, conversion or exchange of securities outstanding before the interested stockholder became an interested stockholder and certain other transactions which do not increase the interested stockholder's proportionate share of any class or series of the corporation's stock;

  . any transaction involving the corporation or any of its subsidiaries which increases the proportionate share of any class or series of stock, or securities convertible into the stock of any class or series, of the corporation or any subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused by the interested stockholder; or

  . any receipt by the interested stockholder of the benefit, except proportionately as a stockholder of the corporation, of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation or its subsidiaries.

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

                                 LEGAL MATTERS

   Jones, Day, Reavis & Pogue, New York, New York, has represented SkyTel in connection with this transaction and will pass on certain U.S. federal income tax consequences of the merger for SkyTel.

   Cravath, Swaine & Moore, New York, New York, and Bryan Cave LLP, St. Louis, Missouri, have represented MCI WorldCom in connection with this transaction. Cravath, Swaine & Moore will pass on certain U.S. federal income tax consequences of the merger for MCI WorldCom. Cravath, Swaine & Moore and Bryan Cave LLP from time to time act as counsel for MCI WorldCom and its subsidiaries.

                                    EXPERTS

   The consolidated financial statements of MCI WorldCom as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in MCI WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

   The consolidated financial statements of Brooks Fiber Properties, Inc. as of December 31, 1997, and for each of the years in the two-year period ended December 31, 1997 have been incorporated by reference in this document and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included in MCI WorldCom's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated by reference in this document, and upon the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of SkyTel as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included in SkyTel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

   The consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1996, and for the period ended December 31, 1996, included in MCI WorldCom's Current Report on Form 8-K/A dated August 25, 1996 (filed December 19, 1997), and incorporated by reference into this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

   The consolidated financial statements of MCI Communications Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in MCI WorldCom's Current Report on Form 8-K/A-3 dated November 9, 1997 (filed May 28, 1998), have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Comunicaciones Mtel, S.A. de C.V. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, have been audited by PricewaterhouseCoopers, independent public accountants, as indicated in their report with respect thereto, and are included in SkyTel's Annual Report on Form 10-K/A (filed June 30, 1999) for the year ended December 31, 1998, and are incorporated herein by reference, in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

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

                             STOCKHOLDER PROPOSALS

   SkyTel will hold an annual meeting of SkyTel stockholders in 2000 only if the merger is not completed before the time of the meeting. SkyTel's by-laws do not permit any matter other than the proposal stated in the notice of the special meeting to be brought before the special meeting.

   A stockholder who wishes to submit a proposal to be included in next year's proxy materials for consideration at SkyTel's 2000 annual meeting, if one is to be held, should submit the proposal in writing to SkyTel at the address below under "Where You Can Find More Information." The person submitting a proposal is required to have been an owner of at least 1%, or $2,000 in market value, of SkyTel common stock for a period of at least one year and must continue to own these shares through the date on which the 2000 annual meeting is held. A proposal must be received by SkyTel on or before December 18, 1999 to be included in next year's proxy materials. Stockholders who submit proposals to be included in next year's proxy materials must, in all other respects, comply with Rule 14a-8 under the Securities Exchange Act of 1934.

   A stockholder who wishes to submit a proposal for consideration at the 2000 annual meeting must also comply with SkyTel's by-laws, whether or not the proponent wishes for the proposal to be included in the proxy materials to be mailed to stockholders by SkyTel for the 2000 annual meeting. SkyTel's by-laws provide that in order for a stockholder proposal to be brought before an annual meeting of stockholders, a stockholder must give written notice to the Secretary of SkyTel. This notice must be received by SkyTel at the address below under "Where You Can Find More Information" not less than 80 days prior to the annual meeting. If less than 90 days' notice or prior public disclosure has been given of the date of the annual meeting, notice of a stockholder proposal must be received not later than the close of business on the tenth day following the date on which the notice of the date of the annual meeting was mailed or the date on which the public disclosure was made. The 2000 annual meeting is scheduled to be held on May 18, 2000. Accordingly, notice of a stockholder proposal must be received by SkyTel on or before February 28, 2000 in order for the stockholder proposal to be brought before the 2000 annual meeting in accordance with these by-law requirements.

                                 OTHER MATTERS

   As of the date of this document, the SkyTel board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this document.

                      WHERE YOU CAN FIND MORE INFORMATION

   MCI WorldCom and SkyTel are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with those requirements file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that MCI WorldCom and SkyTel file with the Securities and Exchange Commission at the Commission's public reference rooms at the following locations:

 Public Reference Room   New York Regional Office   Chicago Regional Office
 450 Fifth Street, N.W.  Seven World Trade Center   Citicorp Center
 Room 1024               Suite 1300                 500 West Madison Street,
 Washington, D.C. 20549  New York, NY 10048         Suite 1400
                                                    Chicago, IL 60661-2511

   Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These filings with the Commission are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning MCI WorldCom and SkyTel are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

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

   MCI WorldCom filed a registration statement on Form S-4 on August 26, 1999 to register with the Commission the MCI WorldCom common stock and convertible exchangeable preferred stock to be issued to SkyTel stockholders in the merger. This document is a part of that registration statement and constitutes a prospectus of MCI WorldCom in addition to being a proxy statement of SkyTel. As allowed by Commission rules, this document does not contain all the information you can find in MCI WorldCom's registration statement or the exhibits to the registration statement.

   The Commission allows MCI WorldCom and SkyTel to "incorporate by reference" information into this document, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.

   This document incorporates by reference the documents set forth below that MCI WorldCom and SkyTel have previously filed with the Commission. These documents contain important business and financial information about MCI WorldCom and SkyTel that is not included in or delivered with this document.

MCI WorldCom Filings
(File No. 000-11258,
formerly Resurgens
Communications Group, Inc.
(File No. 1-10415))

Annual Report on Form 10-K....  Fiscal year ended December 31, 1998

Quarterly Reports on Form 10-   Quarters ended March 31, 1999 and June 30,
Q.............................  1999

Current Reports on Form 8-K...  Form 8-K/A dated August 25, 1996 (filed
                                December 19, 1997), Form 8-K/A-3 dated
                                November 9, 1997 (filed May 28, 1998), and
                                Form 8-K dated July 12, 1999 (filed July 12,
                                1999).

The description of MCI
WorldCom common stock set
forth in Resurgens'
Registration Statement on       Resurgens' Registration Statement on Form 8-A
Form 8-A......................  dated December 12, 1989, as updated by the descriptions contained in the MCI WorldCom's
                                Registration Statement on Form S-4 (File No.
                                333-16015), as declared effective by the Securities and Exchange Commission on November
                                14, 1996, which includes the Joint Proxy
                                Statement/Prospectus dated November 14, 1996 with respect to the MCI WorldCom's Special
                                Meeting of Shareholders held on December 20,
                                1996, under the following captions:
                                "Description of WorldCom Capital Stock" and
                                "Comparative Rights of Shareholders" and by the descriptions contained in MCI WorldCom's
                                Proxy Statement dated April 23, 1999 under the following captions: "Approval of Amendment to Second Amended and Restated Articles of
                                Incorporation, as Amended, To Increase
                                Authorized Shares of Common Stock" and "Future
                                Proposals of Security Holders."

MCI WorldCom Filings
(File No. 000-11258,
formerly Resurgens
Communications Group, Inc.
(File No. 1-10415))

The description of the MCI
WorldCom rights to acquire
preferred stock set forth in
its Registration Statement on   MCI WorldCom's Registration Statement on Form
Form 8-A......................  8-A dated August 26, 1996, as updated by MCI
                                WorldCom's Current Report on Form 8-K dated
                                May 22, 1997 (filed June 6, 1997).

The description of MCI
WorldCom convertible
exchangeable preferred stock
set forth in its Registration
Statement on Form 8-A.........
                                Dated August 26, 1999 (filed August 26, 1999)

SkyTel Filings (File No. 000-17316)


Annual Report on Form 10-K....  Form 10-K/A filed June 30, 1999, Form 10-K filed for fiscal year ended December 31, 1998

Quarterly Reports on Form 10-   Quarters ended March 31, 1999 and June 30,
Q.............................  1999

Current Report on Form 8-K....  Filed June 3, 1999

The description of SkyTel
common stock set forth in its
Registration Statement on
Form 10.......................  Dated December 31, 1988 (filed November 18,
                                1988 and declared effective December 29, 1988)

The description of SkyTel
rights to acquire preferred
stock set forth in its
Registration Statement on
Form 8-A......................  Dated July 26, 1989 (filed August 3, 1989), as amended on Form 8-A/A (filed June 3, 1999) and further amended on Form 8-A/A (filed August 6,
                                1999)

The description of SkyTel
preferred stock set forth in
its Registration Statement on
Form 8-A......................  Dated August 5, 1999 (filed August 5, 1999)

   MCI WorldCom and SkyTel also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   MCI WorldCom has supplied all information contained or incorporated by reference in this document relating to MCI WorldCom, and SkyTel has supplied all such information relating to SkyTel.

   SkyTel common and preferred stockholders should not send in their SkyTel certificates until they receive the transmittal materials from the exchange agent. SkyTel common and preferred stockholders of record who have further questions about their share certificates or the exchange of their SkyTel stock for MCI WorldCom stock should call the exchange agent.

   If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Commission or the Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this document, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

         MCI WORLDCOM, Inc.                    SkyTel Communications, Inc.
      500 Clinton Center Drive                   200 South Lamar Street
     Clinton, Mississippi 39056               SkyTel Centre, South Building
    Attention: Investor Relations              Jackson, Mississippi 39201
             Department                    Attention: Vice President--Investor
    Telephone: (877) 624-9266 or                        Relations
                (601) 460-5600                  Telephone: (601) 944-3800

   If you would like to request documents, please do so by September 22, 1999 in order to receive them before the SkyTel special meeting.

   You should rely only on the information contained or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated August 26, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to stockholders nor the issuance of MCI WorldCom common stock or convertible exchangeable preferred stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This document contains or incorporates by reference a number of forward-looking statements relating to MCI WorldCom and SkyTel within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to:

  .  their financial condition;

  .  their results of operations;

  .  their business plans;

  . their business strategies, operating efficiencies or synergies, competitive positions and growth opportunities for existing products;

  .  the financial and regulatory environment in which they operate;

  . MCI WorldCom's estimated costs to complete or possible future revenues from in-process research and development programs;

  .  the likelihood of completion of those programs;

  .  the outcome of their year 2000 and Euro conversion efforts;

  .  the plans and objectives of their management;

  .  the markets for their stock; and

  .  other matters.

   We consider any statements that are not historical facts as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements, including, among others, those relating to the MCI

WorldCom and SkyTel business plans and future prospects, revenues and income, including, among others, those referenced under the captions "The Merger-- SkyTel's Reasons for the Merger; Recommendation of the SkyTel Board" and "The Merger--Opinion of Warburg Dillon Read LLC," are necessarily estimates reflecting the best judgment of the senior management of MCI WorldCom and SkyTel. They involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These differences could be material; therefore, you should evaluate forward-looking statements in light of various important factors, including those set forth or incorporated by reference in this document.

   Important factors that could cause actual results to differ materially from estimates or forecasts contained in the forward-looking statements include, among others:

  . the impact of technological change on MCI WorldCom's and SkyTel's businesses, new entrants and alternative technologies in their respective businesses and their dependence on the availability of transmission facilities;

  . the ability to integrate the operations of MCI WorldCom and its acquired businesses (including SkyTel), including their respective product lines;

  . uncertainties associated with the success of other acquisitions of MCI WorldCom and the integration of these other acquisitions;

  .  risks of international business;

  . regulatory risks, including the impact of the Telecommunications Act of 1996;

  .  contingent liabilities;

  . the impact of competitive services and pricing in both MCI WorldCom's and SkyTel's markets;

  . risks associated with year 2000 uncertainties and Euro conversion efforts;

  . risks associated with debt service requirements and interest rate fluctuations;

  .  MCI WorldCom's degree of financial leverage; and

  . other risks referenced from time to time in MCI WorldCom's and SkyTel's filings with the Securities and Exchange Commission.

   Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this document and the other documents incorporated by reference, including, but not limited to, the Annual Reports on Form 10-K for the year ended December 31, 1998, including any amendments, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 of MCI WorldCom and SkyTel, including any amendments.

   You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document. Neither MCI WorldCom nor SkyTel undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                            Dated as of May 28, 1999

                                  By and Among

                              MCI WORLDCOM, INC.,
                               EMPIRE MERGER INC.

                                      And

                          SKYTEL COMMUNICATIONS, INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I

                                   The Merger

 Section 1.01. The Merger..............................................    A-1
 Section 1.02. Closing.................................................    A-1
 Section 1.03. Effective Time..........................................    A-2
 Section 1.04. Effects of the Merger...................................    A-2
 Section 1.05. Certificate of Incorporation and By-laws................    A-2
 Section 1.06. Board of Directors of the Surviving Corporation.........    A-2

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

 Section 2.01. Effect on Capital Stock ................................    A-2
               (a)Capital Stock of Sub.................................    A-2
               (b)Cancelation of Treasury Stock and WorldCom-Owned
               Stock...................................................    A-2
               (c)Conversion of SkyTel Common Stock....................    A-2
               (d)Conversion of Convertible Exchangeable Preferred
               Stock...................................................    A-3
               (e)WorldCom Rights......................................    A-3
               (f)Anti-Dilution Provisions.............................    A-3

 Section 2.02. Exchange of Certificates................................    A-3
               (a)Exchange Agent.......................................    A-3
               (b)Exchange Procedures..................................    A-3
               (c)Distributions with Respect to Unsurrendered
               Certificates............................................    A-4
               (d)No Further Ownership Rights in SkyTel Common Stock or
                    Convertible Exchangeable Preferred Stock...........    A-4
               (e)No Fractional Shares.................................    A-5
               (f)No Liability.........................................    A-5
               (g)Lost Certificates....................................    A-5

                                  ARTICLE III

                         Representations and Warranties

 Section 3.01. Representations and Warranties of SkyTel................    A-5
               (a)Organization, Standing and Corporate Power...........    A-5
               (b)Subsidiaries.........................................    A-6
               (c)Capital Structure....................................    A-6
               (d)Authority; Noncontravention..........................    A-7
               (e)SEC Documents; Undisclosed Liabilities...............    A-8
               (f)Information Supplied.................................    A-8
               (g)Absence of Certain Changes or Events.................    A-8
               (h)Litigation...........................................    A-9
               (i)Compliance with Applicable Laws......................    A-9
               (j)Contracts............................................    A-9
               (k)Absence of Changes in Benefit Plans..................   A-10
               (l)ERISA Compliance.....................................   A-10
               (m)Taxes................................................   A-11

                                                                           Page
                                                                           ----
               (n)Voting Requirements....................................  A-12
               (o)State Takeover Statutes................................  A-12
               (p)Accounting Matters.....................................  A-12
               (q)Brokers................................................  A-12
               (r)Opinion of Financial Advisor...........................  A-12
               (s)Intellectual Property; Year 2000.......................  A-12
               (t)Rights Agreement.......................................  A-13

 Section 3.02. Representations and Warranties of WorldCom and Sub........  A-13
               (a)Organization, Standing and Corporate Power.............  A-13
               (b)Capital Structure......................................  A-13
               (c)Authority; Noncontravention............................  A-14
               (d)SEC Documents; Undisclosed Liabilities.................  A-15
               (e)Information Supplied...................................  A-16
               (f)Absence of Certain Changes or Events...................  A-16
               (g)Litigation.............................................  A-16
               (h)Compliance with Applicable Laws........................  A-16
               (i)Taxes..................................................  A-17
               (j)Voting Requirements....................................  A-17
               (k)Accounting Matters.....................................  A-17
               (l)Brokers................................................  A-17
               (m)Interim Operations of Sub..............................  A-17
               (n)Year 2000..............................................  A-17
               (o)Ownership of SkyTel Stock..............................  A-18

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

 Section 4.01. Conduct of Business.......................................  A-18
               (a)Conduct of Business by SkyTel..........................  A-18
               (b)Other Actions..........................................  A-20
               (c)Advice of Changes......................................  A-20

 Section 4.02. No Solicitation by SkyTel.................................  A-20

                                   ARTICLE V

                             Additional Agreements

 Section 5.01. Preparation of the Form S-4 and the SkyTel Proxy
                Statement;
                SkyTel Stockholders Meeting..............................  A-21
 Section 5.02. Letters of SkyTel's Accountants...........................  A-22
 Section 5.03. Letters of WorldCom's Accountants.........................  A-23
 Section 5.04. Access to Information; Confidentiality....................  A-23
 Section 5.05. Reasonable Best Efforts...................................  A-23
 Section 5.06. SkyTel Stock Options; Warrants............................  A-24
 Section 5.07  Employee Benefit Plans; Existing Agreements...............  A-25
 Section 5.08. Indemnification, Exculpation and Insurance................  A-26
 Section 5.09. Fees and Expenses.........................................  A-26
 Section 5.10. Public Announcements......................................  A-27
 Section 5.11. Affiliates................................................  A-27
 Section 5.12. Nasdaq Quotation..........................................  A-27
 Section 5.13. Tax Treatment.............................................  A-27

                                                                         Page
                                                                         ----
 Section 5.14. Pooling of Interests....................................  A-27
 Section 5.15. Further Assurances......................................  A-28
 Section 5.16. Rights Agreement........................................  A-28
 Section 5.17. Transfer Taxes..........................................  A-28

                                   ARTICLE VI

                              Conditions Precedent

               Conditions to Each Party's Obligation To Effect the
 Section 6.01. Merger..................................................  A-28
               (a)SkyTel Stockholder Approval..........................  A-28
               (b)HSR Act..............................................  A-28
               (c)Governmental Approvals...............................  A-28
               (d)No Litigation........................................  A-28
               (e)Form S-4.............................................  A-28
               (f)Nasdaq Quotation.....................................  A-28
               (g)Pooling Letters......................................  A-28

 Section 6.02. Conditions to Obligations of WorldCom and Sub...........  A-29
               (a)Representations and Warranties.......................  A-29
               (b)Performance of Obligations of SkyTel.................  A-29
               (c)Tax Opinions.........................................  A-29

 Section 6.03. Conditions to Obligations of SkyTel.....................  A-29
               (a)Representations and Warranties.......................  A-29
               (b)Performance of Obligations of WorldCom and Sub.......  A-29
               (c)Tax Opinions.........................................  A-29

 Section 6.04. Frustration of Closing Conditions.......................  A-29

                                  ARTICLE VII

                       Termination, Amendment and Waiver

 Section 7.01. Termination.............................................  A-30
 Section 7.02. Effect of Termination...................................  A-30
 Section 7.03. Amendment...............................................  A-30
 Section 7.04. Extension; Waiver.......................................  A-31
               Procedure for Termination, Amendment, Extension or
 Section 7.05. Waiver..................................................  A-31

                                  ARTICLE VIII

                               General Provisions

 Section 8.01. Nonsurvival of Representations and Warranties...........  A-31
 Section 8.02. Notices.................................................  A-31
 Section 8.03. Definitions.............................................  A-32
 Section 8.04. Interpretation..........................................  A-32
 Section 8.05. Counterparts............................................  A-33
 Section 8.06. Entire Agreement; No Third-Party Beneficiaries..........  A-33
 Section 8.07. Governing Law...........................................  A-33
 Section 8.08. Assignment..............................................  A-33
 Section 8.09. Enforcement.............................................  A-33
 Section 8.10. Severability............................................  A-33

 Annex I       Index of Defined Terms .................................  A-35


                                                                           Page
                                                                           ----
 Exhibit A Form of Affiliate Letter......................................  A-36
 Exhibit B Form of SkyTel Representation Letter..........................  A-39
 Exhibit C Form of MCI WorldCom, Inc. Representation Letter .............  A-42
 Exhibit D Form of Cravath, Swaine & Moore Opinion.......................  A-46
 Exhibit E Form of Jones, Day Reavis & Pogue Tax Opinion ................  A-48

   Agreement and Plan of Merger (this "Agreement") dated as of May 28, 1999, among MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom ("Sub"), and SkyTel Communications, Inc., a Delaware corporation ("SkyTel").

   Whereas the respective Boards of Directors of WorldCom, Sub and SkyTel have approved this Agreement and the merger of SkyTel with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of SkyTel's Common Stock, par value $.01 per share (the "SkyTel Common Stock"), other than any such shares directly owned by WorldCom, Sub or SkyTel, will be converted into the right to receive shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and (b) each issued and outstanding share of SkyTel's $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Convertible Exchangeable Preferred Stock"), other than any such shares directly owned by WorldCom, Sub or SkyTel, will be converted into the right to receive one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom (the "WorldCom Convertible Exchangeable Preferred Stock");

   Whereas WorldCom, Sub and SkyTel desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

   Whereas, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder and that this Agreement constitutes a plan of reorganization;

   Whereas, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction; and

   Whereas, immediately following the execution and delivery of this Agreement, SkyTel and WorldCom will enter into a stock option agreement (the "Option Agreement"), pursuant to which SkyTel will grant WorldCom the option to purchase shares of SkyTel Common Stock, upon the terms and subject to the conditions set forth therein.

   Now, Therefore, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   The Merger

   Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), SkyTel shall be merged with and into Sub at the Effective Time. Following the Effective Time, Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of SkyTel in accordance with the DGCL.

   Section 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

   Section 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as WorldCom and SkyTel shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

   Section 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

   Section 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this corporation is SkyTel Communications, Inc.".

   (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

   Section 1.06. Board of Directors of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

   Section 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of SkyTel or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall remain issued, outstanding and unchanged as a validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) Cancelation of Treasury Stock and WorldCom-Owned Stock. Each share of SkyTel Common Stock and Convertible Exchangeable Preferred Stock that is directly owned by SkyTel, Sub or WorldCom shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of SkyTel Common Stock. Subject to Section 2.02(e), each issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of SkyTel Common Stock shall be converted into the right to receive a number of fully paid and nonassessable shares of WorldCom Common Stock equal to the Exchange Ratio (the "Common Stock Merger Consideration"). For purposes of this Agreement, "Exchange Ratio" means the quotient (rounded to the nearest 1/10,000) determined by dividing $20 by the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of WorldCom Common Stock on The Nasdaq National Market ("Nasdaq"), as reported by Bloomberg Financial Markets (or such other source to which WorldCom and SkyTel may agree), for each of the 20 consecutive trading days ending with the third trading day immediately preceding the Effective Time; provided, that the Exchange Ratio shall not be less than .2500 or greater than .2778. As of the Effective Time, all such shares of SkyTel Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto, except the right to receive the Common Stock Merger Consideration and any cash in lieu of fractional shares of WorldCom Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

     (d) Conversion of Convertible Exchangeable Preferred Stock. Each issued and outstanding share (other than shares to be canceled in accordance with Section 2.01(b)) of Convertible Exchangeable Preferred Stock shall be converted into the right to receive one fully paid and nonassessable share of WorldCom Convertible Exchangeable Preferred Stock (the "Preferred Stock Merger Consideration" and, together with the Common Stock Merger Consideration, the "Merger Consideration"), which WorldCom Convertible Exchangeable Preferred Stock shall have terms that are identical to the Convertible Exchangeable Preferred Stock (except that (x) the issuer thereof shall be WorldCom rather than SkyTel and (y) the WorldCom Convertible Exchangeable Preferred Stock shall become convertible into WorldCom Common Stock as required by Section 9(l) of the Certificate of Designations for the Convertible Exchangeable Preferred Stock. As of the Effective Time, all such shares of the Convertible Exchangeable Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Merger Consideration.

     (e) WorldCom Rights. All WorldCom Common Stock issued in the Merger shall be accompanied by rights to purchase shares of WorldCom's Series 3 Junior Participating Preferred Stock pursuant to the Rights Agreement dated as of August 26, 1996, between WorldCom and The Bank of New York, as rights agent.

     (f) Anti-Dilution Provisions. In the event WorldCom changes (or establishes a record date for changing) the number of shares of WorldCom Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding WorldCom Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction. In addition, in the event WorldCom pays (or establishes a record date for payment) an extraordinary dividend on, or makes any other extraordinary distribution in respect of, WorldCom Common Stock, the Exchange Ratio shall be appropriately adjusted to reflect such dividend or distribution.

   Section 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, WorldCom shall enter into an agreement with such bank or trust company as may be designated by WorldCom (the "Exchange Agent"), which shall provide that WorldCom shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of SkyTel Common Stock and Convertible Exchangeable Preferred Stock, for exchange in accordance with this
Article II, through the Exchange Agent, certificates representing the Merger Consideration issuable pursuant to Section 2.01 in exchange for outstanding shares of SkyTel Common Stock or Convertible Exchange Preferred Stock. WorldCom shall make available to the Exchange Agent from time to time as required after the Effective Time cash necessary to pay dividends and other distributions in accordance with Section 2.02(c) and to make payments in lieu of any fractional shares of WorldCom Common Stock in accordance with Section 2.02(e).

   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as WorldCom may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of WorldCom Common Stock or shares of Convertible Exchangeable Preferred Stock that such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of WorldCom Common Stock in accordance with
Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of SkyTel Common Stock or Convertible Exchangeable Preferred Stock that is not registered in the transfer records of SkyTel, a certificate representing the proper number of shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock, as applicable, may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of WorldCom that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of WorldCom Common Stock in accordance with Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

   (c) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions with respect to WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock represented thereby, and no cash payment in lieu of fractional shares of WorldCom Common Stock shall be paid to any such holder pursuant to
Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock, and the amount of any cash payable in lieu of a fractional share of WorldCom Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock.

   (d) No Further Ownership Rights in SkyTel Common Stock or Convertible Exchangeable Preferred Stock. All shares of WorldCom Common Stock or shares of WorldCom Convertible Exchangeable Preferred Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock previously represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by SkyTel on such shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SkyTel Common Stock or Convertible Exchangeable Preferred Stock which were outstanding immediately prior to the

Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

   (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of WorldCom Common Stock shall be issued upon the surrender for exchange of Certificates formerly representing SkyTel Common Stock, no dividend or distribution of WorldCom shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of WorldCom.

   (ii) Notwithstanding any other provision of this Agreement, each holder of shares of SkyTel Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of WorldCom Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a share of WorldCom Common Stock multiplied by the per share closing price of WorldCom Common Stock on the Closing Date, as such price is quoted by Nasdaq.

   (f) No Liability. None of WorldCom, Sub, SkyTel or the Exchange Agent shall be liable to any person in respect of any Merger Consideration, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares of WorldCom Common Stock, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable in lieu of fractional shares of WorldCom Common Stock pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration, dividends or distributions in respect thereof or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

   (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by WorldCom, the posting by such person of a bond in such reasonable amount as WorldCom may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any unpaid dividends and distributions in respect thereof and any cash in lieu of fractional shares of WorldCom Common Stock, in each case pursuant to this Agreement.

                                  ARTICLE III

                         Representations and Warranties

   Section 3.01. Representations and Warranties of SkyTel. Except as expressly disclosed in the SkyTel Filed SEC Documents or as expressly set forth on the disclosure schedule delivered by SkyTel to WorldCom prior to the execution of this Agreement (the "SkyTel Disclosure Schedule"), SkyTel represents and warrants to WorldCom and Sub as follows:

   (a) Organization, Standing and Corporate Power. Each of SkyTel and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. Each of SkyTel and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel has made available to WorldCom prior to the execution of this Agreement complete and correct copies of its Restated Certificate of Incorporation and By-laws, as amended to date.

   (b) Subsidiaries. Exhibit 21 to SkyTel's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "SkyTel 1998 10-K"), sets forth each Significant Subsidiary of SkyTel as of the date hereof. All the outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of SkyTel have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by SkyTel, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests. Except for the capital stock or other ownership interests of its Subsidiaries, as of the date hereof, SkyTel does not beneficially own directly or indirectly any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

   (c) Capital Structure. The authorized capital stock of SkyTel consists of 125,000,000 shares of capital stock consisting of: (1) 100,000,000 shares of SkyTel Common Stock and (2) 25,000,000 shares of preferred stock, par value $.01 per share (the "SkyTel Preferred Stock"), of which (A) 3,750,000 shares have been designated as Convertible Exchangeable Preferred Stock and (B) 750,000 shares have been designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock"). At the close of business on May 26, 1999, (i) 60,180,404 shares of SkyTel Common Stock were issued and outstanding;
(ii) no shares of SkyTel Common Stock were held by SkyTel in its treasury;
(iii) 3,750,000 shares of Convertible Exchangeable Preferred Stock were issued and outstanding; (iv) 750,000 shares of Series C Preferred Stock were reserved for issuance in connection with the rights (the "Rights") to purchase shares of Series C Preferred Stock issued pursuant to the Rights Agreement dated as of July 26, 1989, between SkyTel and NCNB Texas National Bank (the "Rights Agreement"); (v) no other shares of SkyTel Preferred Stock were issued and outstanding; (vi) 409,500 shares of SkyTel Common Stock were reserved for issuance pursuant to warrants and other similar rights to purchase SkyTel Common Stock (the "Warrants"); (vii) 3,136,444 shares of SkyTel Common Stock were reserved for issuance pursuant to the 1990 Executive Incentive Plan, the 1988 Executive Plan, the 1998 Outside Directors' Stock Option Plan, the 1993 Employee Stock Purchase Plan, the Long-Term Management Incentive Plan and grants of options made to individual employees (such plans and arrangements, collectively, the "SkyTel Stock Plans") (of which 1,204,269 shares of SkyTel Common Stock are subject to outstanding SkyTel Stock Options (as defined below)); and (viii) 4,280,867 shares of SkyTel Common Stock were reserved for issuance upon conversion of (A) the Convertible Exchangeable Preferred Stock,
(B) SkyTel's 6.75% Convertible Subordinate Debentures due 2002 (the "Convertible Debentures") and (C) the Mtel Latin America, L.P. common stock. There are no stock appreciation rights or other rights (other than the SkyTel Stock Options and Warrants) to receive shares of SkyTel Common Stock on a deferred basis granted under the SkyTel Stock Plans or otherwise. SkyTel has delivered to WorldCom a complete and correct list, as of May 26, 1999, of the number of shares of SkyTel Common Stock subject to outstanding stock options or other rights to purchase or receive SkyTel Common Stock granted under (i) the SkyTel Stock Plans (collectively, "SkyTel Stock Options") and (ii) the Warrants, and the exercise prices thereof. As of the date of this Agreement, other than the Convertible Debentures, no bonds, debentures, notes or other indebtedness of SkyTel having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of SkyTel may vote are issued or outstanding. All outstanding shares of capital stock of SkyTel are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.01(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of SkyTel, (B) any securities of SkyTel or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, SkyTel or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from SkyTel or any Subsidiary of SkyTel, and no obligation of SkyTel or any Subsidiary of SkyTel to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of, or other ownership interests in, SkyTel or any of its Subsidiaries and (y) as of the close of business on May 26, 1999, there are not any outstanding obligations of SkyTel or any Subsidiary of SkyTel to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. SkyTel is not a party to any voting agreement with respect to the voting of any such securities.

   (d) Authority; Noncontravention. SkyTel has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of SkyTel Stockholder Approval, to consummate the transactions contemplated by this Agreement. SkyTel has the requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Option Agreement by SkyTel and the consummation by SkyTel of the transactions contemplated by this Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of SkyTel, subject, in the case of the Merger, to receipt of the SkyTel Stockholder Approval. This Agreement and the Option Agreement have been duly executed and delivered by SkyTel and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, constitute the valid and binding obligations of SkyTel, enforceable against SkyTel in accordance with their terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of SkyTel or any of its Subsidiaries under, (i) the Restated Certificate of Incorporation or By-laws of SkyTel or the comparable organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to SkyTel or any of its Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to SkyTel or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required by or with respect to SkyTel or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement by SkyTel or the consummation by SkyTel of the Merger or the other transactions contemplated by this Agreement or the Option Agreement, except for (1) the filing of a premerger notification and report form by SkyTel under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the SkyTel Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "SkyTel Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Option Agreement and the transactions contemplated by this Agreement or the Option Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which SkyTel is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder; (5) such filings with and approvals of Nasdaq to permit the shares of SkyTel Common Stock that are to be issued pursuant to the Option Agreement to be traded on Nasdaq; (6) filings with and approvals of any state public service commissions ("PUCs"), foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, rules, ordinances and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel.

   (e) SEC Documents; Undisclosed Liabilities. SkyTel has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "SkyTel SEC Documents"). As of their respective dates, the SkyTel SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SkyTel SEC Documents, and none of the SkyTel SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SkyTel SEC Document has been revised or superseded by a later filed SkyTel SEC Document, none of the SkyTel SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of SkyTel included in the SkyTel SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of SkyTel and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements, in the notes thereto or elsewhere in the SkyTel Filed SEC Documents or as expressly permitted by Section 5.07(d) or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither SkyTel nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on SkyTel.

   (f) Information Supplied. None of the information supplied or to be supplied by SkyTel specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by WorldCom in connection with the issuance of WorldCom Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the SkyTel Proxy Statement will, at the date it is first mailed to SkyTel's stockholders or at the time of the SkyTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The SkyTel Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by SkyTel with respect to statements made or incorporated by reference in the SkyTel Proxy Statement based on information supplied by WorldCom or Sub specifically for inclusion or incorporation by reference in the SkyTel Proxy Statement.

   (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with or expressly permitted by this Agreement and the Option Agreement and except as disclosed in the SkyTel SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "SkyTel Filed SEC Documents"), since December 31, 1998, SkyTel and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (1) any Material

Adverse Change in SkyTel, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of SkyTel's capital stock, except for dividends or other distributions declared, set aside or paid by SkyTel as required by and in accordance with the respective terms of such capital stock as of the date hereof, (3) any split, combination or reclassification of any of SkyTel's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SkyTel's capital stock, (4) (A) any granting by SkyTel or any of its Subsidiaries to any current or former director, executive officer or other employee of SkyTel or its Subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the SkyTel Filed SEC Documents, (B) any granting by SkyTel or any of its Subsidiaries to any such current or former director, executive officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements in the SkyTel Filed SEC Documents or as expressly permitted by
Section 5.07(d), (C) any entry by SkyTel or any of its Subsidiaries into, or any amendments of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or domestic employee, or (D) any amendment to, or modification of, any SkyTel Stock Option or Warrant, (5) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel, (6) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by SkyTel or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of SkyTel or (7) any tax election or any settlement or compromise of any income tax liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel.

   (h) Litigation. There is no suit, action, proceeding, claim, grievance or investigation pending or, to the Knowledge of SkyTel, threatened against or affecting SkyTel or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on SkyTel nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against SkyTel or any of its Subsidiaries having, or that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on SkyTel.

   (i) Compliance with Applicable Laws. SkyTel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of SkyTel and its Subsidiaries taken as a whole (the "SkyTel Permits"), except where the failure to have any such SkyTel Permits individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel and its Subsidiaries are in compliance with the terms of the SkyTel Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. The Merger, in and of itself, would not cause the revocation or cancelation of any SkyTel Permit that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel.

   (j) Contracts. Neither SkyTel nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. Since December 31, 1998, none of SkyTel or its Subsidiaries has entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of SkyTel that would have been required to be filed as an exhibit to the SkyTel 1998 10-K had SkyTel been a party thereto as of December 31, 1998. Neither SkyTel nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other similar agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of SkyTel and its Subsidiaries, taken as a whole, is conducted.

   (k) Absence of Changes in Benefit Plans. Except as expressly permitted by this Agreement, since the date of the most recent audited financial statements included in the SkyTel Filed SEC Documents, there has not been (i) any adoption or amendment in any material respect by SkyTel or any of its Subsidiaries of any employment agreement with any director, officer or domestic employee of SkyTel or any of its Subsidiaries or of any collective bargaining agreement or
(ii) any adoption or material amendment of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding providing compensation or benefits to any current or former employee, officer or director of SkyTel or any of its Subsidiaries (collectively, the "SkyTel Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any SkyTel pension plans, or any material change in the manner in which contributions to any SkyTel pension plans are made or the basis on which such contributions are determined.

   (1) ERISA Compliance. (i) With respect to the SkyTel Benefit Plans, no liability has been incurred and to the Knowledge of SkyTel there exists no condition or circumstances in connection with which SkyTel or any of its Subsidiaries could be subject to any liability that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on SkyTel under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

   (ii) Each SkyTel Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any SkyTel Benefit Plan that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel, its Subsidiaries and all SkyTel Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel.

   (iii) None of SkyTel or any of its Subsidiaries sponsors or contributes to any SkyTel Benefit Plan that is subject to Title IV of ERISA.

   (iv) SkyTel and its Subsidiaries are in compliance with all Federal, state, local and foreign requirements regarding employment, except for any failures to comply that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. Neither SkyTel nor any of its Subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by SkyTel or any of its Subsidiaries in the United States and as of the date of this Agreement no such collective bargaining agreement is being negotiated by SkyTel or any of its Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against SkyTel or any of its Subsidiaries pending or, to the Knowledge of SkyTel, threatened which may interfere with the respective business activities of SkyTel or any of its Subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on SkyTel. As of the date of this Agreement, to the Knowledge of SkyTel, none of SkyTel, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of SkyTel or any of its Subsidiaries, and there is no action, charge or complaint against SkyTel or any of its Subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing, in each case except where such practices, actions, charges or complaints, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SkyTel.

   (v) Except as a result of items expressly permitted by Section 5.07(d), no employee of SkyTel or its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any SkyTel Benefit Plan as a result of the transactions contemplated by this Agreement or the Option Agreement. Except as a result of items expressly permitted by Section 5.07(d), no amount payable, or economic benefit provided, by SkyTel or its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code. Except as a result of items expressly permitted by Section 5.07(d), no person is entitled to receive any additional payment from SkyTel or its Subsidiaries or any other person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such person.

   (m) Taxes. (i) Each of SkyTel and its Subsidiaries has filed or has caused to be filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. SkyTel and each of its Subsidiaries has paid or caused to be paid (or SkyTel has paid on its behalf) all taxes shown as due on such returns and reports, and the most recent financial statements contained in the SkyTel Filed SEC Documents reflect an adequate reserve for all taxes payable by SkyTel and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

   (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against SkyTel or any of its Subsidiaries or any SkyTel Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on SkyTel. The Federal income tax returns of SkyTel and its Subsidiaries consolidated in such returns have closed by virtue of the applicable statute of limitations.

   (iii) Neither SkyTel nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

   (iv) No deduction of any amount that would otherwise be deductible with respect to tax periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code, except any disallowances under
Section 162(m) of the Code that alone or with other such disallowances are not reasonably likely to have a Material Adverse Effect on SkyTel.

   (v) Neither SkyTel nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

   (vi) Neither SkyTel nor any of its Subsidiaries is a "United States real property holding company" within the meaning of Section 897(c)(2) of the Code.

   (vii) Schedule 3.01(m)(1) sets forth a complete schedule of each SkyTel Consolidated Group of which SkyTel is or has been a member during the last six years. Such schedule sets forth the names of all members of each such SkyTel Consolidated Group and the periods during which SkyTel or any of its Subsidiaries is or has been a member.

   (viii) Schedule 3.01(m)(2) sets forth a complete schedule of all States in which SkyTel has "nexus" for state tax law purposes.

   (ix) As used in this Agreement (1) "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y) and (2) "SkyTel Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code, in which SkyTel (or any Subsidiary of SkyTel) is or has ever been a member.

   (n) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of SkyTel Common Stock at the SkyTel Stockholders Meeting to adopt this Agreement (the "SkyTel Stockholder Approval") is the only vote of the holders of any class or series of SkyTel's capital stock necessary to approve and adopt this Agreement, the Option Agreement and the transactions contemplated hereby or thereby.

   (o) State Takeover Statutes. The Board of Directors of SkyTel (including the disinterested directors thereof) has unanimously approved the terms of this Agreement and the Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Option Agreement and such approval constitutes approval of the Merger and the other transactions contemplated by this Agreement and the Option Agreement by the SkyTel Board of Directors under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that such Section 203 does not apply to WorldCom in connection with the Merger and the other transactions contemplated by this Agreement and the Option Agreement. To the Knowledge of SkyTel, no other state takeover statute is applicable to the Merger or the other transactions contemplated hereby and by the Option Agreement.

   (p) Accounting Matters. Neither SkyTel nor any of its Affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests transaction.

   (q) Brokers. No broker, investment banker, financial advisor or other person, other than Warburg Dillon Read LLC, the fees, commissions and expenses of which will be paid by SkyTel, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of SkyTel. SkyTel has furnished to WorldCom true and complete copies of all agreements under which any such fees, commissions or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees, commissions or expenses are payable.

   (r) Opinion of Financial Advisor. SkyTel has received the opinion of Warburg Dillon Read LLC, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of SkyTel (other than WorldCom and its Affiliates), a signed copy of which has been or promptly will be delivered to WorldCom.

   (s) Intellectual Property; Year 2000. (i) SkyTel and its Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trade secrets, trade names, service marks, copyrights and other proprietary intellectual property rights and computer programs (the "Intellectual Property Rights") used in the business of SkyTel and its Subsidiaries, except for such Intellectual Property Rights the failure of which to own, license or otherwise have the right to use is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel.

   (ii) To the Knowledge of SkyTel, neither SkyTel nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights or other proprietary information of any other person, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel. Neither SkyTel nor any of its Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that SkyTel or any such Subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved, except with respect to any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel. To SkyTel's Knowledge, no other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of SkyTel or any of its Subsidiaries, except for any such interference, infringement, misappropriation or other conflict which is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on SkyTel.

   (iii) The disclosure set forth in SkyTel 1998 10-K under the heading "Year 2000 Readiness" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

   (iv) As of the Closing Date, SkyTel and its Subsidiaries are Year 2000 Compliant and SkyTel and its Subsidiaries have no Knowledge that their respective suppliers are not Year 2000 Compliant, except, in each case, for such failures to be Year 2000 Compliant that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on SkyTel. The term "Year 2000 Compliant", with respect to a computer system or software program, means that such computer system or program: (i) is capable of recognizing, processing, managing, representing, interpreting and manipulating correctly date-related data for dates earlier and later than January 1, 2000; (ii) has the ability to provide date recognition for any data element without limitation; (iii) has the ability to function automatically into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000; (iv) has the ability to interpret data, dates and time correctly into and beyond the year 2000; (v) has the ability not to produce noncompliance in existing data, nor otherwise corrupt such data, into and beyond the year 2000; (vi) has the ability to process correctly after January 1, 2000, data containing dates and times before that date; and (vii) has the ability to recognize all "leap year" dates, including February 29, 2000.

   (t) Rights Agreement. SkyTel has amended the Rights Agreement to provide that neither WorldCom nor Sub shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) and the Distribution Date or Share Acquisition Date (each as defined in the Rights Agreement) shall not be deemed to occur and that the Rights will not become separable, distributable, unredeemable or exercisable as a result of entering into this Agreement, the Option Agreement or consummating the Merger and/or the other transactions contemplated hereby or thereby.

   Section 3.02. Representations and Warranties of WorldCom and Sub. Except as expressly disclosed in the WorldCom Filed SEC Documents, WorldCom and Sub represent and warrant to SkyTel as follows:

     (a) Organization, Standing and Corporate Power. Each of WorldCom, Sub and their Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. Each of WorldCom and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom has made available to SkyTel prior to the execution of this Agreement complete and correct copies of its articles of incorporation and by-laws, in each case as amended to date.

     (b) Capital Structure. (i) As of the date hereof, the authorized capital stock of WorldCom consists of 5,000,000,000 shares of WorldCom Common Stock, and 50,000,000 shares of preferred stock, par value $.01 per share, of which 94,992 shares have been designated as Series A 8% Cumulative Convertible Preferred Stock (the "WorldCom Series A Preferred"), 15,000,000 shares have been designated as Series B Convertible Preferred Stock (the "WorldCom Series B Preferred") and 5,000,000 shares have been designated as Series 3 Junior Participating Preferred Stock (the "WorldCom Series 3 Preferred" and, together with the WorldCom Series A Preferred and WorldCom Series B Preferred, the "WorldCom Preferred Stock"). As of May 26, 1999, (i) 1,866,687,349 shares of WorldCom Common Stock were issued and outstanding,
  (ii) 4,510,211 shares of WorldCom Common Stock were held by WorldCom in its treasury, (iii) no shares of the WorldCom Series A Preferred were issued and outstanding, (iv) 11,483,357 shares of WorldCom Series B Preferred were issued and outstanding, (v) no shares of WorldCom Series 3 Preferred were issued and outstanding, (vi) no other shares of WorldCom Preferred Stock were issued and outstanding, (vii) 1,030,710 shares of WorldCom Common Stock were reserved for issuance pursuant to warrants to purchase WorldCom Common Stock (the "WorldCom Warrants"), (viii) 1,511,471 shares of WorldCom Common Stock were reserved for issuance as incentive stock units, (ix) 384,417,585 shares of WorldCom Common Stock were reserved for issuance pursuant to WorldCom's stock option plans (such plans, collectively, the "WorldCom Stock Plans") (of which 235,211,976 are subject to outstanding WorldCom Stock Options (as defined below)) and (x) 1,118,611 shares of WorldCom Common Stock were reserved for issuance upon conversion of the WorldCom Preferred Stock. There are no rights (other than outstanding stock options or other rights to purchase or receive WorldCom Common Stock granted under the WorldCom Stock Plans (collectively, the "WorldCom Stock Options")) to receive shares of WorldCom Common Stock on a deferred basis granted under the WorldCom Stock Plans or otherwise. As of May 26, 1999, no bonds, debentures, notes or other indebtedness of WorldCom having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of WorldCom may vote are issued or outstanding. All outstanding shares of capital stock of WorldCom are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.02(b) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of WorldCom, (B) any securities of WorldCom or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, WorldCom or any of its Subsidiaries, (C) any warrants, calls, options or other rights to acquire from WorldCom or any Subsidiary of WorldCom, and no obligation of WorldCom or any Subsidiary of WorldCom to issue, any capital stock or other voting securities of, or other ownership interests in any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of WorldCom or any of its Subsidiaries and (y) as of May 26, 1999, there are not any outstanding obligations of WorldCom or any Subsidiary of WorldCom to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. WorldCom is not a party to any voting agreement with respect to the voting of any such securities.

     (ii) The authorized capital stock of Sub consists of 20,000 shares of common stock, par value $0.01 per share ("Sub Common Stock"). There are issued and outstanding 1,000 shares of Sub Common Stock. All such shares are owned by WorldCom. Sub does not have issued or outstanding any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Sub to issue, transfer or sell any shares of Sub Common Stock. Sub does not have any bonds, debentures, notes or other indebtedness outstanding.

     (c) Authority; Noncontravention. Each of WorldCom and Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. WorldCom has all requisite corporate power and authority to enter into the Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by WorldCom and Sub and of the Option Agreement by WorldCom and the consummation by WorldCom and Sub of the transactions contemplated by this Agreement and by WorldCom of the transactions contemplated by the Option Agreement have been duly authorized by all necessary corporate action on the part of WorldCom and Sub, as applicable. This Agreement has been duly executed and delivered by WorldCom and Sub and, assuming the due authorization, execution and delivery by SkyTel, constitutes a valid and binding obligation of WorldCom and Sub, enforceable against each of them in accordance with its terms. The Option Agreement has been duly executed and delivered by WorldCom, and, assuming the due authorization, execution and delivery by SkyTel, constitutes a valid and binding obligation of WorldCom, enforceable against WorldCom in accordance with its terms. The execution and delivery of this Agreement and the Option Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Option Agreement and compliance with the provisions of this Agreement and the Option Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of WorldCom or Sub or any of WorldCom's other Subsidiaries under, (i) the articles or certificate of incorporation or by-laws of WorldCom or Sub or the comparable organizational documents of any of WorldCom's other Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to WorldCom or Sub or any of WorldCom's other Subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WorldCom or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to WorldCom or Sub or any of WorldCom's other Subsidiaries in connection with the execution and delivery of this Agreement by WorldCom and Sub or the execution and delivery of the Option Agreement by WorldCom or the consummation by WorldCom and Sub of the transactions contemplated by this Agreement or the consummation by WorldCom of the transactions contemplated by the Option Agreement, except for (1) the filing of a premerger notification and report form by WorldCom under the HSR Act and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Option Agreement and the transactions contemplated by this Agreement and the Option Agreement; (3) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which WorldCom or Sub is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws;
  (4) such filings with and approvals of Nasdaq to permit the shares of WorldCom Common Stock that are to be issued in the Merger to be traded on Nasdaq; (5) filings with and approvals of the FCC as required under the Communications Act and any rules and regulations promulgated thereunder;
  (6) filings with and approvals of any PUCs, foreign telecommunications regulatory agencies or similar regulatory bodies as required by applicable statutes, laws, ordinances, rules and regulations; and (7) such other consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom.

     (d) SEC Documents; Undisclosed Liabilities. WorldCom has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1998 (collectively, the "WorldCom SEC Documents"). As of their respective dates, the WorldCom SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such WorldCom SEC Documents, and none of the WorldCom SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any WorldCom SEC Document has been revised or superseded by a later filed WorldCom SEC Document, none of the WorldCom SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of WorldCom included in the WorldCom SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the Accounting Rules) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of WorldCom and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements, in the notes thereto or elsewhere in the WorldCom Filed SEC Documents or (ii) for liabilities incurred in connection with this Agreement or the Option Agreement or the transactions contemplated hereby or thereby, neither WorldCom nor any of its Subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on WorldCom.

     (e) Information Supplied. None of the information supplied or to be supplied by WorldCom specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the SkyTel Proxy Statement will, at the date it is first mailed to SkyTel's stockholders or at the time of the SkyTel Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by WorldCom with respect to statements made or incorporated by reference in the Form S-4 based on information supplied by SkyTel specifically for inclusion or incorporation by reference in the Form S-4.

     (f) Absence of Certain Changes or Events. Except for liabilities incurred in connection with or expressly permitted by this Agreement or the Option Agreement and except as disclosed in the WorldCom SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "WorldCom Filed SEC Documents"), since December 31, 1998, WorldCom and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and there has not been (1) any Material Adverse Change in WorldCom, (2) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by WorldCom or any of its Subsidiaries materially affecting the consolidated financial position or results of operations of WorldCom or (3) any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of WorldCom or any of its Subsidiaries or any settlement or compromise of any material income tax liability.

     (g) Litigation. There is no suit, action, proceeding or investigation pending or, to the Knowledge of WorldCom, threatened against or affecting WorldCom or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on WorldCom nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against WorldCom or any of its Subsidiaries having, or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on WorldCom.

     (h) Compliance with Applicable Laws. WorldCom and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the business of WorldCom and its Subsidiaries taken as a whole (the "WorldCom Permits") except where the failure to have any such WorldCom Permits individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom and its Subsidiaries are in compliance with the terms of the WorldCom Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect on WorldCom.

     (i) Taxes. (i) Each of WorldCom and its Subsidiaries and each WorldCom Consolidated Group has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom. WorldCom and each of its Subsidiaries has paid or caused to be paid (or WorldCom has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the WorldCom Filed SEC Documents reflect an adequate reserve for all taxes payable by WorldCom and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

     (ii) No deficiencies for any taxes have been proposed, asserted or assessed in writing against WorldCom or any of its Subsidiaries or any WorldCom Consolidated Group that are not adequately reserved for, except for deficiencies that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect on WorldCom.

     (iii) Neither WorldCom nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     (iv) Neither WorldCom nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (v) As used in this Agreement, "WorldCom Consolidated Group" means any affiliated group within the meaning of Section 1504(a) of the Code that WorldCom (or any Subsidiary of WorldCom) is or has ever been a member or any group of corporations with which WorldCom files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return.

     (j) Voting Requirements. No vote of the holders of shares of WorldCom Common Stock or any other class or series of capital stock of WorldCom is necessary to approve and adopt this Agreement and the Option Agreement and the transactions contemplated hereby and thereby.

     (k) Accounting Matters. Neither WorldCom nor any of its Affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests transaction.

     (l) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement and the Option Agreement based upon arrangements made by or on behalf of WorldCom.

     (m) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     (n) Year 2000. (i) The disclosure set forth in WorldCom's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, under the heading "Year 2000 Readiness Disclosure" was true and correct in all material respects on the date thereof and is true and correct in all material respects as if made as of the date hereof.

     (ii) As of the Closing Date, WorldCom and its Subsidiaries are Year 2000 Compliant and WorldCom and its Subsidiaries have no Knowledge that their respective suppliers are not Year 2000 Compliant, except, in each case, for such failures to be Year 2000 Compliant that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on WorldCom.

     (o) Ownership of SkyTel Stock. Neither WorldCom nor Sub (nor any other Subsidiary of WorldCom) has acquired or, except as a result of the Merger, will acquire, or has owned in the past three years, any stock of SkyTel.

                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

   Section 4.01. Conduct of Business. (a) Conduct of Business by SkyTel. Except as set forth in Section 4.01(a) of the SkyTel Disclosure Schedule, as otherwise expressly permitted by this Agreement (including as expressly permitted pursuant to clauses (i) through (xi) of this Section 4.01(a)) or the Option Agreement or as consented to in writing by WorldCom, during the period from the date of this Agreement to the Effective Time, SkyTel shall, and shall cause its Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the SkyTel Disclosure Schedule, as otherwise expressly permitted by this Agreement or the Option Agreement, as required by applicable law or a Governmental Entity or as consented to in writing by WorldCom, SkyTel shall not, and shall not permit any of its Subsidiaries to:

     (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned Subsidiary of SkyTel to its parent, dividends and distributions by SkyTel's other Subsidiaries, of which SkyTel receives its proportionate share, and dividends and distributions declared, set aside or paid by SkyTel as required by and in accordance with the respective terms of its capital stock as of the date hereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of SkyTel or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (other than the purchase, redemption or other acquisition of SkyTel Stock Options as required by and in accordance with the respective terms of the SkyTel Stock Plans as in effect on the date hereof);

     (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than (v) the issuance of SkyTel Stock Options representing in the aggregate not more than 50,000 shares of SkyTel Common Stock granted in the ordinary course of business, consistent with past practice, to new employees of SkyTel, (w) in accordance with the Rights Agreement, (x) the issuance of shares of SkyTel Common Stock upon the exercise of SkyTel Stock Options as of the date hereof in accordance with their terms on the date hereof, (y) the issuance of shares of SkyTel Common Stock upon the conversion of Convertible Exchangeable Preferred Stock outstanding as of the date hereof in accordance with their terms on the date hereof or (z) the issuance of shares of SkyTel Common Stock pursuant to the Option Agreement);

     (iii) amend SkyTel's Restated Certificate of Incorporation, By-laws or other comparable organizational documents;

     (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, other than purchases of raw materials or supplies in the ordinary course of business consistent with past practice; provided, however, that this paragraph (iv) shall not prohibit (x) any merger or consolidation of a direct or indirect wholly owned Subsidiary of SkyTel with and into SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel, (y) the sale of a substantial portion of the assets of a direct or indirect wholly owned Subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel or (z) the creation of new, wholly owned Subsidiaries of SkyTel organized to conduct or continue activities expressly permitted under this Agreement;

     (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than (A) sales or licenses of finished goods and services in the ordinary course of business consistent with past practice or (B) sales of any properties or assets of a direct or indirect wholly owned Subsidiary of SkyTel to SkyTel or another direct or indirect wholly owned Subsidiary of SkyTel;

     (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of SkyTel or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for (w) borrowings under the Credit, Security Guaranty and Pledge Agreement dated as of December 21, 1995, as in effect as of the date hereof, among SkyTel, STC certain Subsidiaries of SkyTel, The Chase Manhattan Bank, Credit Lyonnais and JP Morgan Securities, Inc., (x) borrowings under the Credit Agreement dated December 31, 1998, as in effect as of the date hereof, between Mtel Latin America, Inc. and Credit Lyonnais New York Branch, (y) short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice and (z) intercompany indebtedness between SkyTel and any of its wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (B) make any loans, advances or capital contributions to, or investments in, any other person;

     (vii) make or agree to make any new capital expenditure or expenditures, other than as set forth in SkyTel's operating budgets for the fiscal years ending December 31, 1999 and 2000, in each case in the form provided to WorldCom on or prior to the date hereof;

     (viii) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with its terms, of any liability recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of SkyTel included in the SkyTel Filed SEC Documents or incurred since the date of such financial statements for an amount in cash not to exceed the amount of the specific reserve in respect of such claim, liability, obligation or litigation included in such financial statements plus $5,000,000 in the aggregate for all such claims, liabilities, obligations or litigation, or waive the benefits of, or agree to modify in any manner, any standstill or similar agreement to which SkyTel or any of its Subsidiaries is a party;

     (ix) except as required by law or contemplated hereby enter into, adopt or amend in any material respect or terminate any SkyTel Benefit Plan, collective bargaining agreement, employment agreement, deferred compensation agreement, consulting agreement, severance agreement, termination agreement or any other agreement, plan or policy involving SkyTel or its Subsidiaries, and one or more of its directors, officers or employees, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan, or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined;

     (x) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase benefits or compensation expenses of SkyTel or its Subsidiaries, or as contemplated hereby or by the terms of any contract the existence of which does not constitute a violation of this Agreement, increase the compensation of any director, officer or other employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

     (xi) take any action that would cause the representations and warranties set forth in Section 3.01(g) to no longer be true and correct;

     (xii) authorize, commit or agree to take, any of the foregoing actions;
  or

     (xiii) make any tax election that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the tax liability or tax attributes of SkyTel or any of its subsidiaries or settle or compromise any material income tax liability.

   (b) Other Actions. Except as required by applicable law or as expressly permitted by this Agreement, SkyTel and WorldCom shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement or the Option Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

   (c) Advice of Changes. SkyTel and WorldCom shall promptly advise the other party orally and in writing to the extent it has Knowledge of (i) any representation or warranty made by it (and, in the case of WorldCom, made by Sub) contained in this Agreement or the Option Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of WorldCom, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Option Agreement and (iii) any change or event having, or which is reasonably likely to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement or the Option Agreement.

   Section 4.02. No Solicitation by SkyTel. (a) SkyTel shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes a Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of the SkyTel Stockholders Meeting (the "Applicable Period"), the Board of Directors of SkyTel determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to SkyTel's stockholders under applicable law, SkyTel may, in response to a Superior Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to WorldCom and compliance with Section 4.02(c), (x) furnish information with respect to SkyTel and its Subsidiaries to any person making such Superior Proposal pursuant to a customary confidentiality agreement (as determined by SkyTel after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Superior Proposal. For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of SkyTel and its Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of SkyTel or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of SkyTel or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving SkyTel or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

   (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of SkyTel nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to WorldCom, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause SkyTel to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which was not solicited by SkyTel and which did not otherwise result from a breach of Section 4.02(a), the Board of Directors of SkyTel may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause SkyTel to enter into any Acquisition Agreement with respect to any Superior Proposal), but only at a time that is during the Applicable Period and is after the fifth business day following WorldCom's receipt of written notice (a "Notice of Superior Proposal") advising WorldCom that the Board of Directors of SkyTel is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of SkyTel's Common Stock then outstanding or all or substantially all the assets of SkyTel and otherwise on terms which the Board of Directors of SkyTel determines in its good faith judgment (after consultation with one or more of SkyTel's financial advisors) to be more favorable to SkyTel's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of SkyTel, is reasonably capable of being obtained by such third party.

   (c) In addition to the obligations of SkyTel set forth in paragraphs (a) and
(b) of this Section 4.02, SkyTel shall immediately advise WorldCom orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. SkyTel will keep WorldCom informed of the status and material details (including amendments or proposed amendments) of any such request or Takeover Proposal.

   (d) Nothing contained in this Section 4.02 shall prohibit SkyTel from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to SkyTel's stockholders (including with respect to the delivery by SkyTel to WorldCom of a Notice of Superior Proposal) if, in the good faith judgment of the Board of Directors of SkyTel, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither SkyTel nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

                                   ARTICLE V

                             Additional Agreements

   Section 5.01. Preparation of the Form S-4 and the SkyTel Proxy Statement; SkyTel Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, SkyTel and WorldCom shall prepare and SkyTel shall file with the SEC the SkyTel Proxy Statement and WorldCom shall prepare and file with the SEC the Form S-4, in which the SkyTel Proxy Statement will be included as a prospectus. Each of SkyTel and WorldCom shall use reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to complete the Merger. SkyTel will use all reasonable efforts to cause the SkyTel Proxy Statement to be mailed to SkyTel's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities

Act. WorldCom shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of WorldCom Common Stock in the Merger and SkyTel shall furnish all information concerning SkyTel and the holders of capital stock of SkyTel as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form S-4 will be made by WorldCom, or the SkyTel Proxy Statement will be made by SkyTel, without providing the other party a reasonable opportunity to review and comment thereon. WorldCom will advise SkyTel, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the WorldCom Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to SkyTel copies of all correspondence and filings with the SEC with respect to the Form S-4. SkyTel will inform WorldCom, promptly after it receives notice thereof, of any request by the SEC for the amendment of the SkyTel Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information and will, as promptly as practicable, provide to WorldCom copies of all correspondence and filings with the SEC with respect to the SkyTel Proxy Statement. If at any time prior to the Effective Time any information relating to SkyTel or WorldCom, or any of their respective Affiliates, officers or directors, should be discovered by SkyTel or WorldCom which should be set forth in an amendment or supplement to any of the Form S-4 or the SkyTel Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of SkyTel. No amendment or supplement to the information supplied by SkyTel for inclusion in the Form S-4 shall be made without the approval of SkyTel, which approval shall not be unreasonably withheld or delayed. For purposes of Sections 5.01, 3.01(f) and 3.02(e), information concerning or related to WorldCom and Sub will be deemed to have been provided by WorldCom and information concerning or related to SkyTel, its Subsidiaries or the SkyTel Stockholders Meeting will be deemed to have been provided by SkyTel.

   (b) SkyTel will, as soon as practicable following the date of this Agreement, establish a record date (which shall be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "SkyTel Stockholders Meeting") for the purpose of obtaining SkyTel Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Sections 4.02(b) and 7.01, SkyTel agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to SkyTel of any Takeover Proposal.

   Section 5.02. Letters of SkyTel's Accountants. (a) SkyTel shall use reasonable efforts to cause to be delivered to WorldCom two letters from SkyTel's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to WorldCom, in form and substance reasonably satisfactory to WorldCom and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   (b) SkyTel shall provide reasonable cooperation to each of its independent accountants and WorldCom's independent accountants to enable them to issue the letters referred to in Section 6.01(g) and shall use reasonable efforts to cause them to do so.

   Section 5.03. Letters of WorldCom's Accountants. (a) WorldCom shall use reasonable efforts to cause to be delivered to SkyTel two letters from WorldCom's independent accountants, one dated a date within two Business Days before the date on which the Form S-4 shall become effective and one dated a date within two Business Days before the Closing Date, each addressed to SkyTel, in form and substance reasonably satisfactory to SkyTel and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

   (b) WorldCom shall provide reasonable cooperation to each of its independent accountants and SkyTel's independent accountants to enable them to issue the letters referred to in Section 6.01(g) and shall use reasonable efforts to cause them to do so.

   Section 5.04. Access to Information; Confidentiality. Subject to the existing confidentiality agreement between WorldCom and SkyTel (the "Confidentiality Agreement"), upon reasonable notice, each of WorldCom and SkyTel shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of SkyTel and WorldCom shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither WorldCom nor SkyTel shall be required to provide access to or disclose information where such access or disclosure would contravene any applicable law, rule, regulation, order or decree or would, with respect to any pending matter, result in a waiver of the attorney-client privilege or the protection afforded attorney work-product. WorldCom and SkyTel shall use reasonable efforts to obtain from third parties any consents or waivers of confidentiality restrictions with respect to any such information being provided by it. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of SkyTel and WorldCom will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

   Section 5.05. Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Option Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Option Agreement. In connection with and without limiting the foregoing, SkyTel and its Board of Directors shall (1) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Option Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Option Agreement, the Merger or any other transactions contemplated by this Agreement or the Option Agreement, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Option Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Option Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Merger and the other transactions contemplated by this Agreement and the Option Agreement. Nothing in this Agreement shall be deemed to require WorldCom to agree to, or proffer to, divest or hold separate any assets or any portion of any business of WorldCom, SkyTel or any of their respective Subsidiaries if the Board of Directors of WorldCom determines that so doing would materially impair the benefit intended to be obtained by WorldCom in the Merger. Without limiting the generality of the foregoing, SkyTel shall give WorldCom the opportunity to participate in the defense of any litigation against SkyTel and/or its directors relating to the transactions contemplated by this Agreement and the Option Agreement. This
Section 5.05 shall be deemed not to have been breached by SkyTel as a result of any action taken by SkyTel with respect to a Superior Proposal that is expressly permitted under Section 4.02.

   Section 5.06. SkyTel Stock Options; Warrants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of SkyTel (or, if appropriate, any committee administering the SkyTel Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

     (i) adjust the terms of all outstanding SkyTel Stock Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each SkyTel Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such SkyTel Stock Option, the number of shares of WorldCom Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SkyTel Common Stock subject to such SkyTel Stock Option by the Exchange Ratio, at a price per share of WorldCom Common Stock equal to (A) the aggregate exercise price for the shares of SkyTel Common Stock otherwise purchasable pursuant to such SkyTel Stock Option divided by (B) the aggregate number of shares of WorldCom Common Stock deemed purchasable pursuant to such SkyTel Stock Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

     (ii) make such other changes to the SkyTel Stock Plans as WorldCom and SkyTel may agree are appropriate to give effect to the Merger.

   (b) The adjustments provided herein with respect to any SkyTel Stock Options to which Section 421(a) of the code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

   (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, each SkyTel Stock Option outstanding at the Effective Time shall be converted into an option relating to WorldCom Common Stock following the Effective Time so as to substitute WorldCom Common Stock for SkyTel Common Stock purchasable thereunder (subject to the adjustments required by this Section 5.06 after giving effect to the Merger). Prior to the Effective Time, WorldCom shall take all necessary actions (including, if required to comply with Section 162(m) of the Code (and the regulations thereunder) or applicable law or rule of Nasdaq, obtaining the approval of its shareholders at the next regularly scheduled annual meeting of WorldCom following the Effective Time) for the conversion of SkyTel Stock Options, including the reservation, issuance and listing of WorldCom Common Stock in a number at least equal to the number of shares of WorldCom Common Stock that will be subject to the Adjusted Options.

   (d) As soon as practicable following the Effective Time, WorldCom shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of WorldCom Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options or any unsettled awards granted under the SkyTel Stock Plans after the Effective Time, may remain outstanding.

   (e) As soon as practicable after the Effective Time, WorldCom shall deliver to the holders of the SkyTel Stock Options appropriate notices setting forth such holders' rights pursuant to the respective SkyTel Stock Plans and the agreements evidencing the grants of such SkyTel Stock Options and that such SkyTel Stock Options and agreements shall be assumed by WorldCom and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

   (f) Except as otherwise expressly provided in this Section 5.06 and except to the extent required under the respective terms of the SkyTel Stock Options, all restrictions or limitations on transfer and vesting with respect to the SkyTel Stock Options awarded under the SkyTel Stock Plans or any other plan, program or arrangement of SkyTel or any of its Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by WorldCom as set forth above.

   (g) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each Warrant outstanding immediately prior to the Effective Time shall be automatically converted into an option or warrant to acquire, on the same terms and conditions as were applicable under such Warrant, the number of shares of WorldCom Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of SkyTel Common Stock subject to such Warrant by the Exchange Ratio, at a price per share of WorldCom Common Stock equal to (A) the aggregate exercise price for the shares of SkyTel Common Stock otherwise purchasable pursuant to such Warrant divided by (B) the aggregate number of shares of WorldCom Common Stock deemed purchasable pursuant to such Warrant; provided, however, that such exercise price shall be rounded up to the nearest whole cent. SkyTel shall use its reasonable best efforts to cause each Non-Employee Option and Warrant set forth in Section 5.06(g) of the SkyTel Disclosure Schedule to be amended prior to the Effective Time so as to comply with this Section 5.06(g).

   Section 5.07. Employee Benefit Plans; Existing Agreements. (a) Subject to
Section 5.07(c), during the six-month period following the Effective Time (the "Transition Period"), WorldCom shall cause the Surviving Corporation to either maintain the benefit programs provided by SkyTel and its Subsidiaries before the Effective Time or replace all or any such programs with programs maintained for similarly situated employees of WorldCom, provided that the aggregate level of benefits provided during the Transition Period shall be substantially similar to the aggregate level of benefits provided by SkyTel and its Subsidiaries before the Effective Time. For a period of no less than 18 months after the Transition Period, the Surviving Corporation shall provide, or cause to be provided, benefits to employees of SkyTel and its Subsidiaries that are no less favorable in the aggregate than the aggregate benefits provided to similarly situated employees of WorldCom. To the extent that any plan of WorldCom or any of its Affiliates (a "WorldCom Plan") becomes applicable to any employee or former employee of SkyTel or its Subsidiaries, WorldCom shall grant, or cause to be granted, to such employees or former employees credit for their service with SkyTel and its Subsidiaries (and any of their predecessors) for the purpose of determining eligibility to participate and nonforfeitability of benefits under such WorldCom Plan and for purposes of benefit accrual under vacation and severance pay plans (but only to the extent such service was credited under similar plans of SkyTel and its Subsidiaries).

   (b) With respect to any welfare benefit plan of WorldCom or its Affiliates made available to individuals who immediately prior to the Closing Date were employees of SkyTel or any of its Subsidiaries, WorldCom shall, or shall cause the Surviving Corporation to, waive any waiting periods, pre-existing condition exclusions and actively-at-work requirements to the extent such provisions were inapplicable immediately before such plan was made available and provide that any expenses incurred on or before the date such plan was made available by any such individual or such individual's covered dependents shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

   (c) SkyTel shall take such actions as are necessary to prohibit any additional offerings of SkyTel Stock Options under the 1993 Employee Stock Purchase Plan after the Effective Time.

   (d) Section 5.07(d) of the SkyTel Disclosure Schedule sets forth specific agreements of the parties with respect to employee matters and is incorporated herein by reference.

   Section 5.08. Indemnification, Exculpation and Insurance. (a) WorldCom and Sub agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) now existing in favor of the current or former directors or officers of SkyTel and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification or other agreements of SkyTel as in effect on the date hereof shall be assumed by the Surviving Corporation and WorldCom in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

   (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, WorldCom shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.08.

   (c) For six years after the Effective Time, WorldCom shall maintain in effect (i) SkyTel's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time covering each person currently covered by SkyTel's directors' and officers' liability insurance policy and (ii) SkyTel's current fiduciary liability insurance policies covering acts or omissions occurring prior to the Effective Time for employees who serve or have served as fiduciaries under or with respect to any SkyTel Benefit Plans, in each case on terms with respect to such coverage and amounts no less favorable than those of each such policy in effect on the date hereof; provided that WorldCom may substitute therefor policies of WorldCom with respect to coverage and amount no less favorable to such directors, officers or fiduciaries; provided however, that in no event shall WorldCom be required to pay aggregate premiums for insurance under this Section 5.08(c) in excess of 200% of the amount of the aggregate premiums paid by SkyTel in 1998 on an annualized basis for such purpose, provided that WorldCom shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

   (d) The provisions of this Section 5.08 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   Section 5.09. Fees and Expenses. (a) Except as provided in this Section 5.09, all fees and expenses incurred in connection with the Merger, this Agreement, the Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of WorldCom and SkyTel shall bear and pay one-half of (1) the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the SkyTel Proxy Statement (including SEC filing fees) and (2) the filing fees for the premerger notification and report forms under the HSR Act.

   (b) In the event that (1) a Takeover Proposal shall have been made to SkyTel or shall have been made directly to the stockholders of SkyTel generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated by either WorldCom or SkyTel pursuant to Section 7.01(b)(i) or (ii) or (2) this Agreement is terminated (x) by SkyTel pursuant to Section 7.01(f) or (y) by WorldCom pursuant to Section 7.01(d), then SkyTel shall promptly, but in no event later than the date of such termination, pay

WorldCom a fee equal to $25 million (the "Termination Fee"), payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to WorldCom pursuant to clause (1) of this paragraph (b) or pursuant to a termination by WorldCom pursuant to Section 7.01(d) unless and until within 12 months of such termination SkyTel or any of its Subsidiaries enters into any Acquisition Agreement with respect to, or consummates, any Takeover Proposal (for purposes of the foregoing proviso the term "Takeover Proposal" shall have the meaning set forth in Section 4.02 except that references to "15%" therein shall be deemed to be references to "30%"), in which event the Termination Fee shall be payable upon the first to occur of such events. SkyTel acknowledges that the agreements contained in this Section 5.09(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, WorldCom would not enter into this Agreement; accordingly, if SkyTel fails promptly to pay the amount due pursuant to this Section 5.09(b), and, in order to obtain such payment, WorldCom commences a suit which results in a judgment against SkyTel for the fee set forth in this Section 5.09(b), SkyTel shall pay to WorldCom its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank, N.A. in effect on the date such payment was required to be made.

   Section 5.10. Public Announcements. WorldCom and SkyTel will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

   Section 5.11. Affiliates. As soon as practicable after the date hereof, SkyTel shall deliver to WorldCom a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of SkyTel, "affiliates" of SkyTel for purposes of Rule 145 under the Securities Act and Topic 2.E., "risk sharing and pooling-of-interests", of the SEC rules and regulations for purposes of qualifying the Merger for pooling of interests accounting treatment. SkyTel shall use reasonable efforts to cause each such person to deliver to WorldCom as of the Closing Date, a written agreement substantially in the form attached as Exhibit A hereto. WorldCom shall use reasonable efforts to cause all persons who are "affiliates" of WorldCom for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit B hereto.

   Section 5.12. Nasdaq Quotation. WorldCom shall use reasonable efforts to cause the WorldCom Common Stock issuable in the Merger to be approved for quotation on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date. WorldCom shall use reasonable efforts to cause the WorldCom Convertible Exchangeable Preferred Stock to be listed on a national securities exchange or approved for quotation on Nasdaq, subject to official notice of issuance, on or prior to the Closing Date.

   Section 5.13. Tax Treatment. Each of WorldCom and SkyTel shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c), including the execution of the letters of representation referred to therein.

   Section 5.14. Pooling of Interests. Each of SkyTel and WorldCom shall use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, and the Option Agreement to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and each of SkyTel and WorldCom agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

   Section 5.15. Further Assurances. SkyTel shall deliver, or shall cause to be delivered, if required by the terms of any note, indenture, credit agreement, warrant or other financing instrument or preferred stock, as promptly as possible after the date hereof but in no event less than 15 days prior to the Effective Time, any notice of the Merger or the transactions contemplated by this Agreement.

   Section 5.16. Rights Agreement. The Board of Directors of SkyTel shall take all further action (in addition to that referred to in Section 3.01(t)) reasonably requested in writing by WorldCom in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Option Agreement to the extent provided herein. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Option Agreement and except as set forth in Section 4.01(a) of the SkyTel Disclosure Schedule, the Board of Directors of SkyTel shall not, without the consent of WorldCom (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights or any action to facilitate a Takeover Proposal.

   Section 5.17. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by SkyTel.

                                   ARTICLE VI

                              Conditions Precedent

   Section 6.01. Conditions to Each Party's Obligation To Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) SkyTel Stockholder Approval. The SkyTel Stockholder Approval shall have been obtained.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) Governmental Approvals. All consents, approvals or orders of authorization of, or actions by the FCC shall have been obtained.

     (d) No Litigation. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect, and there shall not be pending any suit, action or proceeding by any Governmental Entity (i) preventing the consummation of the Merger or
  (ii) which otherwise is reasonably likely to have a Material Adverse Effect on SkyTel or WorldCom, as applicable; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

     (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     (f) Nasdaq Quotation. The shares of WorldCom Common Stock issuable to SkyTel's stockholders as contemplated by this Agreement shall have been approved for quotation on Nasdaq, subject to official notice of issuance.

     (g) Pooling Letters. Each of WorldCom and SkyTel shall have received letters, dated as of the Closing Date, in each case addressed to WorldCom and SkyTel, from Arthur Andersen LLP stating in substance that pooling of interests accounting is appropriate for the Merger under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

   Section 6.02. Conditions to Obligations of WorldCom and Sub. The obligation of WorldCom and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of SkyTel set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

     (b) Performance of Obligations of SkyTel. SkyTel shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) Tax Opinions. WorldCom shall have received from Cravath, Swaine & Moore, counsel to WorldCom, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that: (i) the Merger will qualify for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) SkyTel, WorldCom and Sub will each be a "party to a reorganization" within the meaning of
  Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of WorldCom and SkyTel in substantially the same form as Exhibits B and C, respectively. The opinion shall be in substantially the same form as Exhibit D.

   Section 6.03. Conditions to Obligations of SkyTel. The obligation of SkyTel to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) Representations and Warranties. The representations and warranties of WorldCom and Sub set forth herein qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date hereof and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

     (b) Performance of Obligations of WorldCom and Sub. WorldCom and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

     (c) Tax Opinions. SkyTel shall have received from Jones, Day, Reavis & Pogue, counsel to SkyTel, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that: (i) the Merger will qualify for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) SkyTel, WorldCom and Sub will each be a "party to a reorganization" within the meaning of
  Section 368(b) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of representation letters from each of SkyTel and WorldCom in substantially the same form as Exhibits C and D, respectively. The opinion shall be in substantially the same form as Exhibit E.

   Section 6.04. Frustration of Closing Conditions. Neither WorldCom, Sub nor SkyTel may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.05.

                                  ARTICLE VII

                       Termination, Amendment and Waiver

   Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the SkyTel Stockholder
Approval:

     (a) by mutual written consent of WorldCom and SkyTel;

     (b) by either WorldCom or SkyTel:

       (i) if the Merger shall not have been consummated by February 28, 2000; provided, however, that if on such date the condition to the Closing set forth in Section 6.01(c) shall not have been satisfied, then either WorldCom or SkyTel may cause such date to be extended to May 28, 2000, upon delivery of written notice to the other party; provided further, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

       (ii) if the SkyTel Stockholder Approval shall not have been obtained at a SkyTel Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

       (iii) if any Restraint having any of the effects set forth in
    Section 6.01(d) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable best efforts to prevent the entry of and to remove such Restraint;

     (c) by WorldCom, if SkyTel shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
  Section 6.02(a) or (b), and (B) has not been or is incapable of being cured by SkyTel within 30 calendar days after its receipt of written notice from WorldCom;

     (d) by WorldCom, if SkyTel or any of its directors or officers shall participate in discussions or negotiations in breach of Section 4.02;

     (e) by SkyTel, if WorldCom shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in
  Section 6.03(a) or (b), and (B) has not been or is incapable of being cured by WorldCom within 30 calendar days after its receipt of written notice from SkyTel; or

     (f) by SkyTel in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, SkyTel shall have complied with all provisions of
  Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09(b).

   Section 7.02. Effect of Termination. In the event of termination of this Agreement by either SkyTel or WorldCom as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of WorldCom or SkyTel, other than the provisions of
Section 3.01(p), Section 3.02(l), the last sentence of Section 5.04, Section 5.09, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

   Section 7.03. Amendment. This Agreement may be amended by the parties at any time before or after SkyTel Stockholder Approval; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of SkyTel or the approval of the shareholders of WorldCom without the further approval of such stockholders or shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

   Section 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

   Section 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of WorldCom or SkyTel, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               General Provisions

   Section 8.01. Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

   Section 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to WorldCom or Sub, to

       10777 Sunset Office Drive
       Suite 330
       St. Louis, MO 63127

       Telecopy No.: Separately supplied

       Attention:P. Bruce Borghardt, Esq.

       with a copy to:

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019

       Telecopy No.: Separately supplied

       Attention:Robert A. Kindler, Esq.
                  Robert I. Townsend, III, Esq.;
       and

     (b) if to SkyTel, to

       200 South Lamar Street
       Jackson, MS 39201

       Telecopy No.: Separately supplied

       Attention:Leonard Kriss, Esq.

       with a copy to:

       Jones, Day, Reavis & Pogue
       599 Lexington Avenue
       New York, NY 10022

       Telecopy No.: Separately supplied

       Attention:Robert A. Profusek, Esq.

   Section 8.03. Definitions. For purposes of this Agreement:

     (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "Business Day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

     (c) "Knowledge" of any person that is not an individual means, with respect to any specific matter, the knowledge of such person's executive officers and other officers having primary responsibility for such matter, in each case obtained in the conduct of their duties in the ordinary course without special inquiry;

     (d) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with SkyTel or WorldCom, any change, effect, event, occurrence or state of facts (i) that is materially adverse to the business, financial condition or results of operations of such party (or the Surviving Corporation when used with respect to SkyTel) and its Subsidiaries, taken as a whole, or (ii) preventing or materially delaying the consummation of the Merger, other than any change, effect, event, occurrence or state of facts (x) relating to the economy in general or (y) relating to the industries in which such party operates in general and not specifically relating to such party;

     (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

     (f) "Significant Subsidiary" means a Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities Act; and

     (g) a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

   Section 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Terms used herein that are defined under GAAP are used herein as so defined.

   Section 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

   Section 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Option Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and
Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

   Section 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

   Section 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   Section 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   Section 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   In Witness Whereof, WorldCom, Sub and SkyTel have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          MCI WorldCom, Inc.,

                                                /s/ Bernard J. Ebbers
                                           by _________________________________
                                             Name:Bernard J. Ebbers
                                             Title:President and Chief
                                             Executive Officer

                                          SkyTel Communications, Inc.,

                                                /s/ John T. Stupka
                                           by _________________________________
                                             Name:John T. Stupka
                                             Title:President and Chief
                                             Executive Officer

                                          Empire Merger Inc.,

                                                /s/ Bernard J. Ebbers
                                           by _________________________________
                                             Name:Bernard J. Ebbers
                                             Title:President and Chief
                                             Executive Officer

                                                              ANNEX I
                                                         TO THE MERGER AGREEMENT

                             Index of Defined Terms

Term                                                                        Page
----                                                                        ----
Accounting Rules...........................................................  A-8
Acquisition Agreement...................................................... A-21
Adjusted Option............................................................ A-24
Affiliate.................................................................. A-32
Agreement..................................................................  A-1
Applicable Period.......................................................... A-20
Business Day............................................................... A-32
Certificate of Merger......................................................  A-2
Certificates...............................................................  A-3
Closing....................................................................  A-1
Closing Date...............................................................  A-1
Code.......................................................................  A-1
Common Stock Merger Consideration..........................................  A-2
Communications Act.........................................................  A-7
Confidentiality Agreement.................................................. A-23
Convertible Debentures.....................................................  A-6
Convertible Exchangeable Preferred Stock...................................  A-1
DGCL.......................................................................  A-1
Effective Time.............................................................  A-2
ERISA...................................................................... A-10
Exchange Act...............................................................  A-7
Exchange Agent.............................................................  A-3
Exchange Ratio.............................................................  A-2
FCC........................................................................  A-7
Form S-4...................................................................  A-8
GAAP.......................................................................  A-8
Governmental Entity........................................................  A-7
HSR Act....................................................................  A-7
Intellectual Property Rights............................................... A-12
Knowledge.................................................................. A-32
Liens......................................................................  A-6
Material Adverse Change.................................................... A-32
Material Adverse Effect.................................................... A-32
Merger.....................................................................  A-1
Merger Consideration.......................................................  A-3
Nasdaq.....................................................................  A-2
Notice of Superior Proposal................................................ A-21
Option Agreement...........................................................  A-1
Parachute Gross-Up Payment................................................. A-11
person..................................................................... A-32
Preferred Stock Merger Consideration.......................................  A-3
PUCs.......................................................................  A-8
Restraints................................................................. A-28
Rights.....................................................................  A-6
Rights Agreement...........................................................  A-6
SEC........................................................................  A-7

Term                                                                        Page
----                                                                        ----
Securities Act.............................................................  A-8
Series C Preferred Stock...................................................  A-6
Significant Subsidiary..................................................... A-32
SkyTel.....................................................................  A-1
SkyTel Benefit Plans....................................................... A-10
SkyTel Common Stock........................................................  A-1
SkyTel Consolidated Group.................................................. A-12
SkyTel Disclosure Schedule.................................................  A-5
SkyTel Filed SEC Documents.................................................  A-8
SkyTel 1998 10-K...........................................................  A-6
SkyTel Permits.............................................................  A-9
SkyTel Preferred Stock.....................................................  A-6
SkyTel Proxy Statement.....................................................  A-7
SkyTel SEC Documents.......................................................  A-8
SkyTel Stock Options.......................................................  A-6
SkyTel Stock Plans.........................................................  A-6
SkyTel Stockholder Approval................................................ A-12
SkyTel Stockholders Meeting................................................ A-22
Sub........................................................................  A-1
Sub Common Stock........................................................... A-14
Subsidiary................................................................. A-32
Superior Proposal.......................................................... A-21
Surviving Corporation......................................................  A-1
Takeover Proposal.......................................................... A-20
taxes...................................................................... A-11
Termination Fee............................................................ A-27
Transition Period.......................................................... A-25
Warrants...................................................................  A-6
WorldCom...................................................................  A-1
WorldCom Common Stock......................................................  A-1
WorldCom Consolidated Group................................................ A-17
WorldCom Convertible Exchangeable Preferred Stock..........................  A-1
WorldCom Filed SEC Documents............................................... A-16
WorldCom Permits........................................................... A-16
WorldCom Plan.............................................................. A-25
WorldCom Preferred Stock................................................... A-14
WorldCom SEC Documents..................................................... A-15
WorldCom Series A Preferred................................................ A-13
WorldCom Series B Preferred................................................ A-14
WorldCom Series 3 Preferred................................................ A-14
WorldCom Stock Plans....................................................... A-14
WorldCom Stock Options..................................................... A-14
WorldCom Warrants.......................................................... A-14
Year 2000 Compliant........................................................ A-13

                                                             EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                            Form of Affiliate Letter

Dear Sirs:

   The undersigned, a holder of shares of Common Stock, par value $.01 per share ("SkyTel Common Stock"), of SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), is entitled to receive in connection with the merger of SkyTel (the "Merger") with and into a subsidiary of MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), securities of WorldCom, as the parent of the surviving corporation in the Merger (the "WorldCom Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of SkyTel within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of SkyTel for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

   If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign, transfer, hedge or reduce the undersigned's risk relating to any of the WorldCom Securities received by the undersigned in exchange for any shares of SkyTel Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that WorldCom will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of WorldCom Securities by the undersigned except to the extent provided in the Merger Agreement.

   The undersigned hereby represents to and covenants with WorldCom that the undersigned will not sell, assign, transfer, hedge or reduce the undersigned's risk relating to any of the WorldCom Securities received by the undersigned in exchange for shares of SkyTel Common Stock in connection with the Merger except
(i) pursuant to an effective registration statement under the Securities Act,
(ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to WorldCom or your counsel (provided that such counsel is a member of a nationally recognized law firm) or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of WorldCom, such transaction would not have, directly or indirectly, any adverse consequences for WorldCom with respect to the treatment of the Merger for tax purposes.

   The undersigned hereby further represents to and covenants with WorldCom that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of, hedged or reduced the undersigned's risk relating to any shares of SkyTel Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of, hedge or reduce the undersigned's risk relating to any WorldCom Securities received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of SkyTel and WorldCom have been published by WorldCom, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling-of-interests.

   In the event of a sale or other disposition by the undersigned of WorldCom Securities pursuant to Rule 145(d), the undersigned will supply WorldCom with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and an opinion of counsel or no-action letter referred to above. The undersigned understands that WorldCom may instruct its transfer agent to withhold the transfer of any WorldCom Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, WorldCom shall cause the transfer agent to effectuate the transfer of the WorldCom Securities sold as indicated in such letter.

   WorldCom covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of WorldCom Securities by the undersigned under Rule 145 in accordance with the terms thereof.

   The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing WorldCom Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to WorldCom from independent counsel reasonably satisfactory to WorldCom to the effect that such legend is no longer required for purposes of the Securities Act.

   There will be placed on the certificates for WorldCom Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

  "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as WorldCom, Inc. shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

   The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of WorldCom Securities and (ii) the receipt by WorldCom of this letter is an inducement to WorldCom's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                        ANNEX I
                                                                    TO EXHIBIT A

[Name]                                                                    [Date]

   On       , the undersigned sold the securities of MCI WORLDCOM, Inc., a
Georgia corporation ("WorldCom"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of SkyTel Communications, Inc., a Delaware corporation, with and into a subsidiary of WorldCom.

   Based upon the most recent report or statement filed by WorldCom with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

   The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

           [Space to be provided for description of the Securities.]

                                                                       EXHIBIT B

                                                         TO THE MERGER AGREEMENT

                          SkyTel Communications, Inc.

                                                                [Effective Date]

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, NY 10022

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Ladies and Gentlemen:

   In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 1999, among SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), MCI WORLDCOM, Inc., a Georgia corporation ("WorldCom"), and Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom (the "Sub"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of SkyTel and WorldCom, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of SkyTel and as to SkyTel, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

     1. The facts relating to the contemplated merger of SkyTel with and into Sub (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to SkyTel, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

     2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of SkyTel (the "SkyTel Common Stock"), other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of SkyTel (the "Convertible Exchangeable Preferred Stock") other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom ("the WorldCom Convertible Exchangeable Preferred Stock") is the result of arm's length bargaining.

     3. Cash payments to be made to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock that would otherwise be issued to such holders in the Merger will be made for the purpose of saving WorldCom the expense and inconvenience of issuing and transferring fractional shares of WorldCom Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to shareholders of SkyTel in exchange for their shares of SkyTel Common Stock.

     4. (i) Neither SkyTel nor any corporation related to SkyTel has acquired or has any present plan or intention to acquire directly or indirectly any stock of SkyTel in contemplation of the Merger, or otherwise as part of a plan of which the Merger is a part.

     (ii) For purposes of this representation letter, a corporation shall be treated as related to SkyTel if such corporation is related to SkyTel within the meaning of Treasury Regulation Section 1.368-1(e)(3).

     5. Except as otherwise specifically contemplated under the Merger Agreement, SkyTel and holders of SkyTel Common Stock and Convertible Exchangeable Preferred Stock will each pay their respective expenses, if any, incurred in connection with the Merger, and will not pay the expenses of WorldCom or Sub incurred in connection with the Merger. SkyTel has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of SkyTel Common Stock or Convertible Exchangeable Preferred Stock. Except to the extent specifically contemplated under the Merger Agreement, SkyTel has not entered into any arrangement pursuant to which WorldCom or Sub has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of SkyTel or any of its Subsidiaries or any holder of any stock of SkyTel.

     6. At the Effective Time, SkyTel will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of WorldCom Common Stock) in connection with the Merger, assets of SkyTel used to pay its reorganization expenses and all redemptions and distributions made by SkyTel (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by SkyTel immediately prior to the Effective Time.

     7. Except as otherwise contemplated under the Merger Agreement, SkyTel has not made and does not plan or intend to make any distributions (other than dividends made in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Merger.

     8. In connection with the Merger, SkyTel Common Stock will be converted solely into WorldCom Common Stock (except for cash paid in lieu of fractional shares of WorldCom Common Stock) and Convertible Exchangeable Preferred Stock will be converted solely into WorldCom Convertible Exchangeable Preferred Stock. For purposes of this representation, SkyTel Common Stock and Convertible Exchangeable Preferred Stock redeemed for cash or other property furnished directly or indirectly by WorldCom will be considered as acquired by WorldCom for other than WorldCom Common Stock and WorldCom Convertible Exchangeable Preferred Stock. Further, except as otherwise contemplated under the Merger Agreement, no liabilities of SkyTel or any of its Subsidiaries or any of the holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock will be assumed by WorldCom, nor will any of the SkyTel Common Stock or Convertible Exchangeable Preferred Stock acquired by WorldCom in connection with the Merger be subject to any liabilities.

     9. SkyTel is not an investment company as defined in Section
  368(a)(2)(F)(iii) and (iv) of the Code.

     10. Prior to the Merger, SkyTel will not take, and to the best knowledge of the management of SkyTel there is no present plan or intention by stockholders of SkyTel to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     11. None of the compensation received by any stockholder-employee of SkyTel in respect of periods at or prior to the Effective Time represents separate consideration for any of its SkyTel Common Stock or its Convertible Exchangeable Preferred Stock. None of the WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock that will be received by stockholder-employees of SkyTel in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     12. There is no intercorporate indebtedness existing between WorldCom (or any of its Subsidiaries, including Sub) and SkyTel (or any of its Subsidiaries).

     13. SkyTel is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     14. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of SkyTel, WorldCom and Sub with respect to the Merger.

     15. No assets of SkyTel have been sold, transferred or otherwise disposed of which would prevent Sub, or WorldCom's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of SkyTel or from using a significant portion of the "historic business assets" of SkyTel in a business following the Merger (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

     16. The fair market value of the assets of SkyTel exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject, and the liabilities of SkyTel and the liabilities to which its assets are subject were incurred by SkyTel in the ordinary course of its business.

     17. No holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock have dissenter's rights under the provisions of any Federal, state, local, foreign or provincial laws.

     18. The undersigned is authorized to make all the representations set forth herein on behalf of SkyTel.

   The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                          Very truly yours,

                                          SkyTel Communications, Inc.,


                                           by _________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT C

                                                         TO THE MERGER AGREEMENT

                               MCI WORLDCOM, Inc.

                                                                [Effective Date]

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, NY 10022

Ladies and Gentlemen:

   In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 28, 1999, among SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), and Empire Merger Inc., a Delaware corporation and a wholly owned subsidiary of WorldCom (the "Sub"), and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the Proxy Statement Prospectus of SkyTel and WorldCom, each as amended or supplemented through the date hereof, the undersigned certifies and represents on behalf of WorldCom and Sub and as to WorldCom and Sub, after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

     1. The facts relating to the contemplated merger of SkyTel with and into Sub (the "Merger") as described in the Registration Statement and the documents described in the Registration Statement are, insofar as such facts pertain to WorldCom and Sub, true, correct and complete in all material respects. The Merger will be consummated in accordance with the Merger Agreement.

     2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.01 per share, of SkyTel (the "SkyTel Common Stock"), other than such shares owned directly by SkyTel, WorldCom or Sub, will be converted into shares of common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of SkyTel (the "Convertible Exchangeable Preferred Stock"), other than such shares owned directly by SkyTel, WorldCom, or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of WorldCom ("the WorldCom Convertible Exchangeable Preferred Stock") is the result of arm's length bargaining.

     3. (i) Neither WorldCom nor any corporation that is related to WorldCom has any plan or intention, following the Merger, to reacquire, or to cause any corporation that is related to WorldCom to acquire, directly or indirectly, any WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock.

     (ii) For purposes of this representation letter, a corporation shall be treated as related to WorldCom if such corporation is related to WorldCom within the meaning of Treasury Regulation Section 1.368-1(e)(3).

     4. WorldCom has no plan or intention to make any distributions after the Merger to holders of WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock (other than dividends made in the ordinary course of business) that would, alone or in conjunction with any other transaction, violate the continuity of interest requirement of Treasury Regulation Section 1.368-1(e).

     5. Neither WorldCom nor Sub (nor any other Subsidiary of WorldCom) has acquired or, except as a result of the Merger, will acquire, or has owned in the past three years, any stock of SkyTel.

     6. Cash payments to be made to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock that would otherwise be issued to such holders in the Merger will be made for the purpose of saving WorldCom the expense and inconvenience of issuing and transferring fractional shares of WorldCom Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to holders of SkyTel Common Stock in lieu of fractional shares of WorldCom Common Stock is not expected to exceed one percent of the total consideration that will be issued in the Merger to shareholders of SkyTel in exchange for their shares of SkyTel Common Stock.

     7. Prior to the Merger, WorldCom will own all the issued and outstanding stock of Sub and Sub will have outstanding no warrant or option or any other agreement pursuant to which any person may acquire any share of Sub stock. No stock of Sub will be issued in the Merger. WorldCom has no plan or intention to sell, transfer or dispose of any Sub stock or to cause Sub to issue additional shares of its stock that would result in WorldCom owning less than all the stock of Sub after the Merger.

     8. WorldCom has no plan or intention, following the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with and into another corporation, to sell or otherwise dispose of any of the stock of the Surviving Corporation, to cause the Surviving Corporation to distribute to WorldCom or any of its Subsidiaries any assets of the Surviving Corporation or any of its Subsidiaries or the proceeds of any borrowings incurred by the Surviving Corporation or any of its Subsidiaries, or to cause the Surviving Corporation to sell or otherwise dispose of any of the assets held by SkyTel or any of its Subsidiaries at the time of the Merger, except for dispositions of such assets in the ordinary course of business and transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k).

     9. Assuming that, at the Effective Time, SkyTel holds at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time, then following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that were held by SkyTel immediately prior to the Effective Time. For purposes of this representation, amounts paid to stockholders who receive cash or other property (including cash in lieu of fractional shares of WorldCom Common Stock) in connection with the Merger, assets of SkyTel used to pay its reorganization expenses and all redemptions and distributions made by SkyTel (other than dividends made in the ordinary course of business) immediately preceding, or in contemplation of, the Merger will be included as assets held by SkyTel immediately prior to the Effective Time.

     10. Except as otherwise specifically contemplated under the Merger Agreement, WorldCom and Sub will each pay their respective expenses, if any, incurred in connection with the Merger and will not pay the expenses of SkyTel and holders of SkyTel Common Stock and Convertible Exchangeable Preferred Stock. Except to the extent specifically contemplated under the Merger Agreement, neither WorldCom nor Sub has paid (directly or indirectly) or has agreed to assume any expenses or other liabilities, whether fixed or contingent, incurred or to be incurred by SkyTel or any of its Subsidiaries or any stockholder of SkyTel in connection with or as part of the Merger or any related transactions.

     11. Following the Merger, WorldCom will cause the Surviving Corporation, or WorldCom's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)), to continue SkyTel's "historic business" or to use a significant portion of SkyTel's "historic business assets" in a business (as such terms are defined in Treasury Regulation
  Section 1.368-1(d)).

     12. The WorldCom Convertible Exchangeable Preferred Stock shall have terms that are identical to Convertible Exchangeable Preferred Stock (except that (x) the issuer thereof shall be WorldCom rather than SkyTel and (y) Convertible Exchangeable Preferred Stock shall become convertible into WorldCom Common Stock as required by Section 9(l) of the Certificate of Designation for Convertible Exchangeable Preferred Stock).

     13. Neither WorldCom nor Sub is an investment company as defined in
  Section 368(a)(2)(F)(iii) and (iv) of the Code.

     14. Neither WorldCom nor Sub will take, or cause the Surviving Corporation to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     15. None of the compensation to be received by any stockholder-employee of SkyTel in respect of periods after the Effective Time represents separate consideration for any of its SkyTel Common Stock or its Convertible Exchangeable Preferred Stock. None of the WorldCom Common Stock or WorldCom Convertible Exchangeable Preferred Stock that will be received by any stockholder-employee of SkyTel in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with the amounts paid to third parties bargaining at arm's-length for similar services.

     16. There is no intercorporate indebtedness existing between WorldCom (or any of its Subsidiaries, including Sub) and SkyTel (or any of its Subsidiaries).

     17. Neither WorldCom nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     18. In connection with the Merger, SkyTel Common Stock will be converted solely into WorldCom Common Stock (except for cash paid in lieu of fractional shares of WorldCom Common Stock) and Convertible Exchangeable Preferred Stock will be converted solely into WorldCom Convertible Exchangeable Preferred Stock. For purposes of this representation, SkyTel Common Stock and Convertible Exchangeable Preferred Stock redeemed for cash or other property furnished directly or indirectly by WorldCom will be considered as acquired by WorldCom for other than WorldCom Common Stock and WorldCom Convertible Exchangeable Preferred Stock. Further, except as otherwise contemplated under the Merger Agreement, no liabilities of SkyTel or any of its Subsidiaries or any of the holders of SkyTel Common Stock or Convertible Exchangeable Preferred Stock will be assumed by WorldCom, nor will any of the SkyTel Common Stock or Convertible Exchangeable Preferred Stock acquired by WorldCom in connection with the Merger be subject to any liabilities.

     19. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of WorldCom, Sub and SkyTel with respect to the Merger.

     20. Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Sub, which assets will be held by SkyTel following the Merger) or business operations.

     21. The Merger is being undertaken for purposes of enhancing the business of WorldCom and for other good and valid business purposes of WorldCom.

     22. The undersigned is authorized to make all the representations set forth herein on behalf of WorldCom and Sub.

   The undersigned acknowledges that (i) your opinion will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) your opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

   The undersigned acknowledges that your opinion will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinion.

                                          Very truly yours,

                                          MCI WorldCom, Inc.,


                                           by _________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT D

                                                         TO THE MERGER AGREEMENT

                                 [Letterhead of
                            Cravath, Swaine & Moore]

                                                                [Effective Date]

                                Merger Agreement
                              dated May 28, 1999,
                  Among MCI WORLDCOM, Inc., Empire Merger Inc.
                        and SkyTel Communications, Inc.

Ladies and Gentlemen:

   We have acted as special tax counsel for MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), in connection with the proposed merger (the "Merger") of SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), with and into Empire Merger Inc., a Delaware corporation and wholly owned subsidiary of WorldCom ("Sub"), pursuant to a Merger Agreement, dated May 28, 1999 (the "Merger Agreement"), among WorldCom, Sub and SkyTel. In the Merger, each issued and outstanding share of SkyTel's common stock, par value $.01 ("SkyTel Common Stock"), other than any such shares owned directly by SkyTel, WorldCom or Sub, will be converted into common stock, par value $.01 per share, of WorldCom ("WorldCom Common Stock") and each issued and outstanding share of SkyTel's $2.25 cumulative convertible exchangeable preferred stock, par value $.01 per share, other than shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom.

   In that connection, you have requested our opinion regarding the material U.S. Federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, the registration statement on Form S-4 (the "Registration Statement"), which includes the Information Statement/Prospectus of SkyTel and WorldCom, as filed with the Securities and Exchange Commission, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete,
(iii) the representations made to us by SkyTel and WorldCom in their respective letters to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true, correct and complete (such letters, the "Representation Letters"), and (iv) any representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

   Based upon the foregoing, we are of opinion that, for U.S. Federal income tax purposes, (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) SkyTel, WorldCom and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

   Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions. Our opinions are based upon current statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

   We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the reference to us in the Proxy Statement/Prospectus under the caption "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

   This opinion is being provided solely for the benefit of WorldCom. No other person or party shall be entitled to rely on this opinion.

                                          Very truly yours,

                                                                       EXHIBIT E

                                                         TO THE MERGER AGREEMENT

                                 [Letterhead of
                          Jones, Day, Reavis & Pogue]

                                                                [Effective Date]

Ladies & Gentlemen:

   We have acted as counsel to SkyTel Communications, Inc., a Delaware corporation ("SkyTel"), in connection with the proposed merger of SkyTel with and into Empire Merger Inc., a Delaware corporation ("Sub") and a wholly owned subsidiary of MCI WorldCom, Inc., a Georgia corporation ("WorldCom"), pursuant to the Agreement and Plan of Merger, dated as of May 28, 1999 (the "Merger Agreement"), by and among WorldCom, Sub, and SkyTel. In the Merger, each issued and outstanding share of SkyTel's common stock, par value $.01 per share, other than any shares owned directly by SkyTel, WorldCom or Sub, will be converted into common stock, par value $.01 per share, of WorldCom and each issued and outstanding share of the SkyTel's $2.25 cumulative convertible exchangeable preferred stock, par value $.01 per share, other than any shares owned directly by SkyTel, WorldCom or Sub, will be converted into one share of $2.25 Cumulative Convertible Exchangeable Preferred Stock, par value $.01 per share, of WorldCom. This opinion is being delivered pursuant to Section 6.03(c) of the Merger Agreement. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Merger Agreement.

   In rendering our opinion, we have reviewed and relied upon (i) the Merger Agreement, (ii) the registration statement on Form S-4 (the "Registration Statement"), which includes the Information Statement/Prospectus of SkyTel and WorldCom, as filed with the Securities and Exchange Commission, and (iii) such other documents, records, instruments and information as we have deemed necessary or appropriate for purposes of our opinion.

   In addition, we have assumed, with your consent, that (i) SkyTel will merge with and into Sub, with Sub being the surviving entity (ii) the Merger will be effected in accordance with the Merger Agreement and in the manner contemplated by the Registration Statement and will qualify as a merger under the General Corporation Law of the State of Delaware, (iii) all the provisions of the Merger Agreement will be complied with, (iv) the representations of SkyTel and WorldCom set forth in their respective letters (the "Representation Letters") to us each dated as of the date hereof, and delivered to us for purposes of this opinion are true and correct on and as of the date hereof, and (v) any representations made in the Representation Letters or in the Merger Agreement that are qualified by reference to the knowledge of the representor are true, correct, and complete without such qualification.

   Our opinion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing, temporary and currently proposed Treasury Regulations promulgated thereunder, existing administrative rulings and practices of the Internal Revenue Service, and existing judicial decisions, all of which are subject to change at any time. It should be noted that future legislative, judicial or administrative actions, decisions or interpretations, which may be retroactive in effect, could materially affect our opinion.

   Based upon and subject to the foregoing, as well as the limitations and qualifications set forth below, it is our opinion that:

     1. The Merger will qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

     2. SkyTel, WorldCom and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code.

   We have not considered and do not express any opinion as to any federal income tax consequences of the Merger other than those expressly stated above. We have also not considered and do not express any opinion with respect to the tax consequences of the Merger under any state, local or foreign tax law.

   An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court will not take a contrary position with respect to the conclusions set forth above.

   The opinions expressed in this letter take into account laws, interpretations of laws, and facts known to us as of the date of this letter. We undertake no responsibility to advise you of changes in laws or interpretations of laws or facts that come to our attention after that time.

   This opinion is being furnished to you solely for your use and benefit in connection with the Merger and is not intended to be relied upon by other persons in any manner or for any purpose.

                                          Very truly yours,

                                                                         ANNEX B

   Stock Option Agreement dated as of May 28, 1999 (the "Agreement"), by and between SkyTel Communications, Inc., a Delaware corporation ("Issuer"), and MCI WorldCom, Inc., a Georgia corporation ("Grantee").

                                    RECITALS

   A. Grantee, Empire Merger Inc., a wholly owned Subsidiary of Grantee ("Sub"), and Issuer have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the Merger of Issuer with and into Sub, with Sub as the surviving corporation in the Merger and becoming a wholly owned Subsidiary of Grantee; and

   B. As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

   Now, Therefore, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, Issuer and Grantee agree as follows:

   1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 7,500,000 (as adjusted as set forth herein) shares (the "Option Shares") of common stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $21.23 (as adjusted as set forth herein) per Option Share (the "Purchase Price").

   2. Exercise of Option. (a) Grantee may exercise the Option, with respect to any or all of the Option Shares at any time or times, subject to the provisions of Section 2(c), after the occurrence of any event as a result of which Grantee is entitled to receive the Termination Fee pursuant to Section 5.09(b) of the Merger Agreement (a "Purchase Event"); provided, however, that (i) except as provided in the last sentence of this Section 2(a), the Option will terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) 12 months after the first occurrence of a Purchase Event, and (C) termination of the Merger Agreement in accordance with its terms prior to the occurrence of a Purchase Event, unless, in the case of clause (C), Grantee has the right to receive a Termination Fee following such termination upon the occurrence of certain events, in which case the Option will not terminate until the later of (x) six months following the time such Termination Fee becomes payable and (y) the expiration of the period in which Grantee has such right to receive a Termination Fee, and (ii) any purchase of Option Shares upon exercise of the Option will be subject to compliance with the HSR Act and the obtaining or making of any consents, approvals, orders, notifications, filings or authorizations, the failure of which to have obtained or made would have the effect of making the issuance of Option Shares to Grantee illegal (the "Regulatory Approvals"). Notwithstanding the termination of the Option, Grantee will be entitled to purchase the Option Shares if it has exercised the Option in accordance with the terms hereof prior to the termination of the Option and the termination of the Option will not affect any rights hereunder which by their terms do not terminate or expire prior to or as of such termination.

   (b) In the event that Grantee is entitled to and wishes to exercise the Option, it will send to Issuer a written notice (an "Exercise Notice"; the date of which being herein referred to as the "Notice Date") to that effect which Exercise Notice also specifies the number of Option Shares, if any, Grantee wishes to purchase pursuant to this Section 2(b), the number of Option Shares, if any, with respect to which Grantee wishes to exercise its Cash- Out Right (as defined herein) pursuant to Section 6(c), the denominations of the certificate or certificates evidencing the Option Shares which Grantee wishes to purchase pursuant to this Section 2(b) and a date (an "Option Closing Date"), subject to the following sentence, not earlier than three business days nor later than 20 business days from the Notice Date for the closing of such purchase (an "Option Closing"). Any

Option Closing will be at an agreed location and time in New York, New York on the applicable Option Closing Date or at such later date as may be necessary so as to comply with Section 2(a)(ii).

   (c) Notwithstanding anything to the contrary contained herein, any exercise of the Option and purchase of Option Shares shall be subject to compliance with applicable laws and regulations, which may prohibit the purchase of all the Option Shares specified in the Exercise Notice without first obtaining or making certain Regulatory Approvals. In such event, if the Option is otherwise exercisable and Grantee wishes to exercise the Option, the Option may be exercised in accordance with Section 2(b) and Grantee shall acquire the maximum number of Option Shares specified in the Exercise Notice that Grantee is then permitted to acquire under the applicable laws and regulations, and if Grantee thereafter obtains the Regulatory Approvals to acquire the remaining balance of the Option Shares specified in the Exercise Notice, then Grantee shall be entitled to acquire such remaining balance. Issuer agrees to use its reasonable efforts to assist Grantee in seeking the Regulatory Approvals.

   In the event (i) Grantee receives official notice that a Regulatory Approval required for the purchase of any Option Shares will not be issued or granted or
(ii) such Regulatory Approval has not been issued or granted within six months of the date of the Exercise Notice, Grantee shall have the right to exercise its Cash-Out Right pursuant to Section 6(c) with respect to the Option Shares for which such Regulatory Approval will not be issued or granted or has not been issued or granted.

   3. Payment and Delivery of Certificates. (a) At any Option Closing, Grantee will pay to Issuer in immediately available funds by wire transfer to a bank account designated in writing by Issuer an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased at such Option Closing.

   (b) At any Option Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer will deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Option Closing, which Option Shares will be free and clear of all Liens. If at the time of issuance of Option Shares pursuant to an exercise of the Option hereunder, Issuer shall have outstanding any securities similar to rights under a stockholder rights plan, then each Option Share issued pursuant to such exercise will also represent such a corresponding right with terms substantially the same as and at least as favorable to Grantee as are provided under any such stockholder rights plan then in effect.

   (c) Certificates for the Option Shares delivered at an Option Closing will have typed or printed thereon a restrictive legend which will read substantially as follows:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF MAY 28, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE SECRETARY OF SKYTEL COMMUNICATIONS, INC. AT ITS PRINCIPAL EXECUTIVE OFFICES."

   It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Grantee has delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

   4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act and any other Regulatory Approvals, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 6, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens, including without limitation any preemptive rights of any stockholder of Issuer.

   5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

     Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act.

   6. Adjustment upon Changes in Capitalization, Etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price thereof, will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction, so that Grantee will receive upon exercise of the Option the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to (i) any option, warrant, or other right outstanding as of the date of this Agreement pursuant to which the Issuer has an obligation to issue additional shares of Issuer Common Stock or (ii) an event described in the first sentence of this Section 6(a)) or if the number of outstanding shares of Issuer Common Stock is reduced, the number of shares of Issuer Common Stock subject to the Option will be adjusted so that it equals the same percentage of the aggregate number of shares of Issuer Common Stock issued and outstanding after giving effect to such issuance as immediately prior to such issuance, in each case without giving effect to any shares subject to or issued pursuant to the Option.

   (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, in the event that Issuer enters into an agreement (i) to consolidate with or merge into any Person, other than Grantee or one of its Subsidiaries, and Issuer will not be the continuing or surviving corporation in such consolidation or merger, (ii) to permit any Person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer will be the continuing or surviving corporation, but in connection with such merger, the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately prior to the consummation of such merger will, after such merger, represent less than 50% of the outstanding voting securities of the surviving company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any Person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction will make proper provision so that the Option will, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option with identical terms appropriately adjusted to acquire the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such consolidation, merger, sale, or transfer, or the record date therefor, as applicable and make any other necessary adjustments.

   (c) If, at any time during the period commencing on a Purchase Event and ending on the termination of the Option in accordance with Section 2, Grantee sends to Issuer an Exercise Notice indicating Grantee's election to exercise its right (the "Cash-Out Right") pursuant to this Section 6(c), then Issuer shall pay to Grantee, on the Option Closing Date, in exchange for the cancellation of the Option with respect to such number of Option Shares as Grantee specifies in the Exercise Notice, an amount in cash equal to such number of Option Shares multiplied by the difference between (i) the average closing price, for the 10 trading days commencing on the 12th trading day immediately preceding the Notice Date, per share of Issuer Common Stock as reported on The Nasdaq National Market (or, if not listed on The Nasdaq National Market, as reported on any other national securities exchange or national securities quotation system on which the Issuer Common Stock is listed or quoted, as reported in The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "Closing Price") and
(ii) the Purchase Price. Notwithstanding the termination of the Option, Grantee will be entitled to exercise its rights under this Section 6(c) if it has exercised such rights in accordance with the terms hereof prior to the termination of the Option.

   7. Registration Rights. Issuer will, if requested by Grantee at any time and from time to time within two years of the exercise of the Option, as expeditiously as possible prepare and file up to three registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer will use its reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 4.9% of the then-outstanding voting power of Issuer. Issuer will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor, and to keep such registration statement effective for such period not in excess of 180 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 60 calendar days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Issuer or otherwise interfere with or adversely affect any pending or proposed offering of securities of Issuer or any other material transaction involving Issuer. Any registration statement prepared and filed under this Section 7, and any sale covered thereby, will be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee will provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If, during the time periods referred to in the first sentence of this Section 7, Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it will allow Grantee the right to participate in such registration, and such participation will not affect the obligation of Issuer to effect demand registration statements for Grantee under this Section 7; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer will include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 7, Issuer and Grantee will provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification, and contribution in connection with such registration.

   8. Limitation on Profit. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as defined below) plus any Termination Fee paid to Grantee pursuant to Section 5.09(b) of the Merger Agreement exceed in the aggregate $43.75 million and, if the total amount that otherwise would be received by Grantee would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Issuer Common Stock subject to the Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee against the refund of the Purchase Price therefore, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit, when aggregated with such Termination Fee so paid to Grantee, shall not exceed $43.75 million after taking into account the foregoing actions.

   (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of Option Shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) that, together with any Termination Fee theretofore paid to Grantee, would exceed $43.75 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

   (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 6(c), (ii)(x) the net cash amounts or the fair market value of any property received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, but in no case less than the fair market value of such Option Shares, less (y) the Grantee's purchase price of such Option Shares, and
(iii) the net cash amounts received by Grantee on the transfer (in accordance with Section 12(g) hereof) of the Option (or any portion thereof) to any unaffiliated party.

   (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposal assuming for such purpose that the Option were exercised on such date for such number of Option Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price on The Nasdaq National Market for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions.)

   9. Transfers. The Option Shares may not be sold, assigned, transferred, or otherwise disposed of except (i) in an underwritten public offering as provided in Section 7 or (ii) to any purchaser or transferee who would not, to the knowledge of Grantee after reasonable inquiry immediately following such sale, assignment, transfer or disposal, beneficially own more than 4.9% of the then-outstanding voting power of the Issuer; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of the Board of Directors of Issuer (which majority shall include a majority of directors who were directors as of the date hereof).

   10. Quotation. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on The Nasdaq National Market (or any other national securities exchange or national securities quotation system), Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on The Nasdaq National Market (or any such other national securities exchange or national securities quotation system) and will use reasonable efforts to obtain approval of such listing as promptly as practicable.

   11. Loss or Mutilation. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered will constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed, or mutilated shall at any time be enforceable by anyone.

   12. Miscellaneous. (a) Expenses. Except as otherwise provided in this Agreement or in the Merger Agreement, each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

   (b) Amendment. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties.

   (c) Extension; Waiver. Any agreement on the part of a party to waive any provision of this Agreement, or to extend the time for performance, will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

   (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Merger Agreement (including the documents and instruments attached thereto as exhibits or schedules or delivered in connection therewith) and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and (ii) except as provided in Section 8.06 of the Merger Agreement, are not intended to confer upon any Person other than the parties any rights or remedies.

   (e) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

   (f) Notices. All notices, requests, claims, demands, and other communications under this Agreement shall be sent in the manner and to the addresses set forth in the Merger Agreement.

   (g) Assignment. Neither this Agreement, the Option nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Issuer or Grantee without the prior written consent of the other, except that Grantee may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Grantee, but no such assignment shall relieve Grantee of any of its obligations hereunder. Any assignment or delegation in violation of the preceding sentence will be void. Subject to the first and second sentences of this Section 12(g), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

   (h) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee will execute and deliver all other documents and instruments and take all other actions that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

   (i) Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and

(iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

   (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   In Witness Whereof, Issuer and Grantee have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                                          SkyTel Communications, Inc.,

                                                /s/ John T. Stupka
                                           by _________________________________
                                             Name: John T. Stupka
                                             Title:President and Chief
                                             Executive Officer

                                          MCI WorldCom, Inc.,

                                                /s/ Bernard J. Ebbers
                                           by _________________________________
                                             Name: Bernard J. Ebbers
                                             Title:  President and Chief
                                                   Executive Officer

                                                                         ANNEX C



                                                                    May 28, 1999

The Board of Directors
SkyTel Communications, Inc.
200 South Lamar Street
Jackson, Mississippi 39201

Dear Members of the Board:

   We understand that SkyTel Communications, Inc. (the "Company") is considering a transaction whereby the Company will be merged (the "Merger") with and into a wholly owned subsidiary of MCI Worldcom, Inc. ("MCI Worldcom") pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, among other things, subject to certain exceptions specified in the Merger Agreement, (i) each issued and outstanding share of the common stock of the Company ("Company Common Stock"), par value of $.01 per share, will be converted into the right to receive a number of shares (the "Common Stock Exchange Ratio") of common stock, par value of $.01 per share, of MCI Worldcom ("MCI Worldcom Common Stock") determined by dividing $20.00 by the weighted average trading price of the MCI Worldcom common stock for the 20 consecutive trading days ending with the third trading day immediately preceding the Effective Time, provided that the Common Stock Exchange Ratio shall not be less than 0.25 or greater than 0.2778, and (ii) each issued and outstanding share of the Company's $2.25 Cumulative Convertible Exchangeable Preferred Stock ("Company Preferred Stock") will be converted into an identical series of preferred stock of MCI Worldcom, subject to certain changes specified in the Merger Agreement (the "Preferred Stock Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

   You have requested our opinion as to the fairness, from a financial point of view, of (i) the Common Stock Exchange Ratio to the holders of Company Common Stock and (ii) the Preferred Stock Consideration to the holders of Company Preferred Stock.

   Warburg Dillon Read LLC ("WDR") has acted as financial advisor to the Company in connection with the Merger and will receive a fee upon the consummation thereof. In the past, WDR and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, WDR and affiliates may have traded securities of the Company or MCI Worldcom for their own accounts and, accordingly, may at any time hold a long or short position in such securities.

   Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Merger. With your consent, we have not been asked to, nor do we, offer any opinion as to the terms of the Merger Agreement or the form of the Merger. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft that we have examined, and that MCI Worldcom and the Company will comply with all the material terms of the Merger Agreement.

   In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and MCI Worldcom; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including prospective financial information prepared by management of the Company, that were provided to us by the Company and not publicly available; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of MCI Worldcom, including prospective financial information prepared by the management of MCI Worldcom and not publicly available; (iv) conducted discussions with members of the senior managements of the Company and MCI Worldcom; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of MCI Worldcom and the Company; (vi) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions; (vii) considered certain pro forma effects of the Merger on MCI Worldcom's financial statements; (viii) reviewed drafts of the Merger Agreement; (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate; and (x) reviewed historical prices and trading volumes for the equity securities of the Company and MCI Worldcom.

   In connection with our review, with your consent, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on its being complete and accurate in all material respects. In addition, with your consent, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or MCI Worldcom, nor have we been furnished with any such evaluation or appraisal. With respect to the prospective financial information referred to above, we have assumed, with your consent, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

   Based upon and subject to the foregoing, it is our opinion that, as the date hereof, (i) the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock and (ii) the Preferred Stock Consideration is fair, from a financial point of view, to the holders of the Company Preferred Stock.

                                          Very truly yours,

                                          Warburg Dillon Read LLC

       /s/ F. Davis Terry, Jr.                        /s/ Brian Hanson
By: _________________________________     By: _________________________________
         F. Davis Terry, Jr.                            Brian Hanson
          Managing Director                          Managing Director

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "GBCC") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for any action taken, or any failure to take any action, as a director, provided, however, that the Section does not permit a corporation to eliminate or limit the liability of a director for appropriating, in violation of his or her duties, any business opportunity of the corporation, for acts or omissions including intentional misconduct or a knowing violation of law, receiving from any transaction an improper personal benefit, or voting for or assenting to an unlawful distribution (whether as a dividend, stock repurchase or redemption, or otherwise) as provided in Section 14-2-832 of the GBCC. Section 14-2-202(b)(4) also does not eliminate or limit the rights of MCI WorldCom or any shareholder to seek an injunction or other nonmonetary relief in the event of a breach of a director's duty to the corporation and its shareholders. Additionally, Section 14-2-202(b)(4) applies only to claims against a director arising out of his or her role as a director, and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.

   The provisions of Article Ten of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are similar in all substantive respects to those contained in Section 14-2-202(b)(4) of the GBCC as outlined above. Article Ten further provides that the liability of directors of MCI WorldCom shall be limited to the fullest extent permitted by amendments to Georgia law.

   Sections 14-2-850 to 14-2-859, inclusive, of the GBCC govern the indemnification of directors, officers, employees, and agents. Section 14-2-851 of the GBCC permits indemnification of a director of MCI WorldCom for liability incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including, subject to certain limitations, civil actions brought as derivative actions by or in the right of MCI WorldCom) in which he or she is made a party by reason of being a director of MCI WorldCom and of directors who, at the request of MCI WorldCom, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Section permits indemnification if the director acted in good faith and reasonably believed (a) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases other than a criminal proceeding, that such conduct was at least not opposed to the best interests of the corporation, and
(c) in the case of a criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding.

   A Georgia corporation may not indemnify a director under Section 14-2-851:
(i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred by such director in connection with the proceeding provided it is determined that such director met the relevant standard of conduct set forth above, or (ii) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that he or she received an improper personal benefit, whether or not involving action in his or her official capacity.

   Prior to indemnifying a director under Section 14-2-851 of the GBCC, a determination must be made that the director has met the relevant standard of conduct. Such determination must be made under Section 14-2-855 of the GBCC by:
(i) a majority vote of a quorum consisting of disinterested directors (ii) a duly designated committee of disinterested directors; (iii) duly selected special legal counsel; or (iv) a vote of the shareholders, excluding shares owned by or voted under the control of directors who do not qualify as disinterested directors.

   Section 14-2-856 of the GBCC provides that a Georgia corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, provided that such director delivers to the corporation a written affirmation of his or her good faith belief that he or she met the relevant standard of conduct described in Section 14-2-851 of the GBCC, and a written undertaking by the director to repay any funds advanced if it is ultimately determined that such director was not entitled to such indemnification. Section 14-2-852 of the GBCC provides that directors who are successful with respect to any claim brought against them, which claim is brought because they are or were directors of MCI WorldCom, are entitled to mandatory indemnification against reasonable expenses incurred in connection therewith.

   The GBCC also allows a Georgia corporation to indemnify directors made a party to a proceeding without regard to the above-referenced limitations, if authorized by the articles of incorporation or a bylaw, contract, or resolution duly adopted by a vote of the shareholders of the corporation by a majority of votes entitled to be cast, excluding shares owned or voted under the control of the director or directors who are not disinterested, and to advance funds to pay for or reimburse reasonable expenses incurred in the defense thereof, subject to restrictions similar to the restrictions described in the preceding paragraph; provided, however, that the corporation may not indemnify a director adjudged liable (1) for any appropriation, in violation of his or her duties, of any business opportunity of MCI WorldCom, (2) for acts or omissions which involve intentional misconduct or a knowing violation of law, (3) for unlawful distributions under Section 14-2-832 of the GBCC, or (4) for any transaction in which the director obtained an improper personal benefit.

   Section 14-2-857 of the GBCC provides that an officer of MCI WorldCom (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852, subject to the same limitations as described above. In addition, MCI WorldCom may, as provided by either MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, MCI WorldCom's Restated Bylaws, general or specific actions by its board of directors, or by contract, indemnify and advance expenses to an officer, employee or agent who is not a director to the extent that such indemnification is consistent with public policy.

   The indemnification provisions of Article X of MCI WorldCom's Restated Bylaws and Article Twelve of MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, are consistent with the foregoing provisions of the GBCC. However, MCI WorldCom's Second Amended and Restated Articles of Incorporation, as amended, prohibit indemnification of a director who did not believe in good faith that his or her actions were in, or not opposed, MCI WorldCom's best interests, or to have improperly received a personal benefit, or in the case of a criminal proceeding, if such director had reasonable cause his or her conduct was unlawful, or in the case of a proceeding by or in the right of MCI WorldCom, to which such director was adjudged liable to MCI WorldCom, unless a court shall determine that the director is fairly and reasonably entitled to indemnification in view of all the circumstances. MCI WorldCom's Restated Bylaws extend the indemnification available to officers under the GBCC to employees and agents.

Item 21(a). Exhibits.

   See Exhibit Index.

Item 21(b). Financial Statement Schedules.

   All financial statement schedules of MCI WorldCom and SkyTel which are required to be included herein are included in the Annual Report of MCI WorldCom on Form 10-K for the fiscal year ended December 31, 1999 or the Annual Report on Form 10-K of SkyTel for the fiscal year ended December 31, 1999, respectively, which are incorporated herein by reference.

Item 22. Undertakings.

   (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (5) The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs 5(a)(i) and 5(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d)of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (6) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (7) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indentures Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clinton, State of Mississippi, on August 26, 1999.

                                          MCI WORLDCOM, Inc.

                                                  /s/ Scott D. Sullivan
                                          By: _________________________________
                                                     Scott D. Sullivan
                                                   Chief Financial Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Bernard J. Ebbers, Scott D. Sullivan and Charles T. Cannada, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Name                             Title                       Date
              ----                             -----                       ----
 /s/ Clifford L. Alexander, Jr.    Director                          August 26, 1999
_________________________________
   Clifford L. Alexander, Jr.
       /s/ James C. Allen          Director                          August 26, 1999
_________________________________
         James C. Allen
        /s/ Judith Areen           Director                          August 26, 1999
_________________________________
          Judith Areen
       /s/ Carl J. Aycock          Director                          August 26, 1999
_________________________________
         Carl J. Aycock
       /s/ Max E. Bobbitt          Director                          August 26, 1999
_________________________________
         Max E. Bobbitt
      /s/ Bernard J. Ebbers        Director, President and           August 26, 1999
_________________________________   Chief Executive Officer
        Bernard J. Ebbers           (Principal Executive
                                    Officer)

              Name                             Title                       Date
              ----                             -----                       ----
      /s/ Francesco Galesi         Director                          August 26, 1999
_________________________________
        Francesco Galesi
   /s/ Stiles A. Kellett, Jr.      Director                          August 26, 1999
_________________________________
     Stiles A. Kellett, Jr.
      /s/ Gordon S. Macklin        Director                          August 26, 1999
_________________________________
        Gordon S. Macklin
       /s/ John A. Porter          Director                          August 26, 1999
_________________________________
         John A. Porter
      /s/ Timothy F. Price         Director                          August 26, 1999
_________________________________
        Timothy F. Price
    /s/ Bert C. Roberts, Jr.       Chairman of the Board             August 26, 1999
_________________________________
      Bert C. Roberts, Jr.
      /s/ John W. Sidgmore         Director                          August 26, 1999
_________________________________
        John W. Sidgmore
      /s/ Scott D. Sullivan        Director and Chief Financial      August 26, 1999
_________________________________   Officer (Principal
        Scott D. Sullivan           Financial Officer and
                                    Principal Accounting
                                    Officer)
     /s/ Lawrence C. Tucker        Director                          August 26, 1999
_________________________________
       Lawrence C. Tucker
       /s/ Juan Villalonga         Director                          August 26, 1999
_________________________________
         Juan Villalonga

                                 EXHIBIT INDEX

 Exhibit
   No.                              Description
 -------                            -----------                             ---
  2.1*   Agreement and Plan of Merger by and among MCI WORLDCOM, Inc.
         ("MCI WorldCom"), SkyTel Communications, Inc. ("SkyTel") and
         Empire Merger Inc. dated as of May 28, 1999 (attached as Annex A to the Proxy Statement/Prospectus included in this Registration
         Statement)
  2.2    Stock Option Agreement by and between MCI WorldCom and SkyTel dated as of May 28, 1999 (attached as Annex B to the Proxy
         Statement/Prospectus included in this Registration Statement)
  2.3*   Agreement and Plan of Merger dated as of November 9, 1997 among
         MCI WorldCom, TC Investments Corp. and MCI Communications
         Corporation (incorporated by reference to Exhibit 2.1 to MCI
         WorldCom's Current Report on Form 8-K dated November 9, 1997
         (filed November 12, 1997) (File No. 0-11258))
  2.4*   Agreement dated as of November 9, 1997 among British
         Telecommunications plc, MCI WorldCom and MCI Communications
         Corporation (incorporated by reference to Exhibit 99.1 to MCI
         WorldCom's Current Report on Form 8-K dated November 9, 1997
         (filed November 12, 1997) (File No. 0-11258))
  2.5*   Agreement and Plan of Merger, dated as of September 7, 1997, by and among H&R Block, Inc., H&R Block Group, Inc., CompuServe
         Corporation, MCI WorldCom, and Walnut Acquisition Company,
         L.L.C. (incorporated herein by reference to Exhibit 2.1 to MCI
         WorldCom's Current Report on Form 8-K dated September 7, 1997
         (filed September 17, 1997) (File No. 0-11258))
  2.6*   Purchase and Sale Agreement by and among America Online, Inc.,
         ANS Communications, Inc. and MCI WorldCom, dated as of September
         7, 1997 (incorporated herein by reference to Exhibit 2.4 to MCI
         WorldCom's Current Report on Form 8-K dated September 7, 1997
         (File No. 0-11258))
  2.7*   Amended and Restated Agreement and Plan of Merger dated as of
         October 1, 1997 by and among MCI WorldCom, BV Acquisition, Inc.
         and Brooks Fiber Properties, Inc. (incorporated herein by
         reference to Exhibit 2.1 to MCI WorldCom's Registration
         Statement on Form S-4 (File No. 333-43253))
  4.1    Second Amended and Restated Articles of Incorporation of MCI
         WorldCom (including preferred stock designations), as amended as of May 20, 1999 (incorporated herein by reference to Exhibit 4.1 of MCI WorldCom's Quarterly Report on Form 10-Q for the
         quarterly period ended June 30, 1999 (filed August 16, 1999))
         (File No. 0-11258)
  4.2    Form of Articles of Amendment to Second Amended and Restated
         Articles of Incorporation, as amended, of MCI WorldCom
         containing the terms of the Series C $2.25 Cumulative
         Convertible Exchangeable Preferred Stock, to be in effect as of the effective time of the merger
  4.3    Restated Bylaws of MCI WorldCom (incorporated herein by
         reference to Exhibit 3.2 to MCI WorldCom's Current Report on
         Form 8-K dated September 14, 1998) (filed September 29, 1998))
         (File No. 0-11258))
  4.4    Rights Agreement dated as of August 25, 1996 between MCI
         WorldCom and The Bank of New York, which includes the form of
         Certificate of Designations, setting forth the terms of the
         Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as
         Exhibit B and the Summary of Preferred Stock Purchase Rights as
         Exhibit C (incorporated herein by reference to Exhibit 4 to MCI
         WorldCom's Current Report on Form 8-K dated August 26, 1996 (as amended) (filed August 26, 1996 (File No. 0-11258))
  4.5    Amendment No. 1 To Rights Agreement dated as of May 22, 1997 by and between MCI WorldCom and The Bank of New York, as Rights
         Agent (incorporated herein by reference to Exhibit 4.2 to
         WorldCom's Current Report on Form 8-K dated May 22, 1997 (filed
         June 6, 1997) (File No. 0-11258))

 Exhibit
   No.                             Description
 -------                           -----------                             ---
  4.6    Form of Indenture between MCI WorldCom and a trustee to be designated later relating to 4.5% Convertible Subordinated
         Debentures due 2003.
  5.1    Legality Opinion of MCI WorldCom Counsel
  8.1    Tax Opinion of Jones, Day, Reavis & Pogue
 12.1    Computation of Ratio of Earnings to Combined Fixed Charges and
         Preference Dividends
 12.2    Computation of Ratio of Earnings to Fixed Charges
 23.1    Consent of Arthur Andersen LLP
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of KPMG LLP
 23.4    Consent of Arthur Andersen LLP
 23.5    Consent of PricewaterhouseCoopers LLP
 23.6    Consent of PricewaterhouseCoopers
 23.7    Consent of MCI WorldCom Counsel (included in Exhibit 5.1)
 23.8    Consent of Jones, Day, Reavis & Pogue (included in Exhibit 8.1)
 23.9    Consent of Warburg Dillon Read LLC
 24.1    Power of Attorney (included in Signature Page)
 99.1    Form of Proxy Card for SkyTel Special Meeting


* MCI WorldCom hereby agrees to furnish supplementally a copy of any omitted schedules to this Agreement to the Securities and Exchange Commission upon its request.